Exhibit 10.1

SEPARATION AGREEMENT
This SEPARATION AGREEMENT (this “Agreement”), is dated as of September 29, 2017, by and between NACCO Industries, Inc., a Delaware corporation (“Parent”), and Hamilton Beach Brands Holding Company (“Hamilton Beach Holding”), a Delaware corporation and wholly owned Subsidiary of Parent. Parent and Hamilton Beach Holding will individually be referred to as a “Party” and collectively as the “Parties.”
RECITALS
A.    Parent intends to make a distribution to its stockholders of all of the outstanding shares of capital stock of Hamilton Beach Holding in accordance with the terms hereof (the “Spin-Off”).
B.    As a consequence of the Spin-Off, Hamilton Beach Holding will cease to be a Subsidiary of Parent.
C.    The Parties intend for the Spin-Off to qualify as a tax-free spin-off under Section 355 of the Internal Revenue Code of 1986, as amended (the “Code”).
D.    Parent and Hamilton Beach Holding desire to allocate certain rights and responsibilities of Parent, Hamilton Beach Holding and their respective Subsidiaries and successors for periods before and after the Spin-Off.
Accordingly, the Parties agree as follows:

I.	DEFINITIONS

1.1Definitions. In addition to the terms defined elsewhere herein, as used in this Agreement, the following terms will have the meanings specified below when used in this Agreement with initial capital letters:

“Action” means any controversy, claim, action, litigation, arbitration, mediation or any other proceeding by or before any Governmental Entity, arbitrator, mediator or other Person acting in a dispute resolution capacity, or any investigation, subpoena or demand preliminary to any of the foregoing.
“Affiliate” means, with respect to a Person, another Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For purposes of this definition “control” as applied to any Person means the possession, directly or indirectly, of the power to vote five percent or more of the securities entitled to vote or otherwise to direct or cause the direction of, the management and policies of such Person, whether through the ownership of securities entitled to vote, by contract or otherwise. For purposes of this definition, Affiliate will not include any individual controlling Hamilton Beach Holding or Parent and, following the Spin-Off; Hamilton Beach Holding and Parent will not be deemed to be Affiliates.
“Agent” has the meaning set forth in Section 2.3.
“Agreement” has the meaning set forth in the Preamble.
“Business Day” means any day on which commercial banks in Cleveland, Ohio are not required or authorized to be closed by Law or executive order.
“Code” has the meaning set forth in Recital C.
“Confidential Information” has the meaning set forth in Section 4.6.
“Damages” has the meaning set forth in Section 5.1.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

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“GAAP” means United States generally accepted accounting principles as in effect at the time of determination, consistently applied.
“Governmental Entity” means any arbitrator, court, judicial, legislative, administrative or regulatory agency, commission, department, board, bureau, body or other governmental authority or instrumentality or any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, whether foreign, federal, state or local.
“Hamilton Beach Holding” has the meaning set forth in the Preamble.
“Hamilton Beach Holding Class A Common Stock” means the Class A common stock of Hamilton Beach Holding, par value $0.01 per share.
“Hamilton Beach Holding Class B Common Stock” means the Class B common stock of Hamilton Beach Holding, par value $0.01 per share.
“Hamilton Beach Holding Common Stock” means the Hamilton Beach Holding Class A Common Stock and the Hamilton Beach Holding Class B Common Stock, taken together.
“Hamilton Beach Holding Group” means, as the context may require, (i) Hamilton Beach Holding and (ii) any one or more Affiliates of Hamilton Beach Holding following the Spin-Off.
“Hamilton Beach Holding Indemnified Parties” has the meaning set forth in Section 5.1.
“HBB Pension Plan” has the meaning set forth in Section 3.2.
“HBH Benefit Plans” has the meaning set forth in Section 3.3(a).
“HBH Participants” has the meaning set forth in Section 3.3(a).
“Indemnified Party” has the meaning set forth in Section 5.5.
“Indemnifying Party” has the meaning set forth in Section 5.5.
“Law” means any statute, law, ordinance, rule or regulation of any Governmental Entity.
“Liability” or “Liabilities” mean all debts, liabilities, losses and obligations whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and whether or not the same would properly be reflected on a balance sheet; provided that, except for references in Articles III and V, “Liabilities” will not include any liabilities for or in respect of Taxes, which will be governed solely by the Tax Allocation Agreement, or any liabilities for or in respect of any benefit plans, programs, agreements, and arrangements, which will be governed solely by Articles III and V of this Agreement.
“Order” means any order, judgment, ruling, decree, writ, permit, license or other requirement of any Governmental Entity.
“Parent” has the meaning set forth in the Preamble.
“Parent Benefit Plans” has the meaning set forth in Section 3.3(b).
“Parent Board” has the meaning set forth in Section 2.1.
“Parent Class A Common Stock” means the Class A common stock of Parent, par value $1.00 per share.
“Parent Class B Common Stock” means the Class B common stock of Parent, par value $1.00 per share.
“Parent Common Stock” means the Parent Class A Common Stock and the Parent Class B Common Stock, taken together.

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“Parent Group” means, as the context may require, (i) Parent and (ii) any one or more Affiliates of Parent following the Spin-Off.
“Parent Indemnified Parties” has the meaning set forth in Section 5.2.
“Parent Participants” has the meaning set forth in Section 3.3(b).
“Parent Pension Plan” has the meaning set forth in Section 3.2.
“Party” and “Parties” have the meanings set forth in the Preamble.
“Person” means any individual or legal entity, including any partnership, joint venture, corporation, trust, unincorporated organization, limited liability company or Governmental Entity.
“Record Date” means the close of business on the date to be determined by the Board of Directors of Parent as the record date for determining stockholders of Parent entitled to receive Hamilton Beach Holding Common Stock in the Spin-Off, which date will be a business day preceding the day of the Spin-Off Date.
“Retained Name” has the meaning set forth in Section 4.7.
“Share Issuance” has the meaning set forth in Section 2.2.
“Shared Contract” has the meaning set forth in Section 2.7.
“Spin-Off” has the meaning set forth in Recital A.
“Spin-Off Date” means the date on which the Spin-Off occurs.
“Stockholders’ Agreement” means the Stockholders’ Agreement, dated as of the date hereof, by and between Hamilton Beach Holding and certain other parties, the form of which is attached hereto as Exhibit A.
“Subsidiary” of any Person means (i) any Person whose financial results are required to be consolidated with the financial results of the first Person in the preparation of the first Person’s financial statements under GAAP or (ii) for purposes of Article III, any nonconsolidated project mine subsidiary of The North American Coal Corporation.
“Tax Allocation Agreement” means the Tax Allocation Agreement, dated as of the date hereof, by and between Parent and Hamilton Beach Holding, the form of which is attached hereto as Exhibit B.
“Taxes” has the meaning set forth in the Tax Allocation Agreement; provided, however; that such term will not include any Liabilities owed to, or imposed by, the Pension Benefit Guaranty Corporation under ERISA.
“Termination Date” has the meaning set forth in Section 7.1.
“Transfer Restriction Agreement” means the Transfer Restriction Agreement, dated as of the date hereof, by and between Hamilton Beach Holding and certain other parties, the form of which is attached hereto as Exhibit C.
“Transition Services Agreement” means the Transition Services Agreement, dated as of the date hereof, by and between Parent and Hamilton Beach Holding in substantially the form attached hereto as Exhibit D.
1.2Interpretation. (a)    When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference will be to an Article or Section or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” Unless the context otherwise requires, (i) “or” is disjunctive but not necessarily exclusive, (ii) words in the singular include the plural and vice versa, (iii) the use in this Agreement of a pronoun in reference to a Party includes the masculine, feminine or neuter, as the context may require, and (iv) terms used herein which are defined in GAAP have the meanings ascribed to them therein. This Agreement will not be interpreted or construed to require any Person to take any action, or fail to take any action, that would violate any applicable Law.

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(b)    The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

II.	SPIN-OFF

2.1The Spin-Off. Subject to the satisfaction, or to the extent permitted by applicable Law, waiver of the conditions set forth in Article VI, the Board of Directors of Parent (the “Parent Board”) has approved the Spin-Off and established the Record Date and the Spin-Off Date and any procedures it determined to be necessary or appropriate in connection therewith.

2.2Hamilton Beach Holding Share Issuance. Prior to the Spin-Off Date, Parent will take, or cause to be taken, all actions necessary to issue to Parent such number of shares of Hamilton Beach Holding Common Stock, including, if applicable, by reclassifying the current outstanding shares of Hamilton Beach Holding Common Stock (the “Share Issuance”), for the purpose of increasing the outstanding shares of Hamilton Beach Holding Common Stock such that, immediately prior to the Spin-Off Date, Hamilton Beach Holding will have not less than an aggregate number of outstanding shares of Hamilton Beach Holding Class A Common Stock and Hamilton Beach Holding Class B Common Stock that is equal to one share of Hamilton Beach Holding Class A Common Stock and one share of Hamilton Beach Holding Class B Common Stock for each share of Parent Common Stock issued and outstanding on the Record Date.

2.3     Delivery of Shares to the Agent. On or prior to the Spin-Off Date, Parent will authorize the book-entry transfer by Parent’s transfer agent, (the “Agent”) of all of the outstanding shares of Hamilton Beach Holding Common Stock to be distributed in connection with the Spin-Off. After the Spin-Off Date, upon the request of the Agent, Hamilton Beach Holding will provide all book-entry transfer authorizations that the Agent requires in order to effect the Spin-Off of the shares of Hamilton Beach Holding Common Stock to Parent stockholders.

2.4     The Spin-Off. On the terms and subject to the conditions of this Agreement, following consummation of the Share Issuance, Parent will distribute and pay all of the shares of Hamilton Beach Holding Common Stock held by Parent to Parent stockholders at a rate of one share of Hamilton Beach Holding Class A Common Stock and one share of Hamilton Beach Holding Class B Common Stock to each holder of Parent Common Stock then outstanding. Until the consummation of the Spin-Off, Parent will own and the Agent will hold the shares of Hamilton Beach Holding Common Stock as nominee on behalf of and for the benefit of Parent. Upon consummation of the Spin-Off, pursuant to, and in accordance with the terms hereof, the Agent will distribute by book-entry transfer (i) in respect of each outstanding share of Parent Class A Common Stock held by holders of record of Parent Class A Common Stock on the Record Date, one share of Hamilton Beach Holding Class A Common Stock and one share of Hamilton Beach Holding Class B Common Stock and (ii) in respect of each outstanding share of Parent Class B Common Stock held by holders of record of Parent Class B Common Stock on the Record Date, one share of Hamilton Beach Holding Class A Common Stock and one share of Hamilton Beach Holding Class B Common Stock.

2.5     Fractional Shares. No certificate representing fractional shares of Hamilton Beach Holding Common Stock will be issued as part of the Spin-Off. Each holder of Parent Common Stock who otherwise would have been entitled to a fraction of a share of Hamilton Beach Holding Class A Common Stock or Hamilton Beach Holding Class B Common Stock pursuant to Section 2.4 (after aggregating all of such Person’s shares of Hamilton Beach Holding Class A Common and aggregating all of such Person’s shares of Hamilton Beach Holding Class B Common Stock immediately prior to the consummation of the Spin-Off) will receive a cash payment in lieu of such fractional shares. Parent will instruct the Agent to (i) determine the number of whole shares and fractional shares of Hamilton Beach Holding Class A Common Stock and Hamilton Beach Holding Class B Common Stock allocable to each holder of record or beneficial owner of Parent Common Stock on the Spin-Off Date, (ii) aggregate all such fractional shares into whole shares of Hamilton Beach Holding Class A Common Stock and Hamilton Beach Holding Class B Common Stock, (iii) convert the whole shares of Hamilton Beach Holding Class B Common Stock into shares of Hamilton Beach Holding Class A Common Stock, (iv) sell the whole shares of Hamilton Beach Holding Class A Common Stock pursuant to clauses (ii) and (iii) in the open market on behalf of holders of record or beneficial owners who otherwise would be entitled to receive fractional shares of Hamilton Beach Holding Common Stock, and (v) distribute to each such holder or for the benefit of each such beneficial owner such holder’s or owner’s ratable share of the total proceeds (net of total selling and conversion expenses) of such sale; provided, however, that the Agent will have sole discretion to determine when, how, through which broker-dealer and at what price to execute the sales; provided, further, that neither the Agent nor any broker-dealer used by the Agent will be an Affiliate of Parent or Hamilton Beach Holding; provided, further, that no holder of Parent Common Stock will be entitled to receive in cash in excess of the value of two shares of Hamilton Beach Holding Class A Common Stock.

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2.6     Intercompany Matters. As of immediately prior to the Spin-Off Date, all rights and Liabilities of, from or to any member of the Parent Group, on the one hand, and any member of the Hamilton Beach Holding Group, on the other hand, will be netted against each other and the resulting balance will be cash settled as applicable, by Parent or Hamilton Beach Holding, as the case may be, and all contracts between or among such parties will terminate, in each case other than under this Agreement or any of the other agreements or instruments contemplated hereby or any Liabilities arising therefrom. In the event any such intercompany amounts are identified following the Spin-Off Date that were not netted as contemplated by the preceding sentence, such amounts will be cash settled when they arise or are identified. In the event of any refund or credit relating to the Hamilton Beach Holding Group or the Parent Group is received by the other group after the Spin-Off Date, such other group will provide the Hamilton Beach Holding Group or Parent Group, as applicable, with the benefit of such refund or credit.

2.7    Treatment of Shared Services.  Any contract that is listed on Schedule 1 (a “Shared Contract”), shall be assigned in part to Hamilton Beach Holding, if so assignable, or appropriately amended so that each Hamilton Beach Holding and Parent shall be entitled to the rights and benefits, and shall assume the related portion of any liabilities, inuring to their respective businesses; provided, however, that (x) in no event shall Parent be required to assign (or amend) any Shared Contract in its entirety or to assign a portion of any Shared Contract which is not assignable (or cannot be amended) by its terms (including any terms imposing consents or conditions on an assignment where such consents or conditions have not been obtained or fulfilled), and (y) if any Shared Contract cannot be so partially assigned by its terms or otherwise, cannot be amended or has not for any other reason been assigned or amended, or if such assignment or amendment would impair the benefit the parties thereto derive from such Shared Contract, Hamilton Beach Holding shall use commercially reasonable efforts to enter into a separate contract pursuant to which it procures such rights and obligations as are necessary and Parent shall cooperate with Hamilton Beach Holding in any reasonable arrangement designed to provide Hamilton Beach Holding with all of the benefits under such Shared Contracts until Hamilton Beach Holding enters into such separate contract.

III.	EMPLOYEE MATTERS

3.1    Employees. All employees of Hamilton Beach Holding or its Subsidiaries immediately prior to the Spin-Off will remain employed by Hamilton Beach Holding or its Subsidiaries immediately following the Spin-Off.

3.2    Pension Benefits. On and following the Spin-Off Date, Hamilton Beach Holding and its Subsidiaries will retain sponsorship of and be solely responsible for the management and administration of any defined benefit pension plan, including the Hamilton Beach Brands, Inc. Pension Plan, that was sponsored by Hamilton Beach Holding or one of its Subsidiaries on the Spin-Off Date (collectively the “HBH Pension Plans”) and Parent and its Subsidiaries (other than Hamilton Beach Holding and its Subsidiaries) will retain sponsorship of and be solely responsible for the management and administration of any defined benefit pension plan, including: (i) The Combined Defined Benefit Plan for NACCO Industries, Inc. and Its Subsidiaries;(ii) Pension Plan for Union Employees of Bisti Fuels Company, LLC; (iii) The Coteau Properties Company Pension Plan; (iv) The Falkirk Mining Company Pension Plan; and (v) the Sabine Mining Company Pension Plan that were or are sponsored by Parent or one of its Subsidiaries (other than Hamilton Beach Holding and its Subsidiaries) on the Spin-Off Date (collectively the “Parent Pension Plans”).

3.3    Other Employee Benefits.

(a)Employees and former employees of Hamilton Beach Holding or its Subsidiaries (“HBH Participants”) are currently provided retirement and welfare benefits under employee benefit plans, programs, policies or arrangements that are sponsored and maintained by Hamilton Beach Holding or its Subsidiaries (collectively, the “HBH Benefit Plans”). On and after the Spin-Off Date, the HBH Participants will continue to receive benefits under the HBH Benefit Plans. Effective as of the Spin-Off Date, Parent and its Subsidiaries (other than Hamilton Beach Holding and its Subsidiaries) (i) will have no Liability or obligations, and Hamilton Beach Holding and its Subsidiaries agree to assume and pay for any Liabilities or obligations, under or relating to the HBH Benefit Plans, including the HBH Pension Plans, including as required by, or imposed pursuant to applicable Law and (ii) will have no responsibility for the administration of the HBH Benefit Plans, including the HBH Pension Plans.
(b)Employees and former employees of Parent and its Subsidiaries (other than Hamilton Beach Holding and its Subsidiaries) (“Parent Participants”) are currently provided retirement and welfare benefits under employee benefit plans, programs, policies or arrangements that are sponsored and maintained by Parent or its Subsidiaries (other than Hamilton Beach Holding and its Subsidiaries) (collectively, the “Parent Benefit Plans”). On and after the Spin-Off Date, the Parent Participants will continue to receive benefits under the Parent Benefit Plans. Effective as of the Spin-Off Date, Hamilton Beach Holding and its Subsidiaries (i) will have no Liability or obligations, and Parent and its Subsidiaries (other than Hamilton Beach Holding and its Subsidiaries) agree to assume and pay for any Liabilities or obligations, under or relating to

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the Parent Benefit Plans, including the Parent Pension Plans, including as required by, or imposed pursuant to applicable Law and (ii) will have no responsibility for the administration of the Parent Benefit Plans, including the Parent Pension Plans.

(c)Prior to the Spin-Off Date, Hamilton Beach Holding and Parent will mutually agree to a fair allocation of Alfred M. Rankin, Jr.’s compensation and employee benefits between the two companies.

3.4    Other Benefit Matters.

(a)Nothing contained herein will in any way alter the right of Parent or Hamilton Beach Holding or any of their respective Subsidiaries, before or after the Spin-Off Date, to amend or terminate any Parent Benefit Plan or HBH Benefit Plan, as applicable, in accordance with its terms and applicable Law or to terminate the employment or service of any person at any time in accordance with applicable Law. Nothing contained herein will be construed to create any third-party beneficiary rights in any person, including without limitation any Parent Participant or HBH Participant (including any dependent or beneficiary thereof) nor will anything contained herein be deemed to amend any Parent Benefit Plan or HBH Benefit Plan.

(b)On or before the Spin-Off Date, Parent and Hamilton Beach Holding agree that (i) they will take such actions as they determine are necessary and advisable to establish separate administrative services agreements and funding vehicles for the HBH Benefit Plans (including the HBH Pension Plans) and Parent Benefit Plans (including the Parent Pension Plans) and/or to provide for transitional services related thereto and (ii) they will use reasonable, good faith efforts to cooperate with each other and take such steps as are necessary and advisable to implement the actions described in this Article III.

(c)After the Spin-Off Date, Parent and Hamilton Beach Holding will continue to cooperate in good faith and share (to the extent permissible under applicable privacy, data protection and similar laws) all relevant documents, payroll and employment information as needed with respect to the continued administration of the HBH Benefit Plans (and the HBH Pension Plans) and the Parent Benefit Plans (and the Parent Pension Plans); provided that requests for cooperation must be reasonable and not interfere with daily business operations.

IV.	REPRESENTATIONS. WARRANTIES AND COVENANTS

4.1Representations. Each of Parent and Hamilton Beach Holding, as applicable, represents and warrants to the other that each Party has full power and authority to execute and deliver this Agreement and to consummate the Spin-Off. The execution and delivery of this Agreement and the consummation of the Spin-Off have been duly and validly authorized by each Party, and no other proceedings on the part of such Party or any other Person are necessary to authorize the execution and delivery by such Party of this Agreement or the consummation of the Spin-Off. This Agreement has been duly and validly executed and delivered by the Parties, and (assuming the valid execution and delivery of this Agreement by the other Parties) constitutes the legal, valid and binding agreement of such Party enforceable against it in accordance with its terms, except as such obligations and their enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally, (ii) by general principles of equity, or (iii) the power of a court to deny enforcement of remedies based on public policy.

4.2Litigation Matters. For a period of five years after the Closing Date, each Party will, to aid the other Party in the defense of any third-party Action relating to the business of the other Party to the extent such Party has personnel or information relevant to such business or Action, make available during normal business hours, but without unreasonably disrupting their respective businesses, all personnel and records in their possession, custody and/or control relating to such business reasonably necessary to permit the effective defense or investigation of such Action. If information other than that pertaining to the applicable business that is the subject of the Action is contained in such records, Parent and Hamilton Beach Holding will make reasonable efforts to protect any confidential information, including entering into appropriate confidentiality agreements. To the extent any such Action relates solely to Hamilton Beach Holding’s or any of its Subsidiaries’ businesses, all documented costs related thereto will be borne by Hamilton Beach Holding. To the extent any such Action relates solely to Parent’s or any of its Subsidiaries’ businesses (other than Hamilton Beach Holding or any of its Subsidiaries), all documented costs related thereto will be borne by Parent. To the extent any such Action relates to Parent’s or any of its Subsidiaries’ businesses (other than Hamilton Beach Holding or any of its Subsidiaries) and Hamilton Beach Holding’s or any of its Subsidiaries’ businesses, all documented costs related thereto will be allocated proportionately, based on their respective business interest in such action, between Hamilton Beach Holding and Parent.

4.3Cooperation. (a)    Parent and Hamilton Beach Holding will comply fully with all notification, reporting and other requirements under any Law or Order applicable to the Spin-Off. Parent and Hamilton Beach Holding will use their commercially reasonable efforts to obtain, as soon as practicable, the authorizations that may be or become necessary for the

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performance of their respective obligations under this Agreement and the consummation of the Spin-Off and will cooperate fully with each other in promptly seeking to obtain such authorizations, except that no such Party will be required to make any material expenditure in connection with its obligations under this Section 4.3. Where the cooperation of third parties such as insurers or trustees would be necessary in order for a Party to completely fulfill its obligations under this Agreement, such Party will use commercially reasonable efforts to cause such third parties to provide such cooperation, except that no Party will be required to make any material expenditure in connection therewith.

(b)In addition to the actions specifically provided for elsewhere in this Agreement, each of the Parties will cooperate with each other and use (and will cause their respective Subsidiaries and Affiliates to use) reasonable best efforts, prior to, at and after the Spin-Off, to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things reasonably necessary on its part permitted under applicable law to consummate and make effective the transactions contemplated by this Agreement, the Transition Services Agreement and the Tax Allocation Agreement as promptly as reasonably practicable.

(c)After the Spin-Off, except in the case of any Action by one Party or its Affiliates against the other Party or its Affiliates, each Party will use its commercially reasonable efforts to make available to the other, upon written request, the former, current and future directors, officers, employees, other personnel and agents of such Party as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such Person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents are reasonably requested in connection with any Action in which the requesting Party may from time to time be involved or any other reasonable business purpose, regardless of whether, in the case of an Action, such Action is a matter with respect to which indemnification may be sought hereunder.

(d)The obligation of the Parties to provide witnesses pursuant to this Section 4.3 is intended to be interpreted in a manner so as to facilitate cooperation.

4.4Expenses. Whether or not the Spin-Off is consummated, all costs and expenses incurred in connection with this Agreement and the Spin-Off will be borne by Parent, unless otherwise provided herein or in the Transition Services Agreement. The costs and expenses related to (a) the preparation and filing by Hamilton Beach Holding of the S-1 Registration Statement with the Securities and Exchange Commission (the “Commission”), including printing and engraving fees (b) law firm written deliverables and activities to prepare Hamilton Beach Holding personnel for public company service, (c) independent public accounting firm written deliverables and activities prepared or undertaken in connection with the S-1 Registration Statement, (d) the listing of Hamilton Beach Holding shares on the New York Stock Exchange and (e) transfer agent and registrar services associated with Hamilton Beach Holding shares (collectively, “Hamilton Beach Holding Spin-Off Costs”) will be borne by Hamilton Beach Holding in the event the Spin-Off is consummated; however in the event that the Spin-Off is not consummated, Parent will bear the Hamilton Beach Holding Spin-Off Costs. For the avoidance of doubt, each Party will bear its internal and external costs and expenses of complying with any covenant herein, except and solely to the extent otherwise provided herein.

4.5Certain Insurance Matters. (a)    With respect to any Damages suffered by Hamilton Beach Holding or any of its Subsidiaries after the Spin-Off Date relating to, resulting from or arising out of the conduct of Hamilton Beach Holding’s business prior to the Spin-Off Date for which Parent or any of its Subsidiaries would be entitled to assert, or cause any other Person to assert, a claim for recovery under any policy of insurance maintained by Parent or for the benefit of Parent or any of its Subsidiaries in respect of Hamilton Beach Holding’s business, Parent or any of its Subsidiaries, any product of Hamilton Beach Holding’s business or any Hamilton Beach Holding employee, at the request of Hamilton Beach Holding, Parent will use commercially reasonable efforts to assert and administer, or to assist Hamilton Beach Holding or any of its Subsidiaries to assert and administer, one or more claims under such policy of insurance covering such Damage if Hamilton Beach Holding or any of its Subsidiaries is not itself entitled to assert such claim, and any recovery in respect thereof will be paid to the Party suffering such Damages; provided, however, that all of Parent’s reasonable out-of-pocket costs and expenses incurred in connection with the foregoing, including retroactive or other premium increases, are promptly reimbursed by Hamilton Beach Holding. Notwithstanding the foregoing, Parent will have the sole right to administer all such claims in any manner and take any actions as it determines to be appropriate except to the extent any such administration or actions may adversely affect the availability of insurance coverage, the amount of any such coverage, the applicability of any coverage and/or the availability of future coverage or coverage limits with respect to Hamilton Beach Holding or any of its Subsidiaries, in which case any administration or actions by Parent shall only be taken after consultation with, and consent of, Hamilton Beach Holding. Nothing in this Section 4.5 will affect or modify or be deemed to affect or modify in any way any Party’s obligations under Article V of this Agreement.

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(b)As of the Spin-Off Date, Parent and Hamilton Beach Holding will each procure and maintain for not less than six years following the Spin-Off Date (the “Insurance Period”), policies of directors’ and officers’ liability insurance and fiduciary liability insurance of at least the same coverage and amounts, and containing terms and conditions which are no less advantageous to the directors and officers and fiduciaries or other trustees of either Parent or Hamilton Beach Holding, with respect to claims arising out of or relating to events which occurred before or on the Spin-Off Date. Each of Parent and Hamilton Beach Holding will cooperate with the other in the procurement of such insurance. In the event that insurance with the identical coverage and amounts is no longer available on a commercially reasonable basis during the Insurance Period, Parent and/or Hamilton Beach Holding may procure and maintain substantially similar coverage for the remainder of the Insurance Period, with the consent of the other Party, which consent will not be unreasonably withheld.

4.6Confidentiality. The Parties will keep strictly confidential any and all proprietary, technical, business, marketing, sales and other information disclosed to another Party in connection with the performance of this Agreement (the “Confidential Information”), and will not disclose the same or any part thereof to any third party, or use the same for their own benefit or for the benefit of any third party. The obligations of secrecy and nonuse as set forth herein will survive the termination of this Agreement for a period of five years. Excluded from this provision is any information available in the public domain and any information disclosed to any of the Parties by a third party who is not in breach of confidential obligations owed to another Person or entity. Notwithstanding the foregoing, each Party may disclose Confidential Information (a) to its bankers, attorneys, accountants and other advisors subject to the same confidentiality obligations imposed herein and (b) as may be required by law from time to time, provided that such Party shall provide the other Party with reasonable prior written notice of such required disclosure.

4.7 Use of Name. Hamilton Beach Holding and its Subsidiaries acknowledge and agree that Parent has prior and superior rights to use the name “NACCO” (the “Retained Name”) and is retaining all of its right, title and interest (including its trademark rights) therein and thereto. Parent and its Subsidiaries (other than Hamilton Beach Holding and its Subsidiaries) acknowledge and agree that Hamilton Beach Holding and its Subsidiaries have prior and superior rights to use the names “Hamilton Beach” and “The Kitchen Collection” and are retaining all of their rights, title and interest (including their trademark rights) therein and thereto.

V.	INDEMNIFICATION

5.1Indemnity by Parent. Following the Spin-Off, Parent will indemnify and hold harmless Hamilton Beach Holding, its Subsidiaries and each of their respective officers, directors, employees, agents and representatives and each of the successors and assigns of any of the foregoing (“Hamilton Beach Holding Indemnified Parties”) from and against and will promptly defend such parties from and reimburse such parties for any and all losses, damages, costs, expenses, Liabilities, obligations and claims of any kind, including reasonable attorneys’ fees and other costs and expenses (“Damages”), which such parties may directly or indirectly at any time suffer or incur or become subject to, as a result of or in connection with (a) any breach by Parent of any representation or warranty in this Agreement, (b) the failure by Parent to perform any covenant to be performed by it or its Subsidiaries under this Agreement in whole or in part after the Spin-Off Date, (c) the conduct of any business of Parent or its Subsidiaries other than Hamilton Beach Holding’s business prior to, on or after the Spin-Off, including any indemnity or Liability thereof or any amount due or to become due in respect of the foregoing, and (d) any obligations or Liabilities under the Parent Benefit Plans, including the Parent Pension Plan.

5.2Indemnity by Hamilton Beach Holding. Following the Spin-Off, Hamilton Beach Holding will indemnify and hold Parent, its Subsidiaries and each of their respective officers, directors, employees, agents and representatives and each of the successors and assigns of any of the foregoing (“Parent Indemnified Parties”) harmless from and against, and will promptly defend such parties from and reimburse such parties for, any and all Damages which such parties may directly or indirectly at any time suffer or incur or become subject to, as a result of or in connection with (a) any breach by Hamilton Beach Holding of any representation or warranty in this Agreement, (b) the failure by Hamilton Beach Holding to perform any covenant to be formed by it or its Subsidiaries under this Agreement in whole or in part after the Spin-Off Date, (c) the conduct of any business of Hamilton Beach Holding or its Subsidiaries prior to, on or after the Spin-Off, including any indemnity or Liability thereof or any amount due or to become due in respect of the foregoing, and (d) any obligations or Liabilities under HBH Benefit Plans, including the HBB Pension Plan.

5.3Insurance Coverage. The indemnification to which any Party is entitled hereunder will be net of all insurance proceeds actually received, if any, by the indemnified Party with respect to the losses for which indemnification is provided in Section 5.1 or Section 5.2.

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5.4Right of Party to Indemnification. Each Party entitled to indemnification hereunder will be entitled to indemnification for losses sustained in accordance with the provisions of this Article V regardless of any Law or public policy that would limit or impair the right of the Party to recover indemnification under the circumstances.

5.5Indemnification Procedures. Any Party seeking indemnification under this Article V for a third party claim (the “Indemnified Party”) must notify the Party from whom such indemnity is sought (the “Indemnifying Party”) in writing of any claim, demand, action or proceeding for which indemnification will be sought; provided, however, that the failure to so notify will not adversely impact the Indemnified Party’s right to indemnification hereunder except and solely to the extent that such failure to notify actually prejudices, or prevents the Indemnifying Party’s ability to defend such claim, demand, action or proceeding. The Indemnifying Party will have the right at its expense to assume the defense thereof using counsel reasonably acceptable to the Indemnified Party. The Indemnified Party will have the right (i) to participate, at its own expense, with respect to any claim, demand, action or proceeding that is being diligently defended by the Indemnifying Party and (ii) to assume the defense of any claim, demand, action or proceeding at the cost and expense of the Indemnifying Party if the Indemnifying Party fails or ceases to diligently defend the same. In connection with any such claim, demand, action or proceeding the Parties will cooperate with each other and provide each other with access to relevant books and records in their possession. If a firm written offer is made to the Indemnifying Party to settle any such claim, demand, action or proceeding solely in exchange for monetary sums to be paid by the Indemnifying Party (and such settlement contains a complete release of the Indemnified Party and its Subsidiaries and their respective directors, officers and employees) and the Indemnifying Party proposes to accept such settlement and the Indemnified Party refuses to consent to such settlement, then (A) the Indemnifying Party will be excused from, and the Indemnified Party will be solely responsible for, all further defense of such claim, demand, action or proceeding, (B) the maximum liability of the Indemnifying Party relating to such claim, demand, action or proceeding will be the amount of the proposed settlement if the amount thereafter recovered from the Indemnified Party on such claim, demand, action or proceeding is greater than the amount of the proposed settlement, and (C) the Indemnified Party will pay all attorneys’ fees and legal costs and expenses incurred after rejection of such settlement by the Indemnified Party; provided, however, that if the amount thereafter recovered by the third party from the Indemnified Party is less than the amount of the proposed settlement, the Indemnified Party will be reimbursed by the Indemnifying Party for such attorneys’ fees and legal costs and expenses up to a maximum amount equal to the difference between the amount recovered by the third party and the amount of the proposed settlement.

VI.	CONDITIONS

6.1Conditions to the Spin-Off. The obligations of the Parties to effect the Spin-Off are subject to the fulfillment (or waiver by Parent pursuant to Section 6.2) on or prior to the Spin-Off Date (provided that certain of such conditions will occur substantially contemporaneously with the Spin-Off) if Parent shall have determined on or prior to the Termination Date that the following conditions have been satisfied (or, if applicable, waived pursuant to Section 6.2):

(a)the Parent Board shall have determined, in its sole discretion, to effect the Spin-Off;

(b)the receipt by Parent of a written opinion, dated as of the Record Date and confirmation as of the Spin-Off Date, from McDermott, Will & Emery LLP, tax counsel to Parent, satisfactory to Parent, to the effect that the Spin-Off will qualify as a tax-free spin-off under Section 355 and related provisions of the Code. In rendering the foregoing opinion, counsel will be permitted to rely upon and assume the accuracy of certificates executed by officers of Parent and Hamilton Beach Holding containing customary representations and covenants to enable such firm to deliver the legal opinion;

(c)Parent shall have determined that all actions or filings necessary or appropriate under applicable securities laws in connection with the Spin-Off shall have been taken or made, and, where applicable, have become effective or been accepted by the applicable Governmental Authority;

(d)the Hamilton Beach Holding Class A Common Stock to be distributed to Parent stockholders in the Spin-Off shall have been accepted for listing on the NYSE or another national securities exchange acceptable to Parent in its discretion, subject to official notice of distribution;

(e)the Transition Services Agreement, Tax Allocation Agreement, Transfer Restriction Agreement and Stockholders’ Agreement shall have been duly executed and delivered by the parties thereto; and

(f)no order, injunction, decree or regulation issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing consummation of the Spin-Off or any of the transactions related thereto, shall be in effect, and no other event have occurred or failed to occur, including the initiation or threat of litigation, that Parent shall have determined is adverse to Parent or Hamilton Beach Holding.

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6.2Waiver of Conditions. The conditions set forth in Section 6.1 (excluding the condition set forth in Section 6.1(b)) may be waived in the sole discretion of the Board of Directors of Parent. The conditions set forth in Section 6.1 (excluding the condition set forth in Section 6.1(b)) are for the sole benefit of Parent and will not give rise to or create any duty on the part of Parent or the Board of Directors of Parent to waive or not waive any such conditions.

VII.	TERMINATION

7.1Termination. This Agreement may be terminated by Parent, in its sole discretion, by action of the Parent Board in its discretion at any time prior to the earlier of the Record Date or June 30, 2018 (the “Termination Date”) and notice to Hamilton Beach Holding.

7.2Effect of Termination. If this Agreement is terminated as provided in Section 7.1, then this Agreement will forthwith become void and there will be no Liability on the part of any Party to any other Party or any other Person in respect hereof regardless of the circumstances; provided, however, that in the event that Parent terminates this Agreement prior to the Record Date, Parent will bear the Hamilton Beach Holding Spin-Off Costs.

VIII.	MISCELLANEOUS

8.1Survival. The representations, warranties and covenants of the Parties contained in this Agreement or made pursuant to this Agreement will continue from and after the Spin-Off Date.

8.2Amendment. This Agreement may be amended, modified or supplemented only by the written agreement of the Parties.

8.3Waiver of Compliance. Except as otherwise provided in this Agreement, the failure by any Person to comply with any obligation, covenant, agreement or condition under this Agreement may be waived by the Person entitled to the benefit thereof only by a written instrument signed by the Person granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of: or estoppel with respect to, any subsequent or other failure. The failure of any Person to enforce at any time any of the provisions of this Agreement will in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of any Person thereafter to enforce each and every such provision. No waiver of any breach of such provisions will be held to be a waiver of any other or subsequent breach.

8.4Notices. All notices required or permitted pursuant to this Agreement must be in writing and will be deemed to be properly given when actually received by the Person entitled to receive the notice at the address stated below, or at such other address as a Party may provide by notice to the other:

If to Parent:
NACCO Industries, Inc.
5875 Landerbrook Drive, Suite 220
Cleveland, Ohio 44124-4017
Attention: John D. Neumann
Facsimile: 972.387.1031
If to Hamilton Beach Holding:
Hamilton Beach Brands Holding Company
4421 Waterfront Dr.
Glen Allen, VA 23060
Attention: Dana B. Sykes
Facsimile: 804.527.7218

8.5    Third-Party Beneficiaries. Except as otherwise expressly provided in this Agreement, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

8.6    Successors and Assigns. This Agreement will be binding upon and will inure to the benefit of the signatories hereto and their respective successors and permitted assigns. None of the Parties may assign this Agreement, or any of their

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rights or liabilities hereunder, without the prior written consent of the other Parties hereto, and any attempt to make any such assignment without such consent will be null and void. Any such assignment will not relieve the Party making the assignment from any liability under this Agreement.

8.7    Severability. The illegality or partial illegality of any or all of this Agreement or any provision hereof, will not affect the validity of the remainder of this Agreement, or any provision hereof, and the illegality or partial illegality of this Agreement will not affect the validity of this Agreement in any jurisdiction in which such determination of illegality or partial illegality has not been made, except in either case to the extent such illegality or partial illegality causes this Agreement to no longer contain all of the material provisions reasonably expected by the Parties to be contained therein.

8.8    Governing Law. This Agreement will be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to contracts made and wholly performed within such state, without regard to any applicable conflict of laws principles.

8.9    Submission to Jurisdiction; Waivers. Each Party irrevocably agrees that any legal action or proceeding with respect to this Agreement, the Spin-Off, any provision hereof, the breach, performance, validity or invalidity hereof or for recognition and enforcement of any judgment in respect hereof brought by another Party or its successors or permitted assigns may only be brought and determined in any federal or state court located in the State of Delaware, and each Party hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each Party hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, the Spin-Off, any provision hereof or the breach, performance, enforcement, validity or invalidity hereof, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable Laws, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

8.10    Counterparts. This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that each Party need not sign the same counterpart. This Agreement, to the extent signed and delivered by means of a facsimile or other electronic transmission, will be treated in all respects as an original agreement and will be considered to have the same binding legal effect as if it were a signed original.

8.11    Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement), constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement.

8.12    Determinations by Parent or Hamilton Beach Holding. Any determination required or permitted hereby to be made or taken by Parent or Hamilton Beach Holding may be made or taken by it in its sole discretion and without consideration to the other or the other’s interests. The Parties hereby expressly agree that this Agreement is to be interpreted without giving effect to prior practice or any alleged oral representations or assurances.

8.13    Exclusivity of Tax Allocation Agreement and Transition Services Agreement. The Parties agree that the Tax Allocation Agreement will be the exclusive agreement among the Parties with respect to Tax matters and the Transition Services Agreement will be the exclusive agreement among the Parties with respect to matters pertaining to transition services.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, each of the signatories hereto has caused this Agreement to be signed by its duly authorized officer as of the date first above written.
NACCO INDUSTRIES, INC.
By:    /s/ J.C. Butler, Jr.
Name:    J.C. Butler, Jr.

Title:	President and Chief Executive Officer
HAMILTON BEACH BRANDS HOLDING COMPANY
By:    /s/ Gregory H. Trepp
Name:    Gregory H. Trepp

Title:	President and Chief Executive Officer

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Schedule 1
1. Corporate Services Commercial Account Agreement, dated October 5, 2012, between NACCO Industries, Inc. and American Express Travel Related Services Company, Inc.
2. Master Services Agreement between NAVEX Global, Inc. and NACCO Industries, Inc. entered into on July 15, 2014, and Order Form 072510 dated as of July 14, 2014.
3. Sales Order Form, effective September 8, 2017, between Concur Technologies, Inc. and NACCO Industries, Inc.
4. Two (2) Letter Agreements, dated January 20, 2017, between Crowe Horwath LLP and NACCO Industries, Inc.
5. Various Agreements between The Vanguard, Inc. or its affiliates and NACCO Industries, Inc.
6. Order Form, dated November 21, 2016, between Thomson Reuters Inc. and NACCO Industries, Inc.
7. Order Form, dated March 22, 2016, between Thomson Reuters Inc. and NACCO Industries, Inc.
8. Short Form Agreement, dated February 17, 2017, between Korn Ferry Hay Group and NACCO Industries, Inc.

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Exhibit A

STOCKHOLDERS’ AGREEMENT
dated as of
September 29, 2017

1.	Definitions	1
2.	Permitted Transfers	3
3.	Transfers for Which First Refusal Procedure is Required	3
4.	First Refusal Procedures	4
5.	Representations and Warranties	6
6.	Changes in Shares of Class B Common Stock	6
7.	Compliance Provisions	7
8.	Amendment and Termination	7
9.	Further Assurances	8
10.	Miscellaneous	8
11.	Power of Attorney	8
12.	Voting of Class B Common Stock	9

STOCKHOLDERS’ AGREEMENT
This STOCKHOLDERS’ AGREEMENT (this “Agreement”) dated as of September 29, 2017 by and among the signatories hereto (“Participating Stockholders,” as described in Section 1.14 hereof), Hamilton Beach Brands Holding Company, a Delaware corporation (the “Corporation”), and the Depository (as described in Section 1.10 hereof).
W I T N E S S E T H
WHEREAS, the Participating Stockholders own of record or beneficially shares of Class B Common Stock, par value $0.01 per share (“Class B Common Stock”), of the Corporation; and
WHEREAS, the Participating Stockholders desire to subject the transfer of all of the shares of Class B Common Stock now owned or hereafter acquired by them to certain mutually agreeable limitations.
NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration had and received, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Definitions.

1.1    The term “Administrator” shall mean the Corporation, as administrator under this Agreement, shall include any other corporation or other entity to which this Agreement may be assigned, by operation of law or otherwise, in connection with any merger, reorganization, consolidation or other corporate transaction having an effect similar to the foregoing.

1.2    The term “Agreement” shall have the meaning set forth in the introductory paragraph above.

1.3    The term “Amendment” shall mean the Amendment to Stockholders’ Agreement substantially in the form of Exhibit A hereto.

1.4    The term “business day” means any day other than Saturday, Sunday or a day on which commercial banks are authorized or required to close in Cleveland, Ohio, and shall consist of the time period from 12:01 a.m. through 12:00 midnight, Eastern Standard Time or Eastern Daylight Savings Time, whichever is then in effect in Cleveland, Ohio. In computing any time period for purposes of this Agreement, the date of the event which begins the running of such time period shall be included, except that if such event occurs on other than a business day such period shall begin to run on and shall include the first business day thereafter.

1.5    The term “Charitable Organization” shall mean an organization to which contributions are deductible for federal income, estate or gift tax purposes and which is established by one or more Participating Stockholders.

1.6    The term “Class A Common Stock” shall mean Class A Common Stock, par value $0.01 per share, of the Corporation.

1.7    The term “Class B Common Stock” shall have the meaning assigned to it in the first WHEREAS clause of this Agreement.

1.8    The term “Corporation” shall have the meaning assigned to it in the introductory paragraph of this Agreement.

1.9    The term “current trust interest” means the interest of any beneficiary of a trust to whom income or principal is currently distributable either in the discretion of the trustee or otherwise.

1.10    The term “Depository” shall mean the Administrator.

1.11    The term “Family Member” shall mean Clara Taplin Rankin, Frank E. Taplin and Thomas E. Taplin, their spouses, their lineal descendants by blood or by legal adoption prior to the age of 18, the spouses of such lineal descendants, the lineal descendants of any such spouses and trusts exclusively for the benefit of any such persons. In applying the term “exclusively” for purposes of this Agreement, the interest of any Charitable Organization that is a Participating Stockholder (or does not fail to become a Participating Stockholder at the time provided in Section 1.14(c) hereof) or any contingent trust interest having at the time of transfer an actuarial value (under valuation tables then used for federal gift tax purposes for gifts between private individuals) of not more than five percent of the value of the assets of the trust or an unexercised power of appointment shall be ignored.

1.12    The term “Offered Shares” shall have the meaning assigned to it in Section 4.1(a) hereof.

1.13    The term “Offeror” shall have the meaning assigned to it in Section 4.1 hereof.

1.14    The term “Participating Stockholder” shall mean any Family Member, Charitable Organization or Participating Stockholder Organization which has executed a counterpart of this Agreement and delivered a copy thereof to all other Participating Stockholders, any Family Member, Charitable Organization or Participating Stockholder Organization, which hereafter executes and delivers an Amendment, and is bound by the terms hereof. With regard to the definition of “Participating Stockholder,” the following also shall apply:

(a)No Participating Stockholder who is a natural person shall be deemed to forfeit the status of Participating Stockholder upon divorce, remarriage or adoption.

(b)In order for a trust exclusively for the benefit of a Family Member or Members to be considered a Participating Stockholder:

(i)the trustee and all adult beneficiaries of such trusts having a current trust interest (as well as all Charitable Organization beneficiaries having a current trust interest) shall sign this Agreement as Participating Stockholders;

(ii)the trustee and a parent or legal guardian, for trusts with minor beneficiaries having a current trust interest, shall sign this Agreement on behalf of any such minor beneficiaries; or

(iii)the trustee and legal guardian, if any, for trusts with incompetent beneficiaries having a current trust interest, shall sign this Agreement on behalf of any such incompetent beneficiaries.

(c)If, at any time, any trust shall have an adult beneficiary (and such beneficiary is not incompetent) having a current trust interest or an ascertainable Charitable Organization beneficiary having a current trust interest and if such beneficiary shall fail or be unable to sign this Agreement for a period of 30 calendar days following notification to such beneficiary of the terms of this Agreement by the Depository and following signature of this Agreement by the trustee, the trust shall thereupon cease to be a Participating Stockholder and Section 3.2 of this Agreement shall then apply as if the shares of Class B Common Stock held by the trust were then to be converted. The donor of a trust that is revocable by the donor alone, during the lifetime of such donor, shall be considered the only beneficiary thereof so long as such trust is so revocable.

(d)In the case of Class B Common Stock held by a custodian under the Uniform Transfers to Minors Act (or the practical equivalent thereof) for the benefit of a minor Family Member, the custodian shall sign this Agreement on behalf of such minor if such minor is to be considered a Participating Stockholder.

(e)In the case of Class B Common Stock held in the name of a minor Family Member, a parent or legal guardian of such minor shall sign this Agreement on behalf of such minor if such minor is to be considered a Participating Stockholder.

(f)In the case of Class B Common Stock held in the name of an incompetent Family Member, the legal guardian of such incompetent shall sign this Agreement on behalf of such incompetent if such incompetent is to be considered a Participating Stockholder.

(g)When a minor described in Section 1.14(d) or (e) reaches the age of majority, or an incompetent described in Section 1.14(f) is no longer impaired by such disability and has reached the age of majority, such Family Member shall execute and deliver an Amendment which has been executed and delivered by the Participating Stockholders (or their attorney-in-fact), the Corporation and the Depository. If such Family Member shall fail or be unable to sign such Amendment for a period of 30 calendar days following notification to such Family Member of the terms of this Agreement by the Depository, such Family Member shall thereupon cease to be a Participating Stockholder and Section 3.2 of this Agreement shall then apply as if the shares of Class B Common Stock were then to be converted.

1.15    The term “Participating Stockholder Organization” shall mean (a) any corporation as to which all of the outstanding capital stock is owned by Participating Stockholders; (b) any partnership all of the partners of which are Participating Stockholders; and (c) any limited liability company as to which all of the members are Participating Stockholders.

Notwithstanding the first sentence of this Section 1.15, a corporation, partnership or limited liability company may not be a Participating Stockholder Organization unless its certificate of incorporation, partnership agreement, or other organizational and governance documents provide that only Participating Stockholders may acquire or retain any capital stock, partnership interest or other ownership interest of such entity or of any survivor of a merger or consolidation of such entity.

1.16    The term “Permitted Transferee” shall have the meaning set forth in paragraph 4 of the Restated Certificate.

1.17    The term “personal representative” means the executor, administrator or other personal representative of the estate of a deceased Participating Stockholder.

1.18    The term “Purchaser” shall have the meaning assigned to it in Section 4.3 hereof.

1.19    The term “Restated Certificate” shall mean the Amended and Restated Certificate of Incorporation of the Corporation, as amended to the date of this Agreement.

1.20    The term “spouse” includes a widow or a widower.

2.Permitted Transfers.

2.1    Any Participating Stockholder may at any time sell, assign, give, exchange or otherwise transfer shares of Class B Common Stock or any interest therein to any Family Member who is a Participating Stockholder or becomes a new Participating Stockholder by, simultaneously with such transfer, signing and delivering an Amendment which has been signed and delivered by the Participating Stockholders (or their attorney-in-fact), the Corporation and the Depository. Any Participating Stockholder may at any time sell, assign, give, exchange or otherwise transfer shares of Class B Common Stock or any interest therein to a Participating Stockholder Organization that is a Participating Stockholder or becomes a new Participating Stockholder by, simultaneously with such transfer, signing and delivering an Amendment which has been signed and delivered by the Participating Stockholders (or their attorney-in-fact). Any Participating Stockholder may at any time give shares of Class B Common Stock or any interest therein to a Charitable Organization that is a Participating Stockholder or becomes a new Participating Stockholder by, simultaneously with such gift, signing and delivering an Amendment. Any shares of Class B Common Stock so transferred shall remain subject to this Agreement in the hands of the transferee. The Participating Stockholder transferring shares of Class B Common Stock pursuant to this Section 2.1 shall provide written notice to the Depository of the transfer at least five business days in advance of the transfer, which notice shall include any instructions regarding the transfer of such shares. Upon request of the Depository, the Participating Stockholder and the transferee shall provide affidavits or such other proof as the Depository may request to confirm that the transfer is permitted by this Section 2.1.

2.2    Any Participating Stockholder may pledge shares of Class B Common Stock as security for a loan if the pledgee (being competent to do so) agrees in writing to be bound by this Agreement and to receive such shares of Class B Common Stock subject to this Agreement and otherwise subject to the Restated Certificate and, in the event of default on such loan and levy upon the collateral, to offer such shares of Class B Common Stock to the Participating Stockholders other than the pledgor in accordance with the procedures specified in Section 4 hereof, and to convert into shares of Class A Common Stock in accordance with the Restated Certificate any shares of Class B Common Stock not purchased by such Participating Stockholders.

3.Transfers for Which First Refusal Procedure is Required.

3.1    Any Participating Stockholder who desires to sell, assign, give, exchange or otherwise transfer any shares of Class B Common Stock (or the shares of Class A Common Stock into which they are convertible) or any interest therein otherwise than as provided in Section 2 hereof shall first offer to sell or exchange such shares of Class B Common Stock to or with the other Participating Stockholders and the Corporation. Such offer shall be made, and may be accepted, in accordance with the procedures specified in Section 4 hereof. During a period of 30 business days following the last to expire of the rights of the other Participating Stockholders and the Corporation, the Offeror shall have the right, in accordance with the Restated Certificate, to convert any such Offered Shares into shares of Class A Common Stock and may transfer such shares of Class A Common Stock or any interest herein free of the limitations provided for herein, but only to the person (except for sales of shares of Class A Common Stock to be made on a national securities exchange or pursuant to an automated quotation system of national securities dealers) to whom such transfer was originally proposed to be made and only on terms (except for price in the case of a gift and sales to be made on a national securities exchange or pursuant to an automated quotation system of national securities dealers) no more favorable to such person than those upon which the Offered Shares were offered to the other

Participating Stockholders. If such transfer or conversion is not accomplished within such 30-day period, all of the provisions of this Agreement shall again be in effect with respect to such shares of Class B Common Stock.

3.2    Any Participating Stockholder who desires to convert shares of Class B Common Stock to Class A Common Stock (except as permitted by Section 3.1 or 3.3 hereof) in accordance with the Restated Certificate shall first offer to sell or exchange such shares of Class B Common Stock to or with the other Participating Stockholders and the Corporation in accordance with the procedures specified in Section 4 hereof. During a period of 30 business days following the last to expire of the rights of the other Participating Stockholders and the Corporation, the Offeror desiring to convert Offered Shares may do so, but only to the extent that such Offered Shares were not accepted by any other Participating Stockholder or the Corporation, and the shares of Class A Common Stock into which such Offered Shares are converted thereafter shall be free from all of the limitations provided for herein.

3.3    Upon the death of a Participating Stockholder, any shares of Class B Common Stock then owned by such Participating Stockholder may be transferred in accordance with Section 2.1 hereof to any other Participating Stockholder by the personal representative of the estate of such deceased Participating Stockholder (or by the trustee of any trust or by any other person by reason of the death of such deceased Participating Stockholder). To the extent that any such personal representative, trustee or other person is required or desires to transfer any shares of Class B Common Stock (or the shares of Class A Common Stock into which they are convertible) owned by a deceased Participating Stockholder, or any interest therein, otherwise than as permitted by Section 2.1 hereof, or is required or desires to convert such shares otherwise than as permitted by this Section 3, such personal representative, trustee or other person shall offer to sell or exchange such shares of Class B Common Stock to or with the other Participating Stockholders and the Corporation in accordance with the procedures specified in Section 4 hereof. Upon completion of the procedures specified in Section 4 hereof, those Offered Shares not purchased by any other Participating Stockholder or the Corporation shall, in accordance with the Restated Certificate, be converted into shares of Class A Common Stock, and thereafter such shares of Class A Common Stock may be transferred to the designated recipient thereof (except for sales to be made on a national securities exchange or pursuant to an automated quotation system of national securities dealers), free of all of the limitations provided for herein. Each of the Participating Stockholders who is a natural person shall cause all appropriate testamentary documents providing for implementation of the foregoing procedures upon such Participating Stockholder’s death to be in effect at all times after the date hereof. Each of the Participating Stockholders hereby agrees that the terms and provisions of this Agreement shall govern the transfer of all shares of Class B Common Stock now or hereafter owned by such Participating Stockholder, notwithstanding the terms or provisions of any existing revocable or future estate planning document to the contrary.

4.First Refusal Procedures.

4.1    A Participating Stockholder, the personal representative of the estate of a deceased Participating Stockholder or the trustee of any trust agreement of which a deceased Participating Stockholder is donor (or any other person in possession of shares of Class B Common Stock which are to pass by reason of the death of a Participating Stockholder), in each case which proposes to transfer or convert shares of Class B Common Stock otherwise than as provided in Section 2 hereof, or a pledgee who is required by Section 2.2 hereof to offer shares of Class B Common Stock to other Participating Stockholders and the Corporation (collectively, an “Offeror”), shall send to the Depository a written notice (which shall be irrevocable), dated the date on which it is sent, containing the following information:

(a)The number of shares of Class B Common Stock proposed to be transferred (before conversion) or converted (the “Offered Shares”);

(b)Whether the Offeror proposes to transfer under Section 3.1 or 3.3 hereof or to convert under Section 3.2 or 3.3 hereof the Offered Shares;

(c)If the Offeror proposes to transfer the Offered Shares under Section 3.1 or 3.3 hereof, the name and address of each proposed transferee and the price per share, if any, payable to the Offeror upon such transfer; and

(d)The date on which the Offeror desires to carry out the proposed transfer or conversion of the Offered Shares, which shall be consistent with the procedures provided for in this Agreement (such date may be not less than 25 nor more than 55 business days after the date of such notice).

If the Offeror proposes to sell Offered Shares under Section 3.1 or 3.3 hereof, such notice shall be accompanied by written evidence that any price per share payable to the Offeror as specified in such notice is being offered for the Offered Shares in good faith by the proposed transferee. Upon receipt of such notice, the Depository forthwith shall send it to each of the other Participating Stockholders and the Corporation.

4.2    Upon delivery of the notice pursuant to the last sentence of Section 4.1 hereof, the other Participating Stockholders shall have the right and option to acquire the Offered Shares, or any of them, for the consideration specified in Section 4.3 hereof. Each of such other Participating Stockholders may exercise such right, at any time before the expiration of seven business days after such written notice and accompanying evidence (if applicable) have been sent to such other Participating Stockholders and the Corporation, in proportion to the respective holdings of shares of Class B Common Stock of such other Participating Stockholder compared to the aggregate holdings of shares of Class B Common Stock of all such other Participating Stockholders. The right to acquire Offered Shares may be exercised by a Participating Stockholder by sending a written notice (which shall be irrevocable) to the Depository, dated the date that it is sent and sent at any time prior to the expiration of the aforesaid seven-day period, specifying the number of Offered Shares such Participating Stockholder is acquiring and the consideration such Participating Stockholder will deliver in accordance with Section 4.3 hereof.

If any such Participating Stockholder fails to exercise such Participating Stockholder’s right to acquire the Offered Shares to its full extent, then such right may be exercised by the other such Participating Stockholders (to the extent that it has not been exercised by such Participating Stockholder) at any time before the expiration of five business days after written notice has been sent by the Depository to such other Participating Stockholders of such failure, in whatever proportion they may agree upon and, if they cannot agree, in proportion to the respective holdings of each compared to the aggregate holdings of all of them. If any of such other Participating Stockholders fail to exercise their rights to acquire any Offered Shares to their full extent, then such rights may be exercised by the Corporation (to the extent of any Offered Shares remaining) at any time before the expiration of three business days after written notice has been sent by the Depository to the Corporation of such failure. The right of Participating Stockholders or the Corporation to acquire additional Offered Shares as to which any Participating Stockholder has failed to exercise his or her right to acquire may be exercised by sending a written notice (which shall be irrevocable) to the Depository, dated the date that it is sent and sent at any time prior to the expiration of the aforesaid five-day period or three-day period, as the case may be, specifying the number of Offered Shares to be acquired and the consideration to be delivered in accordance with Section 4.3 hereof.
In applying the term “holdings” in this Section 4.2 in the case of shares of Class B Common Stock owned by a trust, the trust shall be considered to own the holding; except that, if the trustee fails to any extent to exercise a right to acquire Offered Shares, beneficiaries of the trust who are Participating Stockholders owning more than 50 percent of either the then current income or the remainder interest in the trust and desiring to exercise such right shall be considered to own the holding only in such proportions as such beneficiaries shall agree upon.
4.3    Shares of Class B Common Stock acquired by a Participating Stockholder or the Corporation in accordance with Section 4.2 (individually, a “Purchaser”) hereof may be paid for, at the election of such Purchaser, in cash, shares of Class A Common Stock or a combination of such consideration as follows:

(a)To the extent that such Purchaser elects that the price be paid in shares of Class A Common Stock, the number of shares of Class A Common Stock that shall be delivered in exchange shall be equal to the number of shares of Class B Common Stock to be exchanged; and

(b)To the extent that such Purchaser elects that the price shall be paid in cash, the cash price for shares of Class B Common Stock shall be equal to the average of the last sale price of the shares of Class A Common Stock as reported on the New York Stock Exchange (or on the principal national securities exchange or automated quotation system of national securities dealers on which the shares of Class A Common Stock may then be traded) on the 5 trading days preceding the date of the Offeror’s notice sent pursuant to Section 4.1 hereof: as reported in The Wall Street Journal (or, if such periodical is not then published, the most comparable periodical then being published) or such higher price as may have been specified in such notice.

4.4    The sale or exchange contemplated by these procedures shall be closed (a “Closing”) at the principal corporate trust office of the Depository on the date which is not later than 25 business days after the date of the notice given pursuant to Section 4.1 hereof.

4.5    At any Closing hereunder:

(a)Against delivery of the Offered Shares to be purchased from the Offeror, each Purchaser shall make payment to the Offeror by certified or bank check payable to the Offeror or wire transfer to an account designated by the Offeror of that portion of the aggregate price for the Offered Shares being paid in cash by such Purchaser and shall deliver, in payment of that portion of the aggregate purchase price for the Offered Shares being paid in shares of Class A Common Stock by such Purchaser, a duly executed certificate or certificates representing such shares, together with stock powers endorsed in blank relating to such certificates and a written representation by such Purchaser that the Offeror will receive good and marketable title to such shares, free of all adverse claims, liens, encumbrances and security interests other than such of the foregoing as have been created by or through such Offeror, and

(b)The Offeror shall deliver to each Purchaser of the Offered Shares being purchased by such Purchaser a duly executed certificate or certificates representing such Offered Shares, together with stock powers endorsed in blank relating to such certificates and a written representation by such Offeror that such Purchaser will receive good and marketable title to such shares, free of all adverse claims, liens, encumbrances and security interests, other than such of the foregoing as have been created by the Restated Certificate by or through such Purchaser.

If, following the record date for determining the stockholders entitled to vote at a meeting of the Corporation’s stockholders, but before the date of such meeting, either a Purchaser taking delivery of Offered Shares or an Offeror taking delivery of shares of Class A Common Stock requests, the party delivering such shares shall also deliver an irrevocable proxy, duly executed by such party, authorizing such persons as the Purchaser or the Offeror, as the case may be, shall designate to act as his or her lawful agents, attorneys and proxies, with full power of substitution, to vote in such manner as each such agent, attorney and proxy or his or her substitute shall in his or her sole discretion deem proper. If, following the record date for determining the stockholders entitled to consent in writing to an action of the Corporation without a meeting, but before the latest effective date for written consents with regard to such action, the Purchaser taking delivery of Offered Shares or the Offeror taking delivery of shares of Class A Common Stock requests, the party delivering such shares shall also deliver a power of attorney, duly executed by such party, authorizing such persons as the Purchaser or the Offeror, as the case may be, shall designate to act as his or her lawful attorneys or attorneys-in-fact, with full power to consent in writing in such manner as each such attorney or attorney-in- fact shall in his or her sole discretion deem proper.
5.Representations and Warranties.

Each Participating Stockholder, for such Participating Stockholder only and not for any other Participating Stockholder, represents and warrants to the other Participating Stockholders and the Corporation as follows:
(a)Such Participating Stockholder is the record and beneficial owner of the shares of Class B Common Stock identified below such Participating Stockholder’s name on the signature pages hereto (except as otherwise described thereon), and except as otherwise described thereon such Participating Stockholder does not own of record or beneficially or have any interest in any other shares of Class B Common Stock or any options to purchase or rights to subscribe for or otherwise acquire any other shares of Class B Common Stock other than pursuant to this Agreement;

(b)Such Participating Stockholder has the right, power and authority to execute and deliver this Agreement and to perform such Participating Stockholder’s obligations hereunder; if this Agreement is being executed by a trustee on behalf of a trust, such trustee has full right, power and authority to enter into this Agreement on behalf of the trust and to bind the trust and its beneficiaries to the terms hereof; if this Agreement is being executed on behalf of a Participating Stockholder Organization, the person executing this Agreement is a duly authorized representative of such Participating Stock Organization with full right, power and authority to enter into this Agreement on behalf of such Participating Stock Organization and to bind such Participating Stock Organization to the terms hereof; the execution, delivery and performance of this Agreement by such Participating Stockholder will not constitute a violation of, conflict with or result in a default under (i) any contract, understanding or arrangement to which such Participating Stockholder is a party or by which such Participating Stockholder is bound or require the consent of any other person or any party pursuant thereto; (ii) any judgment, decree or order applicable to such Participating Stockholder, or (iii) any law, rule or regulation of any governmental body;

(c)This Agreement constitutes a legal, valid and binding agreement on the part of such Participating Stockholder; the shares of Class B Common Stock owned of record and beneficially by such Participating Stockholder are fully paid and non-assessable; and

(d)The shares of Class B Common Stock owned beneficially and of record by such Participating Stockholder are now held by such Participating Stockholder, free and clear of all adverse claims, liens, encumbrances and security interests (except as created by this Agreement and the Restated Certificate).

6.Changes in Shares of Class B Common Stock.
In the event of any change in the terms of the shares of Class B Common Stock, or any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, or any merger, reorganization, consolidation or other corporate transaction having an effect similar to the foregoing, the provisions of this Agreement shall continue to apply to the shares of Class B Common Stock or any securities of any corporation issued in lieu thereof or with respect thereto subject, however, to such equitable adjustment, if any, as may be necessary to reflect any change in the relative rights and privileges of the shares of Class A Common Stock and Class B Common Stock.
7.Compliance Provisions.

7.1    All certificates representing the shares of Class B Common Stock owned of record or beneficially by the Participating Stockholders issued after the date of this Agreement shall be marked conspicuously on the face or the back thereof with a legend to the following effect:

The shares of Class B Common Stock, par value $0.01 per share, of Hamilton Beach Brands Holding Company, a Delaware corporation (the “Corporation”), represented by this Certificate are subject to a Stockholders’ Agreement dated as of September 29, 2017 by and among the Corporation, the Participating Stockholders (as defined therein) and the Depository (as defined therein). Pursuant to such Agreement, such shares may not be sold, assigned, given, exchanged or otherwise transferred or converted into shares of Class A Common Stock, par value $0.01 per share, of the Corporation (except for transfers to certain persons specified in such Agreement) except upon compliance with certain procedures, including, without limitation, offer of such shares to certain other stockholders of the Corporation and the Corporation and, in certain situations, conversion into shares of Class A Common Stock of the Corporation. The Corporation will mail to the holder hereof a copy of such agreement without charge within five days after receipt of a written request therefor.
For all uncertificated shares of Class B Common Stock owned of record or beneficially by the Participating Stockholders issued after the date of this Agreement, within a reasonable time after the issuance or transfer of such uncertificated shares of Class B Common Stock, the Corporation shall send to the registered owner thereof (a) a written notice containing the information included in the foregoing legend or (b) a statement that the Corporation will furnish without charge to each Participating Stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of Class B Common Stock and the qualifications, limitations or restrictions of such preferences and/ or rights. Each Participating Stockholder, forthwith upon becoming the record or beneficial owner of any other shares of Class B Common Stock, and each other Family Member, Charitable Organization or Participating Stockholder Organization, forthwith upon becoming a new Participating Stockholder by executing and delivering an Amendment and becoming the record or beneficial owner of any shares of Class B Common Stock shall, to the extent legally able to do so, cause all certificates, if such shares are represented by certificates, representing the same to be delivered to the Depository for the application of such legend. The Depository shall return each such certificate to its Participating Stockholder owner by registered mail, return receipt requested, following the application of such legend. All of the certificates, if such shares are represented by certificates, representing all shares of Class B Common Stock now or hereafter owned (of record or beneficially) by any of the Participating Stockholders shall continue to bear a restrictive legend until such shares of Class B Common Stock are converted into shares of Class A Common Stock as permitted by Section 3 hereof or, if earlier, the termination of this Agreement in accordance with the terms hereof. Any Participating Stockholder may cause possession of such certificates to be given to or retained by any pledgee to be held as security in accordance with Section 2.2 hereof upon delivery to the Depository of the written agreement of the pledgee referred to in such Section.
7.2    The further rights and duties of the Depository shall be governed by the terms and conditions contained in Exhibit B attached hereto.

8.Amendment and Termination.

This Agreement may be amended or terminated only by a written instrument referring specifically to this Agreement and executed and delivered by Participating Stockholders owning 66 2/3 percent of the shares of Class B Common Stock subject to this Agreement, provided, however, that (a) notwithstanding the foregoing, a Family Member, Charitable Organization or Participating Stockholder Organization may execute and deliver the Amendment in accordance with Section 2 hereof for the purpose of becoming a Participating Stockholder, (b) only those Participating Stockholders, or their attorney-in-fact, executing and delivering an amendment extending the term of this Agreement or amending the restrictions on transfer of shares of Class B Common Stock contained herein shall be bound by such amendment, and (c) no amendment of the rights and obligations of the Depository set forth herein or in Exhibit B hereto shall be binding upon the Depository without its prior written agreement. This Agreement, moreover, shall terminate in any event 21 years after the death of the last to die of the lineal descendants of Clara T. Rankin living on the date of this Agreement.

9.Further Assurances.

9.1    Each party hereto shall perform such further acts and execute such further documents as may reasonably be required to carry out the provisions of this Agreement, including instruments necessary or desirable to complete the transfer, sale and assignment of any Offered Shares. Each Participating Stockholder agrees that at all times during the term of this Agreement all shares of Class B Common Stock owned beneficially and of record by such Participating Stockholder shall be held free and clear of all adverse claims, liens, encumbrances and security interests (except as created by this Agreement and the Restated Certificate and except as permitted by Section 2.2 hereof).

9.2    Each Participating Stockholder shall defend, indemnify and hold harmless each of the other Participating Stockholders from and against any and all claims, damages, demands, causes of action, suits, judgments, debts, liabilities, costs and expenses (including but not limited to court costs and attorneys’ fees) resulting from (a) any failure by such Participating Stockholder to carry out, perform, satisfy, discharge any of its covenants, agreements, undertakings, obligations or liabilities under this Agreement, and (b) any breach of a warranty or representation made by such Participating Stockholder hereunder.

10.Miscellaneous.

10.1    Notwithstanding any provisions hereof to the contrary, shares of Class B Common Stock may be offered to the Corporation solely for cash at any time it may offer to purchase the same, free of the limitations provided for in this Agreement.

10.2    All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed given when delivered in hand or 72 hours after being deposited in a United States Post Office, postage prepaid, registered or certified mail, and addressed to the addressee at the address set forth below such addressee’s signature on the signature pages hereto, or to such other address as such addressee may specify to the Depository.

10.3    This Agreement shall inure to the benefit of and be binding upon the Participating Stockholders, any pledgee who agrees to be bound hereby pursuant to Section 2.2 hereof and their respective successors, heirs, personal representatives, legatees and assigns, provided, however, that no Participating Stockholder or the Corporation may assign any of their rights hereunder. All references herein to the Corporation and the Depository shall include any other corporation or other entity to which this Agreement may be assigned, by operation of law or otherwise, in connection with any merger, reorganization, consolidation or other corporate transaction having an effect similar to the foregoing, and all references herein to the Restated Certificate shall refer to the charter of any such other corporation, however denominated.

10.4    If any term or provision of this Agreement shall be found unenforceable by any court of competent jurisdiction to any extent, such holding shall not invalidate or render unenforceable such term or provision to any greater extent or render unenforceable or invalidate any other term or provision hereof.

10.5    This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument, without production of the others.

10.6    This Agreement shall be construed in accordance with the internal substantive laws of the State of Delaware, provided, however, that the rights and duties of the Depository contained in Exhibit B attached hereto shall be construed in accordance with the internal substantive laws of the State of Ohio.

10.7    The parties hereto agree that the shares of Class B Common Stock subject to this Agreement are unique and that legal remedies for breach of this Agreement will be inadequate and that this Agreement may be enforced by injunctive or other equitable relief in addition to any other remedies which the parties hereto otherwise may have.

10.8    Notwithstanding any other term or provision of this Agreement to the contrary, this Agreement shall not be effective until it has been executed and delivered by Alfred M. Rankin, Jr.

11.Power of Attorney.

Each of the undersigned Participating Stockholders hereby constitutes and appoints Alfred M. Rankin, Jr., Eric Orsic, Thomas J. Murphy, Dana B. Sykes, Kimberly J. Pustulka, Derek R. Redmond and each of them, as the true and lawful attorney or attorneys-in- fact, with full power of substitution and resubstitution, for the undersigned and in the name, place and stead of the undersigned, in any and all capacities to:

(a)execute any and all statements under Section 13 or Section 16 of the Securities Exchange Act of 1934 of beneficial ownership of shares of Class B Common Stock subject to this Agreement, including all statements on Schedule 13D and all amendments thereto, all joint filing agreements pursuant to Rule 13d-l(k) under such Exchange Act in connection with such statements, all initial statements of beneficial ownership on Form 3 and any and all other documents to be filed with the Securities and Exchange Commission, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission; and

(b)execute and deliver any and all Amendments whereby a Family Member, Charitable Organization or Participating Stockholder Organization becomes a Participating Stockholder or any other amendment to this Agreement in accordance with Section 8 of this Agreement, other than those amendments that (i) extend the term of this Agreement or (ii) amend Section 2, 3, 4 or 8 hereof: thereby granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them, or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue of this Section 11. The grant of this power of attorney shall not be affected by any disability of such undersigned individual Participating Stockholder. If applicable law requires additional or substituted language or formalities (including witnesses or acknowledgments) in order to validate the power of attorney intended to be granted by this Section 11, each Participating Stockholder agrees to execute and deliver such additional instruments and to take such further acts as may be necessary to validate such power of attorney.

12.Voting of Class B Common Stock.
Notwithstanding any other term or provision in this Agreement to the contrary, nothing in this Agreement shall obligate any Participating Stockholder to cast votes with respect to the shares of Class B Common Stock now or hereafter owned by such Participating Stockholder in any manner, to vote for or against, or to abstain from voting with respect to, any matter submitted to a vote of the stockholders of the Corporation or to express or withhold consent to any action of the Corporation in writing without a meeting, and nothing in this Agreement shall be deemed to authorize any Participating Stockholder to act by proxy for any other Participating Stockholder.

IN WITNESS WHEREOF, each Participating Stockholder, the Corporation and the Depository have executed this Agreement or caused this Agreement to be executed in their respective names, all as of the date and year first above written.

Clara L.T. Rankin

Name:
Clara L.T. Rankin

Address:    4421 Waterfront Drive

Glen Allen, VA 23060

IN WITNESS WHEREOF, each Participating Stockholder, the Corporation and the Depository have executed this Agreement or caused this Agreement to be executed in their respective names, all as of the date and year first above written.
Alfred M. Rankin, Jr.;

Rankin Associates I, L.P. (f/k/a CTR Family Associates, L.P.) and Rankin Associates IV, L.P.
By: Alfred M. Rankin, Jr., as General Partner

Rankin Management, Inc.
By: Alfred M. Rankin, Jr., as President

Rankin Associates II, L.P.; Rankin Associates V, L.P.; and Rankin Associates VI, L.P.
By: Rankin Management, Inc., as General Partner
Alfred M. Rankin, Jr., as President

The Trust created under the Agreement, dated July 20, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Clara T. Rankin, for the benefit of Clara T. Rankin;
The Trust created under the Agreement, dated September 28, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Alfred M. Rankin, Jr., for the benefit of Alfred M. Rankin, Jr.;
The Trust created under the Agreement, dated September 28, 2000, between Alfred M. Rankin, Jr., as trustee, and Bruce T. Rankin, for the benefit of Bruce T. Rankin;
BTR 2012 GST for Helen R. Butler;
BTR 2012 GST for Clara R. Williams;
2012 Helen R. Butler GST Trust; and
2012 Clara R. Williams GST Trust
By: Alfred M. Rankin, Jr. as Trustee

The Trust created under the Agreement, dated January 11, 1965, as supplemented, amended, and restated, between PNC Bank, as Co-Trustee, and Alfred M. Rankin, Jr., as Co-Trustee, for the benefit of the grandchildren; and

The Trust created under the Agreement, dated December 28, 1976, between PNC Bank as Co-Trustee, and Clara L.T. Rankin for the benefit of grandchildren; Alfred M. Rankin, Jr., Co-Trustee

By: Alfred M. Rankin, Jr., as Co-Trustee

Alfred M. Rankin Jr.-Roth IRA-Brokerage
Account  #*****
By: Alfred M. Rankin, Jr.

Name:
Alfred M. Rankin, Jr.

Address:    4421 Waterfront Drive

Glen Allen, VA 23060

IN WITNESS WHEREOF, each Participating Stockholder, the Corporation and the Depository have executed this Agreement or caused this Agreement to be executed in their respective names, all as of the date and year first above written.

Victoire G. Rankin; and

The Trust created under the Agreement, dated September 28, 2000, as supplemented, amended and restated, between Victoire G. Rankin, as trustee, and Victoire G. Rankin, for the benefit of Victoire G. Rankin

By: Victoire G. Rankin, as Trustee

Name:
Victoire G. Rankin

Address:    4421 Waterfront Drive

Glen Allen, VA 23060

IN WITNESS WHEREOF, each Participating Stockholder, the Corporation and the Depository have executed this Agreement or caused this Agreement to be executed in their respective names, all as of the date and year first above written.

Helen Rankin Butler (f/k/a Helen P. Rankin);

The Trust created under the Agreement, dated December 29, 1989, as supplemented, amended and restated, between Helen P. (Rankin) Butler, as trustee, and Helen P. (Rankin) Butler for the benefit of Helen P. (Rankin) Butler; and

2012 Helen R. Butler Trust

By: Helen Rankin Butler (f/k/a Helen P. Rankin), as Trustee

Name:
Helen Rankin Butler

Address:    5875 Landerbrook Drive

Mayfield Heights, OH 44124

IN WITNESS WHEREOF, each Participating Stockholder, the Corporation and the Depository have executed this Agreement or caused this Agreement to be executed in their respective names, all as of the date and year first above written.

Clara T. Rankin Williams (f/k/a Clara T. Rankin);

The Trust created under the Agreement, dated December 29, 1989, as supplemented, amended and restated, between Clara T. (Rankin) Williams, as trustee, and Clara T. (Rankin) Williams for the benefit of Clara T. (Rankin) Williams; and

2012 Clara R. Williams Trust

By: Clara R. Williams, Trustee

Margo Jamison Victoire Williams (by Clara Rankin Williams as Custodian)
By: Clara Rankin Williams, Custodian

AMR Associates, LP
By:    2012 Clara R. Williams Trust U/A/D June 22, 2012
General Partner, Clara R. Williams Trustee

Name:
Clara T. Rankin Williams

Address:    5875 Landerbrook Drive

Mayfield Heights, OH 44124

IN WITNESS WHEREOF, each Participating Stockholder, the Corporation and the Depository have executed this Agreement or caused this Agreement to be executed in their respective names, all as of the date and year first above written.

Thomas T. Rankin;

The Trust created under the Agreement, dated December 29, 1967, as supplemented, amended and restated, between Thomas T. Rankin, as trustee, and Thomas T. Rankin, creating a trust for the benefit of Thomas T. Rankin;

BTR 2012 GST for James T. Rankin;

BTR 2012 GST for Matthew M. Rankin;

BTR 2012 GST for Thomas P. Rankin

By: Thomas T. Rankin, Trustee

Name:
Thomas T. Rankin

Address:    5875 Landerbrook Drive

Mayfield Heights, OH 44124

IN WITNESS WHEREOF, each Participating Stockholder, the Corporation and the Depository have executed this Agreement or caused this Agreement to be executed in their respective names, all as of the date and year first above written.

Matthew M. Rankin;

The Trust created under the Agreement, dated December 20, 1993, for the benefit of Matthew M. Rankin;

Trust created by the Agreement, dated May 10, 2007, between Mathew M. Rankin, as Grantor, and Mathew M. Rankin and James T. Rankin, as co-trustees, for the benefit of Mary Marshall Rankin; and

Trust created by Agreement, dated May 10, 2007, between Mathew M. Rankin, as trustee, and James T. Rankin, creating a trust for the benefit of William Alexander Rankin

By: Matthew M. Rankin, as Trustee

Mary Marshall Rankin (by Matthew M. Rankin, as Custodian); and

William Alexander Rankin (by Matthew M. Rankin, as Custodian)

By: Matthew M. Rankin, as Custodian

Name:
Matthew M. Rankin

Address:    5875 Landerbrook Drive

Mayfield Heights, OH 44124

IN WITNESS WHEREOF, each Participating Stockholder, the Corporation and the Depository have executed this Agreement or caused this Agreement to be executed in their respective names, all as of the date and year first above written.

James T. Rankin;

Trust created by the Agreement, dated May 10, 2007,
between Mathew M. Rankin, as Grantor, and Mathew
M. Rankin and James T. Rankin, as co-trustees, for
the benefit of Mary Marshall Rankin; and

Trust created by Agreement, dated May 10, 2007,
between Matthew M. Rankin, as trustee, and James T.
Rankin, creating a trust for the benefit of William
Alexander Rankin

By: James T. Rankin, as Co-Trustee

Margaret Pollard Rankin (by James T. Rankin, as custodian);

James T. Rankin, Jr. (by James T. Rankin, as custodian)

By: James T. Rankin, as Custodian

Trust created by the Agreement, dated August 20, 2009 between James T. Rankin, as Trustee, and James T. Rankin, creating a trust for the benefit of James T. Rankin;

Vested Trust for James T. Rankin, Jr. U/A/D December 4, 2015; and

Vested Trust for Margaret Pollard Rankin U/A/D December 4, 2015

By: James T. Rankin, Trustee

Name:
James T. Rankin

Address:    5875 Landerbrook Drive

Mayfield Heights, OH 44124

IN WITNESS WHEREOF, each Participating Stockholder, the Corporation and the Depository have executed this Agreement or caused this Agreement to be executed in their respective names, all as of the date and year first above written.

Claiborne R. Rankin;

The Trust created under the Agreement, dated June 22, 1971, as supplemented, amended and restated, between Claiborne R. Rankin, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Claiborne R. Rankin;

BTR 2012 GST for Chloe R. Seelbach;

BTR 2012 GST for Claiborne R. Rankin, Jr.;

BTR 2012 GST for Julia R. Kuipers

By: Claiborne R. Rankin, as Trustee

Name:
Claiborne R. Rankin

Address:    5875 Landerbrook Drive

Mayfield Heights, OH 44124

IN WITNESS WHEREOF, each Participating Stockholder, the Corporation and the Depository have executed this Agreement or caused this Agreement to be executed in their respective names, all as of the date and year first above written.

Chloe O. Rankin;

Trust created under the Agreement, dated June 1, 1995, between Chloe O. Rankin, as Trustee, and Chloe O. Rankin, for the benefit of Chloe O. Rankin; and

2012 Chloe O. Rankin Trust

By: Chloe O. Rankin, as Trustee

Name:
Chloe O. Rankin

Address:    5875 Landerbrook Drive

Mayfield Heights, OH 44124

IN WITNESS WHEREOF, each Participating Stockholder, the Corporation and the Depository have executed this Agreement or caused this Agreement to be executed in their respective names, all as of the date and year first above written.

Chloe R. Seelbach (f/k/a Chloe E. Rankin);

Trust created by the Agreement, dated December 21, 2004, between Chloe R. Seelbach, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Taplin Elizabeth Seelbach;

Trust created by the Agreement dated December 21, 2004, between Chloe R. Seelbach, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Isabelle Scott Seelbach;

Trust created by the Agreement, dated December 21, 2004, between Chloe R. Seelbach, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Thomas Wilson Seelbach; and

Trust created by the Agreement, dated April 10, 2009, between Chloe R. Seelbach, as trustee, creating a trust for the benefit of Chloe R. Seelbach;

By: Chloe R. Seelbach, as Trustee

Isabelle Seelbach (by Chloe R. Seelbach, as Custodian); and

Thomas Wilson Seelbach (by Chloe R. Seelbach, as Custodian)

By: Chloe R. Seelbach, as Custodian

Name:
Chloe R. Seelbach

Address:    5875 Landerbrook Drive

Mayfield Heights, OH 44124

IN WITNESS WHEREOF, each Participating Stockholder, the Corporation and the Depository have executed this Agreement or caused this Agreement to be executed in their respective names, all as of the date and year first above written.

Claiborne R. Rankin, Jr.;

The Claiborne R. Rankin, Jr. Revocable Trust dated August 25, 2000; and

Claiborne R. Rankin Trust for Children of Claiborne R. Rankin, Jr. dtd 08/26/2016 FBO Claiborne Read Rankin III

By: Claiborne R. Rankin, Jr., as Trustee

Claiborne Read Rankin III (by Claiborne R. Rankin, Jr., as Custodian)

By: Claiborne R. Rankin, Jr., as Custodian

Name:
Claiborne R. Rankin, Jr.

Address:    5875 Landerbrook Drive

Mayfield Heights, OH 44124

IN WITNESS WHEREOF, each Participating Stockholder, the Corporation and the Depository have executed this Agreement or caused this Agreement to be executed in their respective names, all as of the date and year first above written.

Roger F. Rankin;

The Trust created under the Agreement, dated September 11, 1973, as supplemented, amended and restated, between Roger F. Rankin, as trustee, and Roger F. Rankin, creating a trust for the benefit of Roger F. Rankin;

BTR 2012 GST for Anne F. Rankin;

BTR 2012 GST for Elisabeth M. Rankin;

2016 Anne F. Rankin Trust;

2016 Elisabeth M. Rankin Trust

By: Roger F. Rankin, as Trustee

Name:
Roger F. Rankin

Address:    5875 Landerbrook Drive

Mayfield Heights, OH 44124

IN WITNESS WHEREOF, each Participating Stockholder, the Corporation and the Depository have executed this Agreement or caused this Agreement to be executed in their respective names, all as of the date and year first above written.

Bruce T. Rankin

Name:
Bruce T. Rankin

Address:    5875 Landerbrook Drive

Mayfield Heights, OH 44124

IN WITNESS WHEREOF, each Participating Stockholder, the Corporation and the Depository have executed this Agreement or caused this Agreement to be executed in their respective names, all as of the date and year first above written.

Martha S. Kelly

Name:
Martha S. Kelly

Address:    4421 Waterfront Drive

Glen Allen, VA 23060

IN WITNESS WHEREOF, each Participating Stockholder, the Corporation and the Depository have executed this Agreement or caused this Agreement to be executed in their respective names, all as of the date and year first above written.

Susan Sichel

Name:
Susan Sichel

Address:    4421 Waterfront Drive

Glen Allen, VA 23060

IN WITNESS WHEREOF, each Participating Stockholder, the Corporation and the Depository have executed this Agreement or caused this Agreement to be executed in their respective names, all as of the date and year first above written.

Jennifer T. Jerome

Name:
Jennifer T. Jerome

Address:    5875 Landerbrook Drive

Mayfield Heights, OH 44124

IN WITNESS WHEREOF, each Participating Stockholder, the Corporation and the Depository have executed this Agreement or caused this Agreement to be executed in their respective names, all as of the date and year first above written.

Caroline T. Ruschell;

Ngaio T. Lowry Trust, dated February 26, 1998, Caroline T. Ruschell, Trustee; and

Caroline T. Ruschell Trust Agreement dated December 8, 2005, Caroline T. Ruschell as Trustee

By: Caroline T. Ruschell, as Trustee

Name:
Caroline T. Ruschell

Address:    5875 Landerbrook Drive

Mayfield Heights, OH 44124

IN WITNESS WHEREOF, each Participating Stockholder, the Corporation and the Depository have executed this Agreement or caused this Agreement to be executed in their respective names, all as of the date and year first above written.

David F. Taplin; and

National City Bank as agent under the Agreement, dated July 16, 1969, with Margaret E. Taplin

By: David F. Taplin, as Co-Trustee

Name:
David F. Taplin

Address:    5875 Landerbrook Drive

Mayfield Heights, OH 44124

IN WITNESS WHEREOF, each Participating Stockholder, the Corporation and the Depository have executed this Agreement or caused this Agreement to be executed in their respective names, all as of the date and year first above written.

Beatrice B. Taplin;

Marital Trust created by the Agreement, dated January 21, 1966, as supplemented, amended and restated, between PNC Bank and Beatrice Taplin, as Trustees, and Thomas E. Taplin, for the benefit of Beatrice B. Taplin;

Taplin Annuity Trust #1 of Beatrice B. Taplin dated June 18, 2011;

The Beatrice B. Taplin Trust/Custody dtd December 12, 2001, Beatrice B. Taplin, as Trustee, for the benefit of Beatrice B. Taplin;

Thomas E. Taplin Exempt Family Trust u/a dated January 21, 1966 and as amended, Beatrice Taplin, Trustee; and

Thomas E. Taplin Exempt Family Trust u/a dated January 21, 1966 amended, per IRC 1015(A) Dual Basis Sub-Account, Beatrice Taplin, Trustee

By: Beatrice B. Taplin, as Trustee

Name:
Beatrice B. Taplin

Address:    5875 Landerbrook Drive

Mayfield Heights, OH 44124

IN WITNESS WHEREOF, each Participating Stockholder, the Corporation and the Depository have executed this Agreement or caused this Agreement to be executed in their respective names, all as of the date and year first above written.

Theodore D. Taplin; and

The Trust created under the Agreement, dated October 15, 1975, between National City Bank, as trustee, and Theodore D. Taplin, for the benefit of Theodore D. Taplin

By: Theodore D. Taplin, as Trustee

Name:
Theodore D. Taplin

Address:    5875 Landerbrook Drive

Mayfield Heights, OH 44124

IN WITNESS WHEREOF, each Participating Stockholder, the Corporation and the Depository have executed this Agreement or caused this Agreement to be executed in their respective names, all as of the date and year first above written.

Britton T. Taplin; and

The Trust created under the Agreement, dated December 30, 1977, as supplemented, amended and restated, between National City Bank, as trustee, and Britton T. Taplin for the benefit of Britton T. Taplin

By: Britton T. Taplin, as Trustee

Name:
Britton T. Taplin

Address:    5875 Landerbrook Drive

Mayfield Heights, OH 44124

IN WITNESS WHEREOF, each Participating Stockholder, the Corporation and the Depository have executed this Agreement or caused this Agreement to be executed in their respective names, all as of the date and year first above written.

Frank F. Taplin; and

The Trust created under the Agreement, dated July 24, 1998, as amended, between Frank F. Taplin, as trustee, and Frank F. Taplin, for the benefit of Frank F. Taplin

By: Frank F. Taplin, as Trustee

Name:
Frank F. Taplin

Address:    5875 Landerbrook Drive

Mayfield Heights, OH 44124

IN WITNESS WHEREOF, each Participating Stockholder, the Corporation and the Depository have executed this Agreement or caused this Agreement to be executed in their respective names, all as of the date and year first above written.

Corbin Rankin; and

2012 Corbin K. Rankin Trust
By: Corbin K. Rankin, as Trustee

Name:
Corbin K. Rankin

Address:    5875 Landerbrook Drive

Mayfield Heights, OH 44124

IN WITNESS WHEREOF, each Participating Stockholder, the Corporation and the Depository have executed this Agreement or caused this Agreement to be executed in their respective names, all as of the date and year first above written.

Alison A. Rankin;

Alison A. Rankin, as trustee fbo A. Farnham Rankin under Irrevocable Trust No. 1, dated December 18, 1997, with Roger Rankin, Grantor;

Alison A. Rankin, as trustee fbo Elisabeth M. Rankin under Irrevocable Trust No. 1, dated December 18, 1997, with Roger Rankin, Grantor;

Alison A. Rankin as Trustee under Irrevocable Trust No. 2, dated September 11, 2000, for the benefit of A. Farnham Rankin;

Alison A. Rankin as Trustee under Irrevocable Trust No. 2, dated September 11, 2000, for the benefit of Elisabeth M. Rankin;

Alison A. Rankin as Trustee of the Alison A. Rankin Revocable Trust, dated September 11, 2000;

2012 Alison A. Rankin Trust; and

The Anne F. Rankin Trust dated August 15, 2012

By: Alison A. Rankin, as Trustee

Name:
Alison A. Rankin

Address:    5875 Landerbrook Drive

Mayfield Heights, OH 44124

IN WITNESS WHEREOF, each Participating Stockholder, the Corporation and the Depository have executed this Agreement or caused this Agreement to be executed in their respective names, all as of the date and year first above written.

John C. Butler, Jr.;

Trust created by the Agreement, dated June 17, 1999, between John C. Butler, Jr., as trustee, and John C. Butler, Jr., creating a trust for the benefit of John C. Butler, Jr.;

Clara Rankin Butler 2002 Trust, dated November 5, 2002; and

Griffin Bedwell Butler 2002 Trust, dated November 5, 2002

By: John C. Butler, Jr., as Trustee

Griffin B. Butler (by John C. Butler, Jr., as Custodian)

By: John C. Butler, Jr., as Custodian

John C. Butler, Jr.-Roth IRA-Brokerage Account #*****

By: John C. Butler, Jr.

Name:
John C. Butler, Jr.

Address:    5875 Landerbrook Drive

Mayfield Heights, OH 44124

IN WITNESS WHEREOF, each Participating Stockholder, the Corporation and the Depository have executed this Agreement or caused this Agreement to be executed in their respective names, all as of the date and year first above written.

Clara Rankin Butler

Name:
Clara Rankin Butler

Address:    5875 Landerbrook Drive

Mayfield Heights, OH 44124

IN WITNESS WHEREOF, each Participating Stockholder, the Corporation and the Depository have executed this Agreement or caused this Agreement to be executed in their respective names, all as of the date and year first above written.

David B.H. Williams;

Margo Jamison Victoire Williams 2004 Trust created by the Agreement, dated December 10, 2004, between David B.H. Williams, as trustee, and Clara Rankin Williams, creating a trust for the benefit of Margo Jamison Victoire Williams;

Helen Charles Williams 2004 Trust created by the Agreement, dated December 10, 2004, between David B.H. Williams, as trustee, and Clara Rankin Williams, creating a trust for the benefit of Helen Charles Williams; and

The David B.H. Williams Trust, David B.H. Trustee u/a/d October 14, 2009

By: David B.H. Williams, as Trustee

Helen Charles Williams (by David B.H. Williams as Custodian)

By: David B.H. Williams, as Custodian

Name:
David B.H. Williams

Address:    5875 Landerbrook Drive

Mayfield Heights, OH 44124

IN WITNESS WHEREOF, each Participating Stockholder, the Corporation and the Depository have executed this Agreement or caused this Agreement to be executed in their respective names, all as of the date and year first above written.

Scott Seelbach; and

Taplin Elizabeth Seelbach (by Scott Seelbach as Custodian)

By: Scott Seelbach, as Custodian

Name:
Scott Seelbach

Address:    5875 Landerbrook Drive

Mayfield Heights, OH 44124

IN WITNESS WHEREOF, each Participating Stockholder, the Corporation and the Depository have executed this Agreement or caused this Agreement to be executed in their respective names, all as of the date and year first above written.

Elizabeth B. Rankin

Name:
Elizabeth B. Rankin

Address:    5875 Landerbrook Drive

Mayfield Heights, OH 44124

IN WITNESS WHEREOF, each Participating Stockholder, the Corporation and the Depository have executed this Agreement or caused this Agreement to be executed in their respective names, all as of the date and year first above written.

Julia L. Rankin Kuipers;

Trust created by the Agreement, dated December 21, 2004, for the benefit of Julia L. Rankin;

Claiborne R. Rankin Trust for children of Julia R. Kuipers dated December 27, 2013 under Custody Agreement dated December 27, 2013 fbo Evelyn R. Kuipers; and

Claiborne R. Rankin Trust for Children of Julia R. Kuipers dtd 12/27/2013 FBO Matilda Alan Kuipers

By: Julia L. Rankin Kuipers, as Trustee

Evelyn R. Kuipers (by Julia R. Kuipers, as Custodian); and

Matilda Alan Kuipers (by Julia R. Kuipers, as Custodian)

By: Julia L. Rankin Kuipers, as Custodian

Name:
Julia L. Rankin Kuipers

Address:    5875 Landerbrook Drive

Mayfield Heights, OH 44124

IN WITNESS WHEREOF, each Participating Stockholder, the Corporation and the Depository have executed this Agreement or caused this Agreement to be executed in their respective names, all as of the date and year first above written.

Thomas Parker Rankin; and

Thomas P.K. Rankin, Trustee of the trust created by agreement, dated February 2, 2011, as supplemented, amended and restated, between Thomas P.K. Rankin, as trustee, and Thomas P.K. Rankin, creating a trust for the benefit of Thomas P.K. Rankin

By: Thomas P.K. Rankin, as Trustee

Name:
Thomas Parker Rankin

Address:    4421 Waterfront Drive

Glen Allen, VA 23060

IN WITNESS WHEREOF, each Participating Stockholder, the Corporation and the Depository have executed this Agreement or caused this Agreement to be executed in their respective names, all as of the date and year first above written.

Lynne Turman Rankin

Name:
Lynne Turman Rankin

Address:    5875 Landerbrook Drive

Mayfield Heights, OH 44124

IN WITNESS WHEREOF, each Participating Stockholder, the Corporation and the Depository have executed this Agreement or caused this Agreement to be executed in their respective names, all as of the date and year first above written.

Jacob A. Kuipers

Name:
Jacob A. Kuipers

Address:    5875 Landerbrook Drive

Mayfield Heights, OH 44124

IN WITNESS WHEREOF, each Participating Stockholder, the Corporation and the Depository have executed this Agreement or caused this Agreement to be executed in their respective names, all as of the date and year first above written.

Elisabeth M. Rankin

Name:
Elisabeth M. Rankin

Address:    5875 Landerbrook Drive

Mayfield Heights, OH 44124

IN WITNESS WHEREOF, each Participating Stockholder, the Corporation and the Depository have executed this Agreement or caused this Agreement to be executed in their respective names, all as of the date and year first above written.

A. Farnham Rankin

Name:
A. Farnham Rankin

Address:    5875 Landerbrook Drive

Mayfield Heights, OH 44124

IN WITNESS WHEREOF, each Participating Stockholder, the Corporation and the Depository have executed this Agreement or caused this Agreement to be executed in their respective names, all as of the date and year first above written.

DiAhn Taplin

Name:
DiAhn Taplin

Address:    5875 Landerbrook Drive

Mayfield Heights, OH 44124

IN WITNESS WHEREOF, each Participating Stockholder, the Corporation and the Depository have executed this Agreement or caused this Agreement to be executed in their respective names, all as of the date and year first above written.

HAMILTON BEACH BRANDS HOLDING COMPANY

By:    __________________
Gregory H. Trepp
President and Chief Executive Officer

IN WITNESS WHEREOF, each Participating Stockholder, the Corporation and the Depository have executed this Agreement or caused this Agreement to be executed in their respective names, all as of the date and year first above written.

HAMILTON BEACH BRANDS HOLDING COMPANY, as Depository

By:    __________________
Gregory H. Trepp
President and Chief Executive Officer

Annex A
PARTICIPATING STOCKHOLDERS
1.    Clara L. T. Rankin
2.    Alfred M. Rankin, Jr.
3.    Victoire G. Rankin
4.    Helen Rankin Butler (f/k/a Helen P. Rankin)
5.    Clara T. Rankin Williams (f/k/a Clara T. Rankin)
6.    Thomas T. Rankin
7.    Matthew M. Rankin
8.    James T. Rankin
9.    Claiborne R. Rankin
10.    Chloe O. Rankin
11.    Chloe R. Seelbach (f/k/a Chloe E. Rankin)
12.    Claiborne R. Rankin, Jr.
13.    Roger F. Rankin
14.    Bruce T. Rankin
15.    Martha S. Kelly
16.    Susan Sichel
17.    Jennifer T. Jerome
18.    Caroline T. Ruschell
19.    David F. Taplin
20.    Beatrice B. Taplin
21.    Theodore D. Taplin
22.    Britton T. Taplin
23.    Frank F. Taplin
24.    Rankin Management, Inc.
25.    Rankin Associates I, L.P. (f/k/a CTR Family Associates, L.P.)

26.	The Trust created under the Agreement, dated December 28, 1976, between National City Bank, as trustee, and Clara L.T. Rankin, for the benefit of grandchildren

27.	The Trust created under the Agreement, dated July 20, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Clara T. Rankin, for the benefit of Clara T. Rankin

28.
The Trust created under the Agreement, dated September 28, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Alfred M. Rankin, Jr., for the benefit of Alfred M. Rankin, Jr.

29.
The Trust created under the Agreement, dated September 28, 2000, as supplemented, amended and restated, between Victoire G. Rankin, as trustee, and Victoire G. Rankin, for the benefit of Victoire G. Rankin

30.
The Trust created under the Agreement, dated December 29, 1967, as supplemented, amended and restated, between Thomas T. Rankin, as trustee, and Thomas T. Rankin, creating a trust for the benefit of Thomas T. Rankin

31.
The Trust created under the Agreement, dated June 22, 1971, as supplemented, amended and restated, between Claiborne R. Rankin, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Claiborne R. Rankin

32.
The Trust created under the Agreement, dated September 11, 1973, as supplemented, amended and restated, between Roger F. Rankin, as trustee, and Roger F. Rankin, creating a trust for the benefit of Roger F. Rankin

33.	The Trust created under the Agreement, dated September 28, 2000, between Alfred M. Rankin, Jr., as trustee, and Bruce T. Rankin, for the benefit of Bruce T. Rankin

34.	The Trust created under the Agreement, dated October 15, 1975, between National City Bank, as trustee, and Theodore D. Taplin, for the benefit of Theodore D. Taplin

35.
The Trust created under the Agreement, dated December 30, 1977, as supplemented, amended and restated, between National City Bank, as trustee, and Britton T. Taplin for the benefit of Britton T. Taplin

36.
The Trust created under the Agreement, dated December 29, 1989, as supplemented, amended and restated, between Clara T. (Rankin) Williams, as trustee, and Clara T. (Rankin) Williams for the benefit of Clara T. (Rankin) Williams

37.
The Trust created under the Agreement, dated December 29, 1989, as supplemented, amended and restated, between Helen P. (Rankin) Butler, as trustee, and Helen P. (Rankin) Butler for the benefit of Helen P. (Rankin) Butler

38.	Corbin Rankin

39.	Alison A. Rankin

40.	National City Bank as agent under the Agreement, dated July 16, 1969, with Margaret E. Taplin

41.	Alison A. Rankin, as trustee fbo A. Farnham Rankin under Irrevocable Trust No. 1, dated December 18, 1997, with Roger Rankin, Grantor

42.	Alison A. Rankin, as trustee fbo Elisabeth M. Rankin under Irrevocable Trust No. 1, dated December 18, 1997, with Roger Rankin, Grantor

43.	Rankin Associates II, L.P.

44.	John C. Butler, Jr.

45.	Clara Rankin Butler

46.	The Trust created under the Agreement, dated July 24, 1998, as amended, between Frank F. Taplin, as trustee, and Frank F. Taplin, for the benefit of Frank F. Taplin

47.	David B. H. Williams

48.	Griffin B. Butler (by John C. Butler, Jr. as Custodian)

49.	The Claiborne R. Rankin, Jr. Revocable Trust dated August 25, 2000

50.	Alison A. Rankin as Trustee under Irrevocable Trust No. 2, dated September 11, 2000, for the benefit of A. Farnham Rankin

51.	Alison A. Rankin as Trustee under Irrevocable Trust No. 2, dated September 11, 2000, for the benefit of Elisabeth M. Rankin

52.	Alison A. Rankin as Trustee of the Alison A. Rankin Revocable Trust, dated September 11, 2000

53.	The Trust created under the Agreement, dated December 20, 1993 for the benefit of Matthew M. Rankin

54.	Scott Seelbach

55.	Margo Jamison Victoire Williams (by Clara Rankin Williams as Custodian)

56.	Trust created under the Agreement, dated June 1, 1995, between Chloe O. Rankin, as Trustee, and Chloe O. Rankin, for the benefit of Chloe O. Rankin

57.	Trust created by the Agreement, dated June 17, 1999, between John C. Butler, Jr., as trustee, and John C. Butler, Jr., creating a trust for the benefit of John C. Butler, Jr.

58.	Clara Rankin Butler 2002 Trust, dated November 5, 2002

59.	Griffin Bedwell Butler 2002 Trust, dated November 5, 2002

60.	Elizabeth B. Rankin

61.
Margo Jamison Victoire Williams 2004 Trust created by the Agreement, dated December 10, 2004, between David B.H. Williams, as trustee, and Clara Rankin Williams, creating a trust for the benefit of Margo Jamison Victoire Williams

62.
Helen Charles Williams 2004 Trust created by the Agreement, dated December 10, 2004, between David B.H. Williams, as trustee, and Clara Rankin Williams, creating a trust for the benefit of Helen Charles Williams

63.	Helen Charles Williams (by David B.H. Williams as Custodian)

64.	Julia L. Rankin Kuipers

65.	Trust created by the Agreement, dated December 21, 2004 for the benefit of Julia L. Rankin

66.	Thomas Parker Rankin

67.	Taplin Elizabeth Seelbach (by Scott Seelbach as Custodian)

68.	Trust created by the Agreement, dated December 21, 2004, between Chloe R. Seelbach, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Taplin Elizabeth Seelbach

69.	Rankin Associates IV, L.P.

70.
Marital Trust created by the Agreement, dated January 21, 1966, as supplemented, amended and restated, between PNC Bank and Beatrice Taplin, as Trustees, and Thomas E. Taplin, for the benefit of Beatrice B. Taplin

71.	Trust created by the Agreement, dated May 10, 2007, between Mathew M. Rankin, as Grantor, and Mathew M. Rankin and James T. Rankin, as co-trustees, for the benefit of Mary Marshall Rankin

72.	Trust created by Agreement, dated May 10, 2007, between Mathew M. Rankin, as trustee, and James T. Rankin, creating a trust for the benefit of William Alexander Rankin

73.	Trust created by the Agreement dated December 21, 2004, between Chloe R. Seelbach, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Isabelle Scott Seelbach

74.	Lynne Turman Rankin

75.	Jacob A. Kuipers

76.	2012 Chloe O. Rankin Trust

77.	2012 Corbin K. Rankin Trust

78.	2012 Alison A. Rankin Trust

79.	2012 Helen R. Butler Trust

80.	2012 Clara R. Williams Trust

81.	The David B.H. Williams Trust, David B.H. Trustee u/a/d October 14, 2009

82.	Mary Marshall Rankin (by Matthew M. Rankin, as Custodian)

83.	William Alexander Rankin (by Matthew M. Rankin, as Custodian)

84.	Margaret Pollard Rankin (by James T. Rankin, as Custodian)

85.	Trust created by the Agreement, dated April 10, 2009, between Chloe R. Seelbach, as trustee, creating a trust for the benefit of Chloe R. Seelbach

86.	Trust created by the Agreement, dated December 21, 2004, between Chloe R. Seelbach, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Thomas Wilson Seelbach

87.	Isabelle Seelbach (by Chloe R. Seelbach, as Custodian)

88.	Elisabeth M. Rankin

89.	A. Farnham Rankin

90.	Taplin Annuity Trust #1 of Beatrice B. Taplin dated June 18, 2011

91.	The Beatrice B. Taplin Trust/Custody dtd December 12, 2001, Beatrice B. Taplin, as Trustee, for the benefit of Beatrice B. Taplin

92.	Ngaio T. Lowry Trust, dated February 26, 1998, Caroline T. Ruschell, Trustee

93.	Caroline T. Ruschell Trust Agreement dated December 8, 2005, Caroline T. Ruschell as Trustee

94.	Thomas E. Taplin Exempt Family Trust u/a dated January 21, 1966 and as amended, Beatrice Taplin, Trustee

95.	Thomas E. Taplin Exempt Family Trust u/a dated January 21, 1966 amended, per IRC 1015(A) Dual Basis Sub-Account, Beatrice Taplin, Trustee

96.	Alfred M. Rankin Jr.-Roth IRA- Brokerage Account #*****

97.	John C. Butler, Jr.-Roth IRA- Brokerage Account #*****

98.	DiAhn Taplin

99.	BTR 2012 GST for Helen R. Butler

100.	BTR 2012 GST for Clara R. Williams

101.	BTR 2012 GST for James T. Rankin

102.	BTR 2012 GST for Matthew M. Rankin

103.	BTR 2012 GST for Thomas P. Rankin

104.	BTR 2012 GST for Chloe R. Seelbach

105.	BTR 2012 GST for Claiborne R. Rankin, Jr.

106.	BTR 2012 GST for Julia R. Kuipers

107.	BTR 2012 GST for Anne F. Rankin

108.	BTR 2012 GST for Elisabeth M. Rankin

109.	The Anne F. Rankin Trust dated August 15, 2012

110.	Trust created by the Agreement, dated August 20, 2009 between James T. Rankin, as Trustee, and James T. Rankin, creating a trust for the benefit of James T. Rankin

111.
Thomas P.K. Rankin, Trustee of the trust created by agreement, dated February 2, 2011, as supplemented, amended and restated, between Thomas P.K. Rankin, as trustee, and Thomas P.K. Rankin, creating a trust for the benefit of Thomas P.K. Rankin

112.	Claiborne R. Rankin Trust for children of Julia R. Kuipers dated December 27, 2013 under Custody Agreement dated December 27, 2013 fbo Evelyn R. Kuipers

113.	2016 Anne F. Rankin Trust

114.	2016 Elisabeth M. Rankin Trust

115.	AMR Associates, LP

116.	Claiborne R. Rankin Trust for Children of Claiborne R. Rankin, Jr. dtd 08/26/2016 FBO Claiborne Read Rankin III

117.	Claiborne R. Rankin Trust for Children of Julia R. Kuipers dtd 12/27/2013 FBO Matilda Alan Kuipers

118.	Claiborne Read Rankin III (by Claiborne R. Rankin, Jr., as Custodian)

119.	Matilda Alan Kuipers (by Julia R. Kuipers, as Custodian)

120.	Vested Trust for James T. Rankin, Jr. U/A/D December 4, 2015

121.	Vested Trust for Margaret Pollard Rankin U/A/D December 4, 2015
122.    Evelyn R. Kuipers (by Julia R. Kuipers, as Custodian)
123.    James T. Rankin, Jr. (by James T. Rankin, as Custodian)
124.    Thomas Wilson Seelbach (by Chloe R. Seelbach, as Custodian)

125.
The Trust created under the Agreement, dated January 11, 1965, as supplemented, amended, and restated, between PNC Bank, as Co-Trustee, and Alfred M. Rankin, Jr., as Co-Trustee, for the benefit of the grandchildren

126.	Rankin Associates V, L.P.

127.	Rankin Associates VI, L.P.

EXHIBIT A
AMENDMENT TO STOCKHOLDERS’ AGREEMENT
This AMENDMENT TO STOCKHOLDERS’ AGREEMENT, dated as of _________, 20__ (this “Amendment”), by and among the Depository, Hamilton Beach Brands Holding Company, a Delaware corporation (the “Corporation”), the new Participating Stockholder identified on the signature pages hereto (the “New Participating Stockholder”) and the Participating Stockholders under the Stockholders’ Agreement, dated as of September 29, 2017, as amended (the “Stockholders’ Agreement”), by and among the Depository, the Corporation and the Participating Stockholders. Capitalized terms defined in the Stockholders’ Agreement are used herein as so defined.
This Amendment sets forth the terms and conditions on which the New Participating Stockholder will join in and become a party to the Stockholders’ Agreement.
Pursuant to Section 8 of the Stockholders’ Agreement, prior to the acquisition of Class B Common Stock by a Permitted Transferee, the Stockholders’ Agreement may be amended to add a Permitted Transferee as a Participating Stockholder by a writing signed by the Signatories, the Corporation and such Permitted Transferee.
In consideration of the mutual promises hereinafter set forth and other good and valuable consideration had and received, the parties hereto agree as follows:
1.Representations and Warranties. The New Participating Stockholder represents and warrants to the other Participating Stockholders and the Corporation as follows:

(a)The New Participating Stockholder is the beneficial owner of, or simultaneously with the execution hereof will acquire and be deemed to be the beneficial owner of, the shares of Class B Common Stock identified below such New Participating Stockholder’s name on the signature pages hereto (except as otherwise described thereon), and except as otherwise described thereon such New Participating Stockholder does not own of record or beneficially or have any interest in any other shares of Class B Common Stock or any options to purchase or rights to subscribe or otherwise acquire any other shares of Class B Common Stock other than pursuant to the Stockholders’ Agreement;

(b)The New Participating Stockholder has the right, power and authority to execute and deliver this Amendment and to perform such New Participating Stockholder’s obligations hereunder and under the Stockholders’ Agreement; if this Amendment is being executed by a trustee on behalf of a trust, such trustee has full right, power and authority to enter into this Amendment on behalf of the trust and to bind the trust and its beneficiaries to the terms hereof; if this Amendment is being executed on behalf of a Participating Stockholder Organization, the person executing this Amendment is a duly authorized representative of such Participating Stockholder Organization with full right, power and authority to execute and deliver this Amendment on behalf of such Participating Stockholder Organization and to bind such Participating Stockholder Organization to the terms hereof; the execution, delivery and performance of this Amendment by such New Participating Stockholder will not constitute a violation of, conflict with or result in a default under (i) any contract, understanding or arrangement to which such New Participating Stockholder is a party or by which such New Participating Stockholder is bound or require the consent of any other person or any party pursuant thereto; (ii) any organizational, charter or other governance documents (including, without limitation, any partnership agreement, certificate of incorporation, or bylaws) of the New Participating Stockholder, (iii) any judgment, decree or order applicable to such New Participating Stockholder; or (iv) any law, rule or regulation of any governmental body;

(c)This Amendment and the Stockholders’ Agreement constitute legal, valid and binding agreements on the part of such New Participating Stockholder; the shares of Class B Common Stock owned beneficially by such New Participating Stockholder are fully paid and nonassessable; and

(d)The shares of Class B Common Stock owned beneficially by the New Participating Stockholder are now held by the New Participating Stockholder, free and clear of all adverse claims, liens, encumbrances and security interests (except as created by the Stockholders’ Agreement and any Amendments thereto, including this Amendment, and the Restated Certificate).

2.Address for Notices. The address for all notices to each New Participating Stockholder provided pursuant to the Stockholders’ Agreement shall be the address set forth below such New Participating Stockholder’s name on the signature pages hereto, or to such other address as such New Participating Stockholder may specify to the Depository.

3.Agreement to be Bound by Stockholders’ Agreement. The New Participating Stockholder agrees to be bound by all of the terms and provisions of the Stockholders’ Agreement applicable to Participating Stockholders.

4.Beneficiaries. The New Participating Stockholder acknowledges that the Corporation and each Participating Stockholder is a beneficiary of this Amendment.

5.Amendment of Stockholders’ Agreement. The Stockholders’ Agreement is hereby amended to add the New Participating Stockholder as a Participating Stockholder.

6.Signature of Amendment by Trusts, Minors and Incompetents.

(a)In order for a trust exclusively (as defined in Section 1.11 of the Stockholders’ Agreement) for the benefit of a Family Member or Members to be considered a Participating Stockholder:

(i)the trustee and all adult beneficiaries of such trusts having a current trust interest (as well as all Charitable Organization beneficiaries having a current trust interest) shall have previously signed the Stockholders’ Agreement or shall sign this Amendment as a Participating Stockholder;

(ii)the trustee and a parent or legal guardian, for trusts with minor beneficiaries having a current trust interest, shall sign this Amendment on behalf of any such minor beneficiaries; or

(iii)the trustee and legal guardian, if any, for trusts with incompetent beneficiaries having a current trust interest, shall sign this Amendment on behalf of any such incompetent beneficiaries.

(b)If, at any time, any trust shall have an adult beneficiary (and such beneficiary is not incompetent) having a current trust interest or an ascertainable Charitable Organization beneficiary having a current trust interest and if such beneficiary has not previously signed the Stockholders’ Agreement, then if such beneficiary shall fail or be unable to sign this Amendment for a period of 30 calendar days following notification to such beneficiary of the terms of this Amendment and the Stockholders’ Agreement by the Depository and following signature of this Amendment by the trustee, the trust shall thereupon cease to be a Participating Stockholder and Section 3.2 of the Stockholders’ Agreement shall then apply as if the shares of Class B Common Stock held by the trust were then to be converted. The donor of a trust that is revocable by the donor alone, during the lifetime of such donor, shall be considered the only beneficiary thereof so long as such trust is so revocable.

(c)In the case of Class B Common Stock held by a custodian under the Uniform Transfers to Minors Act (or the practical equivalent thereof) for the benefit of a minor Family Member, the custodian shall sign this Amendment on behalf of such minor if such minor is to be considered a Participating Stockholder.

(d)In the case of Class B Common Stock held in the name of a minor Family Member, a parent or legal guardian of such minor shall sign this Amendment on behalf of such minor if such minor is to be considered a Participating Stockholder.

(e)In the case of Class B Common Stock held in the name of an incompetent Family Member, the legal guardian of such incompetent shall sign this Amendment on behalf of such incompetent if such incompetent is to be considered a Participating Stockholder.

(f)When a minor described in Section 6(c) or(d) reaches the age of majority, or an incompetent described in Section 6(e) is no longer impaired by such disability and has reached the age of majority, such Family Member shall execute and deliver an Amendment which has been executed and delivered by the Participating Stockholders (or their attorney-in-fact), the Corporation and the Depository. If such Family Member shall fail or be unable to sign such Amendment for a period of 30 calendar days following notification to such Family Member of the terms of the Stockholders’ Agreement by the Depository, such Family Member shall thereupon cease to be a Participating Stockholder and Section 3.2 of the Stockholders’ Agreement shall then apply as if the shares of Class B Common Stock were then to be converted.

7.Power of Attorney. The undersigned New Participating Stockholder hereby constitutes and appoints Alfred M. Rankin, Jr., Eric Orsic, Thomas J. Murphy, Dana B. Sykes, Kimberly J. Pustulka, Derek R. Redmond and each of them, as the true and lawful attorney or attorneys-in-fact, with full power of substitution and resubstitution, for the undersigned and in the name, place and stead of the undersigned, in any and all capacities to:

(a)execute any and all statements under Section 13 or Section 16 of the Securities Exchange Act of 1934 of beneficial ownership of shares of Class B Common Stock subject to the Stockholders’ Agreement as amended by this Amendment, including all statements on Schedule 13D and all amendments thereto, all joint filing agreements pursuant to Rule 13d-l(k) under such Exchange Act in connection with such statements, all initial statements of beneficial ownership on Form 3 and any and all other documents to be filed with the Securities and Exchange Commission, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and

(b)execute and deliver any and all Amendments whereby a Family Member, Charitable Organization or Participating Stockholder Organization becomes a Participating Stockholder or any other amendment to the Stockholders’ Agreement in accordance with Section 8 of the Stockholders’ Agreement, other than those amendments that (i) extend the term of the Stockholders’ Agreement or(ii) amend Section 2, 3, 4 or 8 of the Stockholders’ Agreement, thereby granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them, or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue of this Section 7. The grant of this power of attorney shall not be affected by any disability of such undersigned New Participating Stockholder. If applicable law requires additional or substituted language or formalities (including witnesses or acknowledgments) in order to validate the power of attorney intended to be granted by this Section 7, each New Participating Stockholder agrees to execute and deliver such additional instruments and to take such further acts as may be necessary to validate such power of attorney.

8.Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument, without production of the others.

IN WITNESS WHEREOF, the New Participating Stockholder, the Participating Stockholders, the Corporation and the Depository have executed this Amendment or caused this Amendment to be executed in their respective names, all as of the date and year first above written.

(a new Participating Stockholder)
Address:

Number of Shares of Class B Common Stock	Certificate No.

, as Depository
By:

HAMILTON BEACH BRANDS HOLDING COMPANY
By:

THE PARTICIPATING STOCKHOLDERS listed in Annex A attached hereto and incorporated herein by this reference
By:

Annex A
PARTICIPATING STOCKHOLDERS
1.    Clara L. T. Rankin
2.    Alfred M. Rankin, Jr.
3.    Victoire G. Rankin
4.    Helen Rankin Butler (f/k/a Helen P. Rankin)
5.    Clara T. Rankin Williams (f/k/a Clara T. Rankin)
6.    Thomas T. Rankin
7.    Matthew M. Rankin
8.    James T. Rankin
9.    Claiborne R. Rankin
10.    Chloe O. Rankin
11.    Chloe R. Seelbach (f/k/a Chloe E. Rankin)
12.    Claiborne R. Rankin, Jr.
13.    Roger F. Rankin
14.    Bruce T. Rankin
15.    Martha S. Kelly
16.    Susan Sichel
17.    Jennifer T. Jerome
18.    Caroline T. Ruschell
19.    David F. Taplin
20.    Beatrice B. Taplin
21.    Theodore D. Taplin
22.    Britton T. Taplin
23.    Frank F. Taplin
24.    Rankin Management, Inc.
25.    Rankin Associates I, L.P. (f/k/a CTR Family Associates, L.P.)

26.	The Trust created under the Agreement, dated December 28, 1976, between National City Bank, as trustee, and Clara L.T. Rankin, for the benefit of grandchildren

27.	The Trust created under the Agreement, dated July 20, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Clara T. Rankin, for the benefit of Clara T. Rankin

28.
The Trust created under the Agreement, dated September 28, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Alfred M. Rankin, Jr., for the benefit of Alfred M. Rankin, Jr.

29.
The Trust created under the Agreement, dated September 28, 2000, as supplemented, amended and restated, between Victoire G. Rankin, as trustee, and Victoire G. Rankin, for the benefit of Victoire G. Rankin

30.
The Trust created under the Agreement, dated December 29, 1967, as supplemented, amended and restated, between Thomas T. Rankin, as trustee, and Thomas T. Rankin, creating a trust for the benefit of Thomas T. Rankin

31.
The Trust created under the Agreement, dated June 22, 1971, as supplemented, amended and restated, between Claiborne R. Rankin, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Claiborne R. Rankin

32.
The Trust created under the Agreement, dated September 11, 1973, as supplemented, amended and restated, between Roger F. Rankin, as trustee, and Roger F. Rankin, creating a trust for the benefit of Roger F. Rankin

33.	The Trust created under the Agreement, dated September 28, 2000, between Alfred M. Rankin, Jr., as trustee, and Bruce T. Rankin, for the benefit of Bruce T. Rankin

34.	The Trust created under the Agreement, dated October 15, 1975, between National City Bank, as trustee, and Theodore D. Taplin, for the benefit of Theodore D. Taplin

35.
The Trust created under the Agreement, dated December 30, 1977, as supplemented, amended and restated, between National City Bank, as trustee, and Britton T. Taplin for the benefit of Britton T. Taplin

36.
The Trust created under the Agreement, dated December 29, 1989, as supplemented, amended and restated, between Clara T. (Rankin) Williams, as trustee, and Clara T. (Rankin) Williams for the benefit of Clara T. (Rankin) Williams

37.
The Trust created under the Agreement, dated December 29, 1989, as supplemented, amended and restated, between Helen P. (Rankin) Butler, as trustee, and Helen P. (Rankin) Butler for the benefit of Helen P. (Rankin) Butler

38.	Corbin Rankin

39.	Alison A. Rankin

40.	National City Bank as agent under the Agreement, dated July 16, 1969, with Margaret E. Taplin

41.	Alison A. Rankin, as trustee fbo A. Farnham Rankin under Irrevocable Trust No. 1, dated December 18, 1997, with Roger Rankin, Grantor

42.	Alison A. Rankin, as trustee fbo Elisabeth M. Rankin under Irrevocable Trust No. 1, dated December 18, 1997, with Roger Rankin, Grantor

43.	Rankin Associates II, L.P.

44.	John C. Butler, Jr.

45.	Clara Rankin Butler

46.	The Trust created under the Agreement, dated July 24, 1998, as amended, between Frank F. Taplin, as trustee, and Frank F. Taplin, for the benefit of Frank F. Taplin

47.	David B. H. Williams

48.	Griffin B. Butler (by John C. Butler, Jr. as Custodian)

49.	The Claiborne R. Rankin, Jr. Revocable Trust dated August 25, 2000

50.	Alison A. Rankin as Trustee under Irrevocable Trust No. 2, dated September 11, 2000, for the benefit of A. Farnham Rankin

51.	Alison A. Rankin as Trustee under Irrevocable Trust No. 2, dated September 11, 2000, for the benefit of Elisabeth M. Rankin

52.	Alison A. Rankin as Trustee of the Alison A. Rankin Revocable Trust, dated September 11, 2000

53.	The Trust created under the Agreement, dated December 20, 1993 for the benefit of Matthew M. Rankin

54.	Scott Seelbach

55.	Margo Jamison Victoire Williams (by Clara Rankin Williams as Custodian)

56.	Trust created under the Agreement, dated June 1, 1995, between Chloe O. Rankin, as Trustee, and Chloe O. Rankin, for the benefit of Chloe O. Rankin

57.	Trust created by the Agreement, dated June 17, 1999, between John C. Butler, Jr., as trustee, and John C. Butler, Jr., creating a trust for the benefit of John C. Butler, Jr.

58.	Clara Rankin Butler 2002 Trust, dated November 5, 2002

59.	Griffin Bedwell Butler 2002 Trust, dated November 5, 2002

60.	Elizabeth B. Rankin

61.
Margo Jamison Victoire Williams 2004 Trust created by the Agreement, dated December 10, 2004, between David B.H. Williams, as trustee, and Clara Rankin Williams, creating a trust for the benefit of Margo Jamison Victoire Williams

62.
Helen Charles Williams 2004 Trust created by the Agreement, dated December 10, 2004, between David B.H. Williams, as trustee, and Clara Rankin Williams, creating a trust for the benefit of Helen Charles Williams

63.	Helen Charles Williams (by David B.H. Williams as Custodian)

64.	Julia L. Rankin Kuipers

65.	Trust created by the Agreement, dated December 21, 2004 for the benefit of Julia L. Rankin

66.	Thomas Parker Rankin

67.	Taplin Elizabeth Seelbach (by Scott Seelbach as Custodian)

68.	Trust created by the Agreement, dated December 21, 2004, between Chloe R. Seelbach, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Taplin Elizabeth Seelbach

69.	Rankin Associates IV, L.P.

70.
Marital Trust created by the Agreement, dated January 21, 1966, as supplemented, amended and restated, between PNC Bank and Beatrice Taplin, as Trustees, and Thomas E. Taplin, for the benefit of Beatrice B. Taplin

71.	Trust created by the Agreement, dated May 10, 2007, between Mathew M. Rankin, as Grantor, and Mathew M. Rankin and James T. Rankin, as co-trustees, for the benefit of Mary Marshall Rankin

72.	Trust created by Agreement, dated May 10, 2007, between Mathew M. Rankin, as trustee, and James T. Rankin, creating a trust for the benefit of William Alexander Rankin

73.	Trust created by the Agreement dated December 21, 2004, between Chloe R. Seelbach, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Isabelle Scott Seelbach

74.	Lynne Turman Rankin

75.	Jacob A. Kuipers

76.	2012 Chloe O. Rankin Trust

77.	2012 Corbin K. Rankin Trust

78.	2012 Alison A. Rankin Trust

79.	2012 Helen R. Butler Trust

80.	2012 Clara R. Williams Trust

81.	The David B.H. Williams Trust, David B.H. Trustee u/a/d October 14, 2009

82.	Mary Marshall Rankin (by Matthew M. Rankin, as Custodian)

83.	William Alexander Rankin (by Matthew M. Rankin, as Custodian)

84.	Margaret Pollard Rankin (by James T. Rankin, as Custodian)

85.	Trust created by the Agreement, dated April 10, 2009, between Chloe R. Seelbach, as trustee, creating a trust for the benefit of Chloe R. Seelbach

86.	Trust created by the Agreement, dated December 21, 2004, between Chloe R. Seelbach, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Thomas Wilson Seelbach

87.	Isabelle Seelbach (by Chloe R. Seelbach, as Custodian)

88.	Elisabeth M. Rankin

89.	A. Farnham Rankin

90.	Taplin Annuity Trust #1 of Beatrice B. Taplin dated June 18, 2011

91.	The Beatrice B. Taplin Trust/Custody dtd December 12, 2001, Beatrice B. Taplin, as Trustee, for the benefit of Beatrice B. Taplin

92.	Ngaio T. Lowry Trust, dated February 26, 1998, Caroline T. Ruschell, Trustee

93.	Caroline T. Ruschell Trust Agreement dated December 8, 2005, Caroline T. Ruschell as Trustee

94.	Thomas E. Taplin Exempt Family Trust u/a dated January 21, 1966 and as amended, Beatrice Taplin, Trustee

95.	Thomas E. Taplin Exempt Family Trust u/a dated January 21, 1966 amended, per IRC 1015(A) Dual Basis Sub-Account, Beatrice Taplin, Trustee

96.	Alfred M. Rankin Jr.-Roth IRA- Brokerage Account #*****

97.	John C. Butler, Jr.-Roth IRA- Brokerage Account #*****

98.	DiAhn Taplin

99.	BTR 2012 GST for Helen R. Butler

100.	BTR 2012 GST for Clara R. Williams

101.	BTR 2012 GST for James T. Rankin

102.	BTR 2012 GST for Matthew M. Rankin

103.	BTR 2012 GST for Thomas P. Rankin

104.	BTR 2012 GST for Chloe R. Seelbach

105.	BTR 2012 GST for Claiborne R. Rankin, Jr.

106.	BTR 2012 GST for Julia R. Kuipers

107.	BTR 2012 GST for Anne F. Rankin

108.	BTR 2012 GST for Elisabeth M. Rankin

109.	The Anne F. Rankin Trust dated August 15, 2012

110.	Trust created by the Agreement, dated August 20, 2009 between James T. Rankin, as Trustee, and James T. Rankin, creating a trust for the benefit of James T. Rankin

111.
Thomas P.K. Rankin, Trustee of the trust created by agreement, dated February 2, 2011, as supplemented, amended and restated, between Thomas P.K. Rankin, as trustee, and Thomas P.K. Rankin, creating a trust for the benefit of Thomas P.K. Rankin

112.	Claiborne R. Rankin Trust for children of Julia R. Kuipers dated December 27, 2013 under Custody Agreement dated December 27, 2013 fbo Evelyn R. Kuipers

113.	2016 Anne F. Rankin Trust

114.	2016 Elisabeth M. Rankin Trust

115.	AMR Associates, LP

116.	Claiborne R. Rankin Trust for Children of Claiborne R. Rankin, Jr. dtd 08/26/2016 FBO Claiborne Read Rankin III

117.	Claiborne R. Rankin Trust for Children of Julia R. Kuipers dtd 12/27/2013 FBO Matilda Alan Kuipers

118.	Claiborne Read Rankin III (by Claiborne R. Rankin, Jr., as Custodian)

119.	Matilda Alan Kuipers (by Julia R. Kuipers, as Custodian)

120.	Vested Trust for James T. Rankin, Jr. U/A/D December 4, 2015

121.	Vested Trust for Margaret Pollard Rankin U/A/D December 4, 2015
122.    Evelyn R. Kuipers (by Julia R. Kuipers, as Custodian)
123.    James T. Rankin, Jr. (by James T. Rankin, as Custodian)
124.    Thomas Wilson Seelbach (by Chloe R. Seelbach, as Custodian)

125.
The Trust created under the Agreement, dated January 11, 1965, as supplemented, amended, and restated, between PNC Bank, as Co-Trustee, and Alfred M. Rankin, Jr., as Co-Trustee, for the benefit of the grandchildren

126.	Rankin Associates V, L.P.

127.	Rankin Associates VI, L.P.

EXHIBIT B
TERMS AND CONDITIONS
Section 1.The Depository shall mark the appropriate legend on the face or the back of each certificate representing shares of Class B Common Stock (“Certificate”) delivered hereunder in accordance with Section 7.1 of the Stockholders’ Agreement, dated September 29, 2017 (the “Stockholders’ Agreement”), by and among the Corporation, the Participating Stockholders and the Depository.

Section 2.(a)    In the event that the Depository receives written notification, pursuant to the terms of the Stockholders’ Agreement, which states that shares of Class B Common Stock are to be converted or are to be transferred otherwise than as provided under Section 2.1 of the Stockholders’ Agreement, then the Depository shall take such action as is required by the Stockholders’ Agreement and otherwise is in accordance with written instructions executed by the parties to the Stockholders’ Agreement who are transferring, converting or acquiring the shares of Class B Common Stock represented by such Certificates.

(b)In the event that such written notification states that shares of Class B Common Stock are to be transferred by a Participating Stockholder as provided under Section 2.1 of the Stockholders’ Agreement, then the Depository shall take such action as is required by the Stockholders’ Agreement and otherwise is in accordance with the written instructions of the Participating Stockholder making such transfer and may, as a condition to taking any such action, require the furnishing of affidavits, or other proof as it deems necessary to establish that such transfer is permitted by such Section 2.1.

Section 3.Duties and Adverse Claims. The duties and obligations of the Depository shall be determined solely by the express provisions of the Stockholders’ Agreement, including this Exhibit B. In the event of any disagreement or the presentation of any adverse claim or demand in connection with rights and duties of the Depository, the Depository shall, at its option, be entitled to refuse to comply with any such claims or demands during the continuance of such disagreements and in so doing, the Depository shall not become liable to any party to the Stockholders’ Agreement or to any other person due to its failure to comply with such adverse claim or demand, the Depository shall be entitled to continue, without liability, to refrain and refuse to act:

(a)until authorized to act by a court order from a court having jurisdiction over the parties and the property, after which time the Depository shall be entitled to act in conformity with such adjudication; or

(b)until all differences shall have been adjusted by agreement and the Depository shall have been notified thereof and shall have been directed in writing, signed jointly or in counterpart by all persons making adverse claims or demands, at which time the Depository shall be protected in acting in compliance therewith.

Section 4.The Depository’s Liability Limited. The Depository shall not be liable to anyone whatsoever by reason of any error of judgment or for any act done or step taken or omitted by it in good faith or for any mistake of fact or law or for anything which it may do or refrain from doing in connection herewith unless caused by or arising out of its own gross negligence or willful misconduct. The parties to the Stockholders’ Agreement represent to the Depository that they have and shall continue to solicit the advice of their respective counsel regarding compliance with all applicable state and federal securities laws in connection with the transactions contemplated by the Stockholders’ Agreement and that they will act in accordance with such advice. The Depository shall have no responsibility to ensure compliance with any such securities laws, and such responsibility rests solely with the parties to the Stockholders’ Agreement.

Section 5.Reliance by the Depository on Documents, Etc. The Depository shall be entitled to rely and shall be protected in acting in reliance upon any instructions or directions furnished to it in writing pursuant to any provisions of the Stockholders’ Agreement and shall be entitled to treat as genuine, and as the document it purports to be, any letter, paper or other document furnished to it and believed by it to be genuine and to have been signed and presented by the proper party or parties.

Section 6.Indemnification and Legal Counsel for the Depository. The parties to the Stockholders’ Agreement hereby agree to indemnify the Depository and save it harmless from and against all losses, damages, costs, charges, payments, liabilities and expenses, including the costs of litigation, investigation and reasonable legal fees incurred by the Depository and arising directly or indirectly out of its role as Depository pursuant to the Stockholders’ Agreement, including such losses, damages, costs, charges, payments, and suits made or asserted, whether groundless or otherwise, against the Depository unless the same arise out of the willful misconduct or gross negligence of the Depository. The parties to the Stockholders’ Agreement agree that the Depository does not assume any responsibility for the failure of any of the parties to make payments or perform

B-1

the conditions of the Stockholders’ Agreement, nor shall the Depository be responsible for the collection of any monies provided to be paid to it. The Depository may consult with counsel of its own choice (including inside counsel for the Depository) and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The provisions of this Section 6 shall survive termination of the arrangement contemplated hereby.

Section 7.Compensation. The parties to the Stockholders’ Agreement agree to pay the Depository reasonable compensation for the services to be rendered hereunder and will pay or reimburse the Depository upon request for all expenses, disbursements and advances, including reasonable attorneys’ fees, incurred or made by it in connection with carrying out its duties hereunder.

Section 8.Registration and Dismissal. The Depository shall have the right to resign, and Participating Stockholders owning 66 2/3 percent of the shares of Class B Common Stock subject to the Stockholders’ Agreement shall have the right to dismiss the Depository, in each case upon giving thirty (30) days written notice by mailing said written notice thereof to the proper party or parties; provided, however, that no such resignation or dismissal shall become effective until a successor has been duly appointed to act as Depository by amendment to the Stockholders’ Agreement and such successor has agreed so to act.

Section 9.Defined Terms. Capitalized terms defined in the Stockholders’ Agreement and not otherwise defined herein are used herein as so defined in the Stockholders’ Agreement.

B-2

Exhibit B

TAX ALLOCATION AGREEMENT
BY AND BETWEEN
NACCO INDUSTRIES, INC.
AND
HAMILTON BEACH BRANDS HOLDING COMPANY
Dated September 29, 2017

TABLE OF CONTENTS

Page

ARTICLE 1	DEFINITIONS.............................................................................................................................1

1.1	General..................................................................................................................................................1

ARTICLE 2	PREPARATION, FILING AND PAYMENT OF TAXES AND REFUNDS SHOWN ON TAX RETURNS...........................................................................................................................6

2.1
Responsibility of Parties to Prepare and File Pre-Closing Income Tax Returns and Straddle Period Income Tax Returns...............................................................................................................................6

2.2	Tax Return Procedures...........................................................................................................................6

2.3	Post-Closing Income Tax Returns and Non-Income Tax Returns.........................................................7

2.4	Timing of Payments to Taxing Authority..............................................................................................7

2.5	Expenses................................................................................................................................................7

2.6	Coordination with Article 4...................................................................................................................8

ARTICLE 3	PAYMENT OF TAXES AND INDEMNIFICATION................................................................8

3.1	Payment and Indemnification by Parent................................................................................................8

3.2	Payment and Indemnification by Hamilton Beach Holding..................................................................8

3.3	Timing of Tax Payments........................................................................................................................8

3.4	Characterization of and Adjustments to Payments................................................................................8

3.5	Utilization of Tax Attributes..................................................................................................................8

ARTICLE 4	REFUNDS, CARRYBACKS, AMENDMENTS AND TAX ATTRIBUTES...........................9

4.1	Refunds..................................................................................................................................................9

4.2	Carrybacks.............................................................................................................................................9

4.3	Amended Tax Returns.........................................................................................................................10

4.4	Tax Attributes.......................................................................................................................................11

ARTICLE 5	TAX PROCEEDINGS................................................................................................................11

5.1	Notification of Tax Proceedings..........................................................................................................11

5.2	Tax Proceeding Procedures.................................................................................................................11

5.3	Tax Proceeding Cooperation...............................................................................................................12

5.4	Correlative Adjustments......................................................................................................................12

ARTICLE 6	TAX-FREE STATUS OF THE TRANSACTIONS.................................................................12

6.1	Representations and Warranties...........................................................................................................12

6.2
Limits on Proposed Acquisition Transactions and Other Transactions During Restriction Period    ...............................................................................................................................................13

6.3	Tax Counsel Advance Conflict Waiver................................................................................................14

6.4	Section 336(e) Election.......................................................................................................................14

ARTICLE 7	COOPERATION........................................................................................................................14

7.1	General Cooperation............................................................................................................................14

7.2	Retention of Records...........................................................................................................................15

ARTICLE 8	MISCELLANEOUS..................................................................................................................15

8.1	Dispute Resolution..............................................................................................................................15

8.2	Tax Sharing Agreements......................................................................................................................15

8.3	Interest on Late Payments...................................................................................................................15

8.4	Survival of Covenants.........................................................................................................................15

8.5	Termination.........................................................................................................................................16

8.6	Severability..........................................................................................................................................16

8.7	Entire Agreement; Exclusivity.............................................................................................................16

8.8	Successors and Assigns.......................................................................................................................16

8.9	Third-Party Beneficiaries....................................................................................................................16

8.10	Specific Performance..........................................................................................................................16

8.11	Amendment.........................................................................................................................................16

8.12	Rules of Construction..........................................................................................................................16

8.13	Counterparts........................................................................................................................................17

8.14	Coordination with the Separation Agreement .....................................................................................17

8.15	Effective Date......................................................................................................................................17

8.16	Governing Law....................................................................................................................................17

8.17	Force Majeure..................................................................................................................................... 17

8.18	Notices.................................................................................................................................................17

8.19	No Circumvention...............................................................................................................................17
8.20    No Duplication; No Double Recovery................................................................................................17

TAX ALLOCATION AGREEMENT

THIS TAX ALLOCATION AGREEMENT (this “Agreement”), dated as of September 29, 2017, is by and between NACCO Industries, Inc. (“Parent”), a Delaware corporation, and Hamilton Beach Brands Holding Company (“Hamilton Beach Holding”), a Delaware corporation. Each of Parent and Hamilton Beach Holding is sometimes referred to herein as a “Party” and, collectively, as the “Parties.”
WHEREAS, Parent, through its various subsidiaries, is engaged in the NACoal Business and the HBB Business;
WHEREAS, the board of directors of Parent has determined that it is in the best interests of Parent and its shareholders to separate and operate the HBB Business as a separate publicly traded company;
WHEREAS, Parent intends to distribute to holders of Parent Common Stock all of the outstanding shares of Hamilton Beach Holding Common Stock by means of a distribution on the basis of one share of Hamilton Beach Holding Class A Common Stock and one share of Hamilton Beach Holding Class B Common Stock for every one share of Parent Class A Common Stock or Parent Class B Common Stock (the “Distribution”), and the board of directors of Parent has approved such Distribution;
WHEREAS, for U.S. federal income tax purposes the Distribution is intended to qualify as tax free under Section 355 of the Code;
WHEREAS, Parent anticipates receiving an opinion of McDermott Will & Emery LLP to the effect that the Distribution will qualify as tax free under Section 355 of the Code;
WHEREAS, prior to consummation of the Distribution, Parent will be the common parent corporation of an affiliated group of corporations within the meaning of Section 1504 of the Code that includes Hamilton Beach Holding; and
WHEREAS, the Parties wish to (a) provide for the payment of Tax liabilities and entitlement to refunds thereof, allocate responsibility for, and cooperation in, the filing of Tax Returns, and provide for certain other matters relating to Taxes, and (b) set forth certain covenants and indemnities relating to the preservation of the tax free status of the Distribution.
NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1    General. As used in this Agreement, the following terms shall have the following meanings:
“Accounting Firm” has the meaning set forth in Section 8.1(b) of this Agreement.
“Acting Party” has the meaning set forth in Section 6.2(b).
“Adjustment” means any change in the Tax liability of a taxpayer, determined issue-by-issue or transaction-by-transaction, as the case may be.
“Aggregate Carryback Amount” has the meaning set forth in Section 4.2(c).
“Agreement” has the meaning set forth in the preamble to this Agreement.
“Benefited Party” has the meaning set forth in Section 4.1(c) of this Agreement.
“Carryback Amount” has the meaning set forth in Section 4.2(c).
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Counsel” means McDermott Will & Emery LLP.
“Disqualifying Action” means a Parent Disqualifying Action or a Hamilton Beach Holding Disqualifying Action.
“Distribution” has the meaning set forth in the preamble to this Agreement.
“Distribution Date” means the date on which the Distribution occurs.
“Distribution Taxes” means any Taxes imposed on or by reason of the Distribution (including Transfer Taxes), other than any such Taxes caused by a Disqualifying Action. For the avoidance of doubt, Distribution Taxes include Taxes by reason of deferred intercompany transactions triggered by the Distribution.

1

“Due Date” means (i) with respect to a Tax Return, the date (taking into account all valid extensions) on which such Tax Return is required to be filed under applicable Law and (ii) with respect to a payment of Taxes, the date on which such payment is required to be made to avoid the incurrence of interest, penalties and/or additions to Tax.
“Extraordinary Transaction” means any action that is not in the Ordinary Course of Business, but shall not include any action described in the Separation Agreement or that is undertaken pursuant to the Distribution.
“Family Member” has the meaning set forth in the Transfer Restriction Agreement by and among the Parties and the members of the Rankin and Taplin families, dated ___, 2017.
“Fifty-Percent or Greater Interest” has the meaning ascribed to such term by Section 355(d)(4) of the Code.
“Final Determination” means the final resolution of liability for any Tax for any taxable period, by or as a result of (i) a final decision, judgment, decree or other order by any court of competent jurisdiction that can no longer be appealed; (ii) a final settlement with the IRS, a closing agreement or accepted offer in compromise under Sections 7121 or 7122 of the Code, or a comparable agreement under the Laws of other jurisdictions, which resolves the entire Tax liability for any taxable period; (iii) any allowance of a refund or credit in respect of an overpayment of Tax, but only after the expiration of all periods during which such refund or credit may be recovered by the jurisdiction imposing the Tax; or (iv) any other final resolution, including by reason of the expiration of the applicable statute of limitations or the execution of a pre-filing agreement with the IRS or other Taxing Authority.
“First Party’s Tax Attribute” has the meaning set forth in Section 3.5(a).
“Hamilton Beach Holding” has the meaning set forth in the preamble to this Agreement.
“Hamilton Beach Holding Allocable Portion” means, with respect to a Mixed Business Income Tax Return (including, for the avoidance of doubt, an amended Mixed Business Income Tax Return) filed after the Distribution Date for either a Pre-Closing Period or Straddle Period or with respect to which an Adjustment is made after the Distribution Date, the amount of Taxes due and payable attributable to Hamilton Beach Holding or any Hamilton Beach Holding Entity, calculated on a “with and without basis” consistent with Past Practice.
“Hamilton Beach Holding Class A Common Stock” has the meaning set forth in the Separation Agreement.
“Hamilton Beach Holding Class B Common Stock” has the meaning set forth in the Separation Agreement.
“Hamilton Beach Holding Class B Common Stock Conversion” means the conversion by a holder (other than a Family Member) of Hamilton Beach Holding Class B Common Stock to Hamilton Beach Holding Class A Common Stock.
“Hamilton Beach Holding Common Stock” means the Hamilton Beach Holding Class A Common Stock and the Hamilton Beach Holding Class B Common Stock.
“Hamilton Beach Holding Disqualifying Action” means (i) any action (or the failure to take any action) within its control by Hamilton Beach Holding or any Hamilton Beach Holding Entity (including entering into any agreement, understanding or arrangement or any negotiations with respect to any transaction or series of transactions), or (ii) any event (or series of events) involving the capital stock of Hamilton Beach Holding, excluding any Hamilton Beach Holding Class B Common Stock Conversion, any assets of Hamilton Beach Holding or any assets of any Hamilton Beach Holding Entity that, in each case, negates the Tax-Free Status of the Distribution in whole or in part, regardless of whether such action (or failure to take action), or event (or series of events) (x) is covered by a Post-Distribution Ruling from the IRS or an Unqualified Tax Opinion, or (y) occurs during or after the Restriction Period; provided, however, the term “Hamilton Beach Holding Disqualifying Action” shall not include any action described in the Separation Agreement or that is undertaken pursuant to the Distribution.
“Hamilton Beach Holding Entity” means any Subsidiary of Hamilton Beach Holding immediately after the effective time of the Distribution.
“Hamilton Beach Holding Group” means, individually or collectively, as the case may be, Hamilton Beach Holding and any and all Hamilton Beach Holding Entities.
“Hamilton Beach Holding Indemnified Parties” has the meaning set forth in the Separation Agreement.
“Hamilton Beach Holding Percentage” means the percentage determined by dividing (i) the average total value of the Hamilton Beach Holding Common Stock for the five business days following the Distribution Date, computed for each day by averaging the intraday high and intraday low trading price of the Hamilton Beach Holding Class A Common Stock and multiplying such amount by the total number of shares of Hamilton Beach Holding Common Stock outstanding on such day, by (ii) the sum of (x) the amount determined in clause (i) and (y) the average total value of the Parent Common Stock for the five business days following the Distribution Date, computed for each day by averaging the intraday high and intraday low trading

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price of the Parent Class A Common Stock and multiplying such amount by the total number of shares of Parent Common Stock outstanding on such day.
“Hamilton Beach Holding Taxes” means, without duplication, (i) any Taxes imposed on Parent (or any of its Subsidiaries) or Hamilton Beach Holding (or any of its Subsidiaries) attributable to a Hamilton Beach Holding Disqualifying Action, (ii) the Hamilton Beach Holding Percentage of any Taxes imposed on Parent (or any of its Subsidiaries) or Hamilton Beach Holding (or any of its Subsidiaries) attributable to both a Hamilton Beach Holding Disqualifying Action and a Parent Disqualifying Action, (iii) the Hamilton Beach Holding Percentage of any Distribution Taxes imposed on Parent (or any of its Subsidiaries (iv) the Hamilton Beach Holding Allocable Portion of any Mixed Business Income Taxes in respect of a Mixed Business Income Tax Return governed by Section 2.2(a), (v) any Taxes in respect of any Single Business Tax Return required to be filed by Hamilton Beach Holding or any Hamilton Beach Holding Entity pursuant to Section 2.2(b)(ii), and (vi) any Taxes in respect of any Post-Closing Tax Return or Non-Income Tax Return required to be filed by Hamilton Beach Holding or any Hamilton Beach Holding Entity pursuant to Section 2.3, in each case including any Taxes resulting from an Adjustment. For the avoidance of doubt, Hamilton Beach Holding Taxes shall not include any Taxes solely attributable to a Parent Disqualifying Action.
“HBB Business” means the business or businesses conducted before the Distribution by Hamilton Beach Holding and its subsidiaries (including, for the avoidance of doubt, the business operated by the Kitchen Collection, LLC).
“Income Tax Return” means any Tax Return relating to Income Taxes.
“Income Taxes” means any Taxes based upon, measured by, or calculated with respect to: (A) net income or profits or net receipts (including, but not limited to, any capital gains, minimum Tax or any Tax on items of Tax preference, but not including sales, use, real or personal property, or transfer or similar Taxes) or (B) multiple bases (including corporate franchise, doing business and occupation Taxes) if one or more bases upon which such Tax may be based, measured by, or calculated with respect to, is described in clause (A).
“Indemnifying Party” means the Party from which the other Party is entitled to seek indemnification pursuant to the provisions of Article 3.
“Indemnified Party” means the Party which is entitled to seek indemnification from the other Party pursuant to the provisions of Article 3.
“Information” has the meaning set forth in Section 7.1(a).
“Information Request” has the meaning set forth in Section 7.1(a).
“IRS” means the U.S. Internal Revenue Service or any successor thereto, including, but not limited to, its agents, representatives, and attorneys.
“Law” means any U.S. or non-U.S. federal, national, supranational, state, provincial, local or similar statute, treaty, law, ordinance, regulation, rule, code, administrative pronouncement, order, requirement or rule of law (including common law).
“LIBOR” means the London InterBank Offered Rate as published in the Wall Street Journal.
“Mixed Business Income Taxes” means any U.S. federal, state or local, or foreign Income Taxes attributable to any Mixed Business Income Tax Return.
“Mixed Business Income Tax Return” means any Income Tax Return including any consolidated, combined or unitary Income Tax Return, that relates to at least one asset or activity that is part of the NACoal Business, on the one hand, and at least one asset or activity that is part of the HBB Business, on the other hand.
“NACoal Business” means the business or businesses conducted by North American Coal Corporation before the Distribution.
“Non-Acting Party” has the meaning set forth in Section 6.2(b).
“Non-Income Tax Return” means any Tax Return relating to Taxes other than Income Taxes.
“Opinion” means the opinion of Counsel with respect to certain Tax aspects of the Distribution.
“Ordinary Course of Business” means an action taken by a Person only if such action is taken in the ordinary course of the normal day-to-day operations of such Person.
“Parent” has the meaning set forth in the preamble to this Agreement.
“Parent Class A Common Stock” has the meaning set forth in the Separation Agreement.

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“Parent Class B Common Stock” has the meaning set forth in the Separation Agreement.
“Parent Common Stock” means the Parent Class A Common Stock and the Parent Class B Common Stock.
“Parent Disqualifying Action” means (i) any action (or the failure to take any action) within its control by Parent or any Parent Entity (including entering into any agreement, understanding or arrangement or any negotiations with respect to any transaction or series of transactions), or (ii) any event (or series of events) involving the capital stock of Parent, any assets of Parent or any assets of any Parent Entity that, in each case, negates the Tax-Free Status of the Distribution in whole or in part, regardless of whether such action (or failure to take action) or event (or series of events) (x) is covered by a Post-Distribution Ruling from the IRS or an Unqualified Tax Opinion, or (y) occurs during or after the Restriction Period; provided, however, the term “Parent Disqualifying Action” shall not include any action described in the Separation Agreement or that is undertaken pursuant to the Distribution.
“Parent Entity” means any Subsidiary of Parent immediately after the Distribution Date.
“Parent Group” means, individually or collectively, as the case may be, Parent and any and all Parent Entities.
“Parent Indemnified Parties” has the meaning set forth in the Separation Agreement.
“Parent Taxes” means any Taxes of Parent or any Subsidiary or former Subsidiary of Parent for any Pre-Closing Period, Post-Closing Period, and, with respect to a Straddle Period, the portion of such period ending on the Distribution Date (determined in accordance with Section 2.2(a)), in each case including any Taxes resulting from an Adjustment and in each case other than Hamilton Beach Holding Taxes.
“Party” has the meaning set forth in the preamble to this Agreement.
“Past Practice” has the meaning set forth in Section 2.2(a).
“Person” has the meaning set forth in the Separation Agreement.
“Post-Closing Income Tax Returns” means, collectively, all Income Tax Returns required to be filed by a Party or any of its Subsidiaries for a Post-Closing Period.
“Post-Closing Period” means any taxable period (or portion thereof) beginning after the Distribution Date.
“Post-Distribution Ruling” means a favorable private letter ruling from the IRS, or a ruling from another appropriate Taxing Authority.
“Pre-Closing Income Tax Returns” means, collectively, all Income Tax Returns required to be filed by a Party or any of its Subsidiaries for a Pre-Closing Period.
“Pre-Closing Period” means any taxable period (or portion thereof) ending on or before the Distribution Date.
“Proposed Acquisition Transaction” means a transaction or series of transactions (or any agreement, understanding, arrangement, or substantial negotiations within the meaning of Section 355(e) of the Code and Treasury Regulation Section 1.355-7, or any other regulations promulgated thereunder, to enter into a transaction or series of transactions), whether such transaction is supported by the applicable Party’s management or shareholders, is a hostile acquisition, or otherwise, as a result of which such Party would merge or consolidate with any other Person or as a result of which one or more Persons would (directly or indirectly) acquire, or have the right to acquire, from such Party and/or one or more holders of outstanding shares of such Party’s capital stock, as the case may be, a number of shares of such Party’s capital stock that would, when combined with any other changes in ownership of such Party’s capital stock pertinent for purposes of Section 355(e) of the Code, comprise (A) 35% or more of the value of all outstanding shares of stock of such Party as of the date of such transaction, or in the case of a series of transactions, the date of the last transaction of such series, or (B) (i) with respect to Parent, 35% or more of the total combined voting power of all outstanding shares of voting stock of Parent as of the date of such transaction, or in the case of a series of transactions, the date of the last transaction of such series, or (ii) with respect to Hamilton Beach Holding, 5% or more of the total combined voting power of all outstanding shares of voting stock of Hamilton Beach Holding as of the date of such transaction, or in the case of a series of transactions, the date of the last transaction of such series; provided, however, that any increase in voting power of the Hamilton Beach Holding Common Stock held by the Family Members resulting from any Hamilton Beach Holding Class B Common Stock Conversion shall not be considered, or taken into account, when determining the percentage referred to in this clause (B)(ii) of the Proposed Acquisition Transaction definition; provided, further, that if Hamilton Beach Holding shall have received, prior to entering into any such transaction or series of transactions, a Post-Distribution Ruling or Unqualified Tax Opinion, in each case in a form and substance satisfactory to Parent, that confirms that the increase in voting power by holders of Hamilton Beach Holding Class B Common Stock by reason of any Hamilton Beach Holding Class B Common Stock Conversion is not considered an acquisition of voting power as part of a plan or series of related transactions for purposes of Section 355(e) of the Code, then the percentage reflected in this clause (B)(ii) of the Proposed Acquisition Transaction definition shall be 35% instead of 5%;

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provided, further, that (x) in determining whether a ruling or opinion is satisfactory, Parent shall exercise its discretion, in good faith, solely to preserve the Tax-Free Status of the Distribution and may consider, among other factors, the appropriateness of any underlying assumptions or representations used as a basis for the ruling or opinion, and its views on the substantive merits of such ruling or opinion, (y) Hamilton Beach Holding shall provide a copy of such Post-Distribution Ruling or the Unqualified Tax Opinion to Parent as soon as practicable prior to entering into any transaction referred to in this Proposed Acquisition Transaction definition for which such Post-Distribution Ruling or the Unqualified Tax Opinion is required, and (z) Hamilton Beach Holding shall bear all costs and expenses of securing any such Post-Distribution Ruling or Unqualified Tax Opinion and shall reimburse Parent for all reasonable out-of-pocket costs and expenses that Parent may incur in good faith in seeking to obtain or evaluate any such Post-Distribution Ruling or Unqualified Tax Opinion. Notwithstanding the foregoing, a Proposed Acquisition Transaction shall not include (A) the adoption by a Party of a shareholder rights plan or (B) issuances by a Party that satisfy Safe Harbor VIII (relating to acquisitions in connection with a person’s performance of services) or Safe Harbor IX (relating to acquisitions by a retirement plan of an employer) of Treasury Regulation Section 1.355-7(d).  For purposes of determining whether a transaction constitutes an indirect acquisition, any recapitalization resulting in a shift of voting power or any redemption of shares of stock shall be treated as an indirect acquisition of shares of stock by the non-exchanging shareholders.  This definition and the application thereof is intended to monitor compliance with Section 355(e) of the Code and shall be interpreted accordingly.  Any clarification of, or change in, the statute or regulations promulgated under Section 355(e) of the Code shall be incorporated in this definition and its interpretation.
“Refund” means any refund (or credit in lieu thereof) of Taxes (including any overpayment of Taxes that can be refunded or, alternatively, applied to other Taxes payable), including any interest paid on or with respect to such refund of Taxes, provided, however, that for purposes of this Agreement, the amount of any Refund required to be paid to another Party shall be reduced by the net amount of any Income Taxes imposed on, related to, or attributable to, the receipt or accrual of such Refund determined based on the assumptions set forth in Section 3.4.
“Restriction Period” means the period beginning at the effective time of the Distribution and ending on the two-year anniversary of the day after the Distribution Date.
“Section 336(e) Election” has the meaning set forth in Section 6.4.
“Section 6.2(c) Acquisition Transaction” means any transaction or series of transactions that is not a Proposed Acquisition Transaction but would be a Proposed Acquisition Transaction if, in the definition of Proposed Acquisition Transaction, references to “35%” were replaced with “25%” and references to “5%” were replaced with “0%”.
“Separation Agreement” means the Separation Agreement by and between the Parties dated as of September 29, 2017.
“Single Business Tax Return” means any Tax Return including any consolidated, combined or unitary Tax Return, that includes assets or activities relating only to the NACoal Business, on the one hand, or the HBB Business, on the other (but not both), whether or not the Person charged by Law to file such Tax Return is engaged in the business to which the Tax Return relates.
“Straddle Period” means any taxable period that begins on or before and ends after the Distribution Date.
“Straddle Period Income Tax Returns” mean, collectively, all Income Tax Returns required to be filed by a Party or any of its Subsidiaries for a Straddle Period.
“Subsidiary” has the meaning set forth in the Separation Agreement.
“Tax” (or “Taxes”) means (i) all taxes, charges, fees, duties, levies, imposts, or other similar assessments, imposed by any U.S. federal, state or local or foreign governmental authority, including, but not limited to, income, gross receipts, excise, property, sales, use, license, capital stock, transfer, franchise, payroll, withholding, social security, value added, goods and services, consumption, and other taxes, (ii) any interest, penalties or additions attributable thereto and (iii) all liabilities in respect of any items described in clauses (i) or (ii) payable by reason of assumption, transferee or successor liability, operation of Law or Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under Law).
“Tax Attribute” means a net operating loss, net capital loss, tax credit, earnings and profits, overall foreign loss, separate limitation loss, previously taxed income, or any item of income, gain, loss, deduction, credit, recapture or other item that may have the effect of increasing or decreasing any Income Tax paid or payable.
“Tax-Free Status of the Distribution” means the tax-free treatment accorded to the Distribution as set forth in the Opinion.
“Taxing Authority” means any governmental authority or any subdivision, agency, commission or entity thereof or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax (including the IRS).

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“Tax Materials” has the meaning set forth in Section 6.1(a)(i).
“Tax Matter” has the meaning set forth in Section 7.1(a)(i).
“Tax Package” means all relevant Tax-related information relating to the operations of the NACoal Business or the HBB Business, as applicable, that is reasonably necessary to prepare and file the applicable Tax Return.
“Tax Proceeding” means any audit, assessment of Taxes, pre-filing agreement, other examination by any Taxing Authority, proceeding, appeal of a proceeding, or litigation relating to Taxes, whether administrative or judicial, including proceedings relating to competent authority determinations.
“Tax Representation Letter” means any letter containing certain representations and covenants issued by Parent or any of its Subsidiaries to Counsel in connection with the Opinion.
“Tax Return” means any return, report, certificate, form or similar statement or document (including any related or supporting information or schedule attached thereto and any information return, or declaration of estimated Tax) required to be supplied to, or filed with, a Taxing Authority in connection with the payment, determination, assessment or collection of any Tax or the administration of any Laws relating to any Tax and any amended Tax return or claim for refund.
“Transfer Taxes” means all sales, use, transfer, real property transfer, intangible, recordation, registration, documentary, stamp or similar Taxes imposed on the Distribution.
“Treasury Regulations” means the final and temporary (but not proposed) Income Tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
“Unqualified Tax Opinion” means a reasoned “will” opinion, without qualifications, of a nationally recognized law firm to the effect that a transaction will not affect the Tax-Free Status of the Distribution. For purposes of this definition, an opinion is reasoned if it describes the reasons for the conclusions and includes the facts, assumptions, and supporting legal analysis.
“U.S.” means the United States of America.
ARTICLE 2

PREPARATION, FILING AND PAYMENT OF
TAXES AND REFUNDS SHOWN ON TAX RETURNS

2.1    Responsibility of Parties to Prepare and File Pre-Closing Income Tax Returns and Straddle Period Income Tax Returns.
(a)Parent Income Tax Returns. Parent shall prepare and file (or cause a Parent Entity to prepare and file) all Income Tax Returns set forth on Schedule 2.1(a), and shall pay (or cause such Parent Entity to pay) all Taxes shown to be due and payable on such Income Tax Returns.
(b)Hamilton Beach Holding Income Tax Returns. Hamilton Beach Holding shall prepare and file (or cause a Hamilton Beach Holding Entity to prepare and file) all Income Tax Returns set forth on Schedule 2.1(b), and shall pay (or cause such Hamilton Beach Holding Entity to pay) all Taxes shown to be due and payable on such Income Tax Returns.

2.2    Tax Return Procedures.

(a)Mixed Business Income Tax Returns.
(i)In connection with the preparation of any Mixed Business Income Tax Return pursuant to Section 2.1, Hamilton Beach Holding will assist and cooperate with Parent by preparing and providing to Parent pro forma Tax Returns for Hamilton Beach Holding and any Hamilton Beach Holding Entity to be included in such Mixed Business Income Tax Return at least sixty (60) days before the Due Date of such Tax Return. Pro forma Tax Returns shall be prepared in accordance with Parent’s past practices, accounting methods, elections and conventions (“Past Practice”), unless otherwise required by Law or agreed to in writing by the Parties. At its option and expense, Parent may engage an Accounting Firm of its choice to review the pro forma Tax Return, supporting documentation, and statements submitted by Hamilton Beach Holding and in connection therewith, shall determine whether such Tax Return was prepared in accordance with Past Practice. Prior to engaging such Accounting Firm, Parent shall provide the suggested scope for such accounting review to Hamilton Beach Holding for review and discussion.
(ii)Parent shall prepare all Mixed Business Income Tax Returns consistent with Past Practice, the Opinion, and the Tax Representation Letter unless otherwise required by Law or agreed to in writing by Hamilton Beach

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Holding. In the event that there is no Past Practice for reporting a particular item or matter, (x) Parent shall determine the reporting of such item or matter provided that such determination is, in the reasonable opinion of Parent, at least more likely than not to be sustained and provided further that, (y) in respect to any item or matter excluded from (i), Parent and Hamilton Beach Holding shall agree as to the reporting of such item.
(iii)In connection with any Mixed Business Income Tax Return pursuant to Section 2.1(a), no later than forty (40) days prior to the Due Date of each such Tax Return, Parent shall make available or cause to be made available drafts of such Tax Return (together with all related work papers) to Hamilton Beach Holding. Hamilton Beach Holding shall have access to any and all data and information necessary for the preparation of all such Mixed Business Income Tax Returns and the Parties shall cooperate fully in the preparation and review of such Tax Returns. Subject to the preceding sentence, no later than twenty (20) days after receipt of such Mixed Business Income Tax Returns, Hamilton Beach Holding shall have a right to object to such Mixed Business Income Tax Return (or items with respect thereto) by written notice to Parent; such written notice shall contain such disputed item (or items) and the basis for its objection. Hamilton Beach Holding shall pay to Parent no later than five (5) days prior to the Due Date of each such Tax Return the Hamilton Beach Holding Allocable Portion of Taxes shown as due and payable on such Mixed Business Tax Return (net of any prepayment made against such amount).
(iv)With respect to a Mixed Business Income Tax Return delivered by Parent to Hamilton Beach Holding pursuant to Section 2.2(a)(iii), if Hamilton Beach Holding does not object by proper written notice described in Section 2.2(a)(iii), such Mixed Business Income Tax Return shall be deemed to have been accepted and agreed upon, and to be final and conclusive, for purposes of this Section 2.2(a)(iv). If Hamilton Beach Holding does object by proper written notice described in Section 2.2(a)(iii), Parent and Hamilton Beach Holding shall act in good faith to resolve any such dispute as promptly as practicable; provided, however, that, notwithstanding anything to the contrary contained herein, if Parent and Hamilton Beach Holding have not resolved the disputed item or items by the day five (5) days prior to the Due Date of such Mixed Business Income Tax Return, such Tax Return shall be filed as prepared pursuant to this Section 2.2(a) (revised to reflect all initially disputed items that Parent and Hamilton Beach Holding have agreed upon prior to such date). In the event that a Mixed Business Income Tax Return is filed that includes any disputed item for which proper notice was given pursuant to Section 2.2(a)(iii) that was not finally resolved and agreed upon, such disputed item (or items) shall be resolved in accordance with Section 8.1 (interpreted without regard to the requirement that the Accounting Firm render a determination no later than the Due Date of the Tax Return at issue). In the event that the resolution of such disputed item (or items) in accordance with Section 8.1 with respect to a Mixed Business Income Tax Return is inconsistent with such Mixed Business Income Tax Return as filed, Parent (with cooperation from Hamilton Beach Holding, if necessary) shall, as promptly as practicable, amend such Tax Return to properly reflect the final resolution of the disputed item (or items). In the event that the amount of Taxes shown to be due and owing on a Mixed Business Income Tax Return is adjusted as a result of a resolution pursuant to this Section 2.2(a)(iv), proper adjustment shall be made to the amounts previously paid or required to be paid in a manner that reflects such resolution.
(b)Single Business Tax Returns.
(i)Parent shall prepare and file (or cause a Parent Entity to prepare and file) any Single Business Tax Return for a Pre-Closing Period or a Straddle Period required to be filed by Parent or a Parent Entity and shall pay, or cause such Parent Entity to pay, all Taxes shown to be due and payable on such Tax Return. For the avoidance of doubt, the Single Business Tax Returns subject to this Section 2.2(b)(i) shall be set forth on Schedule 2.1(a).
(ii)Hamilton Beach Holding shall prepare and file (or cause a Hamilton Beach Holding Entity to prepare and file) any Single Business Tax Return for a Pre-Closing Period or a Straddle Period required to be filed by Hamilton Beach Holding or a Hamilton Beach Holding Entity and shall pay, or cause such Hamilton Beach Holding Entity to pay, all Taxes shown to be due and payable on such Tax Return. For the avoidance of doubt, the Single Business Tax Returns subject to this Section 2.2(b)(ii) shall be set forth on Schedule 2.1(b).
2.3    Post-Closing Income Tax Returns and Non-Income Tax Returns. The Party or its Subsidiary responsible under applicable Law for filing a Post-Closing Income Tax Return or a Non-Income Tax Return shall prepare and timely file or cause to be prepared and timely filed that Tax Return (at that Party’s own cost and expense) and shall pay all Taxes shown to be due and payable on such Post-Closing Tax Return or Non-Income Tax Return.
2.4    Timing of Payments to Taxing Authority. All Taxes required to be paid or caused to be paid by either Parent, a Parent Entity, Hamilton Beach Holding or a Hamilton Beach Holding Entity, as the case may be, to an applicable Taxing Authority, shall be paid on or before the Due Date for the payment of such Taxes.
2.5    Expenses. Except as provided otherwise herein, each Party shall bear its own expenses incurred in connection with this Article 2.

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2.6    Coordination with Article 4. This Article 2 shall not apply to any amended Tax Returns, such amended Tax Returns being governed by Article 4.

ARTICLE 3
PAYMENT OF TAXES AND INDEMNIFICATION
3.1    Payment and Indemnification by Parent. Parent shall pay, and shall indemnify and hold the Hamilton Beach Holding Indemnified Parties harmless from and against, without duplication, (i) all Parent Taxes, (ii) all Taxes incurred by Hamilton Beach Holding or any Hamilton Beach Holding Entity by reason of the breach by Parent of any of its representations, warranties or covenants hereunder, and (iii) any costs and expenses related to the foregoing (including reasonable attorneys’ fees and expenses).
3.2    Payment and Indemnification by Hamilton Beach Holding. Hamilton Beach Holding shall pay, and shall indemnify and hold the Parent Indemnified Parties harmless from and against, without duplication, (i) all Hamilton Beach Holding Taxes, (ii) all Taxes incurred by Parent or any Parent Entity by reason of the breach by Hamilton Beach Holding of any of its representations, warranties or covenants hereunder, and (iii) any costs and expenses related to the foregoing (including reasonable attorneys’ fees and expenses).
3.3    Timing of Tax Payments. Unless otherwise provided in this Agreement, in the event that an Indemnifying Party is required to make a payment to an Indemnified Party pursuant to this Agreement, the Indemnified Party shall deliver written notice of the payments to the Indemnifying Party, including proof of payment to the Taxing Authority, in accordance with Section 8.18 on the last day of the calendar quarter in which the obligation giving rise to the indemnification payment must be satisfied, and the Indemnifying Party shall be required to make payment to the Indemnified Party within ten (10) days after notice of such payment is delivered to the Indemnifying Party.
3.4    Characterization of and Adjustments to Payments.
(a)For all Tax purposes, Parent and Hamilton Beach Holding agree to treat (i) any payment required by this Agreement (other than payments of expenses, interest pursuant to Section 8.3, and any item described in (ii) below) as a payment of an assumed or retained liability, as the case may be, or as either a contribution by Parent to Hamilton Beach Holding or a distribution by Hamilton Beach Holding to Parent, as the case may be, occurring immediately prior to the Distribution Date and (ii) any payment (x) of Taxes to or Refunds received from a Taxing Authority which either gives rise to a tax deduction or taxable income, or (y) of interest, as tax deductible, or includible in, taxable income, as the case may be, to the Party entitled under this Agreement to retain such payment or required under this Agreement to make such payment, in either case, except as otherwise required by applicable Law.
(b)Any indemnity payment under this Article 3 or the Separation Agreement shall be increased to take into account any inclusion in income of the Indemnified Party arising from the receipt of such indemnity payment and shall be decreased to take into account any reduction in income of the Indemnified Party arising from the payment by the Indemnified Party of such indemnified liability. For purposes hereof, any inclusion or reduction shall be determined (i) using the highest applicable marginal U.S. federal corporate income tax rate in effect at the time of the determination (and excluding any state income tax effect of such inclusion or reduction) and (ii) assuming that the Indemnified Party will be liable for Taxes at such rate, has sufficient taxable income to use any tax deduction, and has no Tax Attributes at the time of the determination.
3.5    Utilization of Tax Attributes.
(a)For any Tax Return (other than a Tax Return subject to an Adjustment, which is governed by Section 4.1(c)), to the extent a Tax Attribute of a Party determined on a “with and without basis” or otherwise designated by the Parties (the “First Party’s Tax Attribute”) is either (1) utilized to offset Taxes due and payable by the second Party, or (2) refunded to the second Party, the second Party shall pay to the first Party an amount equal to (1) the amount by which the second Party’s Taxes were reduced through utilization of the First Party’s Tax Attribute, or (2) the amount of any refund received by the second Party that is attributable to the First Party’s Tax Attribute, respectively. All payments pursuant to this Section 3.5 shall be calculated on an item-by-item basis, such that both Parties may owe payments to the other Party with respect to different items arising in the same year. For the avoidance of doubt, the Parties agree that this Section 3.5 shall be interpreted such that neither Party should benefit to the detriment of the other. Whether a Tax Attribute is a First Party’s Tax Attribute for purposes of this Section 3.5(a) shall be determined without regard to the allocation of such Tax Attribute (if any) under Section 4.4(a).
(b)To the extent that (1) a Party applies or causes to be applied any otherwise refundable amount as a credit toward or a reduction in Taxes otherwise payable (e.g., through an offset to estimated payments, extension payments, or payments made with the filing of the return), or a Taxing Authority requires such application in lieu of a Refund, and (2) such otherwise refundable amount, if received as a Refund, would have been payable by such Party to the other Party pursuant to

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this Section 3.5, then such Party shall pay such amount to the other Party no later than ten (10) days after such otherwise refundable amount is applied to reduce Taxes otherwise payable.
ARTICLE 4
REFUNDS, CARRYBACKS, AMENDMENTS AND TAX ATTRIBUTES
4.1    Refunds.
(a)Except as provided in Section 4.2, Parent shall be entitled to all Refunds of Taxes for which Parent is or may be liable pursuant to Article 3, and Hamilton Beach Holding shall be entitled to all Refunds of Taxes for which Hamilton Beach Holding is or may be liable pursuant to Article 3. A Party receiving a Refund to which the other Party is entitled pursuant to this Agreement shall pay the amount to which such other Party is entitled within ten (10) days after the receipt of the Refund.
(b)Notwithstanding Section 4.1(a), to the extent that a Party applies or causes to be applied an overpayment of Taxes as a credit toward or a reduction in Taxes otherwise payable (or a Taxing Authority requires such application in lieu of a Refund) and such overpayment of Taxes, if received as a Refund, would have been payable by such Party to the other Party pursuant to this Section 4.1, such Party shall pay such amount to the other Party no later than the Due Date of the Tax Return for which such overpayment is applied to reduce Taxes otherwise payable.
(c)In the event of an Adjustment relating to Taxes for which one Party is or may be liable pursuant to Article 3 which would have given rise to a Refund but for an offset against the Taxes for which the other Party is or may be liable pursuant to Article 3 (the “Benefited Party”), then the Benefited Party shall pay to the other Party, within ten (10) days of the Final Determination of such Adjustment, an amount equal to the lesser of (i) the amount of such hypothetical Refund or (ii) the amount of such reduction in the Taxes of the Benefited Party, in each case plus interest at the rate set forth in Section 6621(a)(1) of the Code on such amount for the period from the filing date of the Tax Return that would have given rise to such Refund to the payment date to the other Party; provided, however, that the amount of such reduction in Taxes of the Benefited Party shall take into account any reduction in Taxes resulting from any utilization of any Tax Attribute created by application of the Refund, treated as if all such utilization occurred in the year to which the Adjustment relates whether such utilization occurs with respect to the tax year of the Adjustment or another tax year; provided further, for purposes of this section 4.1(c), “Refund” shall include any increase in Taxes resulting from a reduction in Tax Attributes caused by the Adjustment, treated as if such increase occurred in the year to which the Adjustment relates. All payments pursuant to this Section 4.1(c) shall be calculated on an item-by-item basis, such that both Parties may be the Benefited Party with respect to different items arising in the same year. For the avoidance of doubt, the Parties agree that this Section 4.1(c) shall be interpreted such that neither Party should benefit to the detriment of the other.
(d)To the extent that the amount of any Refund under this Section 4.1 is later reduced by a Taxing Authority or as the result of a Tax Proceeding, such reduction shall be allocated to the Party that was entitled to such Refund pursuant to this Section 4.1 and an appropriate adjusting payment shall be made by such Party to the other Party if the other Party originally paid the Refund to such Party. For the avoidance of doubt, this Section 4.1(d) is intended to make whole the other Party that was not entitled to the Refund.
4.2    Carrybacks.
(a)Each Party shall be permitted (but not required) to carry back (or to cause its Subsidiaries to carry back) a loss, credit, or other Tax Attribute realized in a Post-Closing Period or a Straddle Period to a Pre-Closing Period or a Straddle Period; provided, however, that if such carryback would reasonably be expected to adversely impact the other Party (including through an increase in Taxes or a loss or reduction in the utilization of a loss, credit, or other Tax Attribute regardless of whether or when such loss, credit, or other Tax Attribute otherwise would have been used), such carryback shall not be permitted without first obtaining the prior written consent of such other Party, which consent shall not be unreasonably withheld or delayed.
(b)
(i)Subject to Sections 4.2(c) and 4.2(d), in the event that any member of the Hamilton Beach Holding Group chooses to (or is required to under applicable Law), and is permitted to under Section 4.2(a), carry back a loss, credit, or other Tax Attribute, Parent shall cooperate with Hamilton Beach Holding and such member in seeking from the appropriate Taxing Authority any Refund that reasonably would result from a permitted carryback (including by filing an amended Tax Return) at Hamilton Beach Holding’s cost and expense. Hamilton Beach Holding (or such member) shall be entitled to any Refund realized by any member of the Parent Group or Hamilton Beach Holding Group as a result of the carryback reduced by the value of any additional Tax Attributes allocable to any member of the Hamilton Beach Holding Group as a result of the carryback. For purposes of the preceding sentence, the value of additional Tax Attributes shall be computed by assuming that they can be immediately and fully utilized by the Hamilton Beach Holding.

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(ii)Subject to Sections 4.2(c) and 4.2(d), in the event that any member of the Parent Group chooses to (or is required to under applicable Law), and is permitted to under Section 4.2(a), carry back a loss, credit, or other Tax Attribute, Hamilton Beach Holding shall cooperate with Parent and such member in seeking from the appropriate Taxing Authority any Refund that reasonably would result from a permitted carryback (including by filing an amended Tax Return) at Parent’s cost and expense. Parent shall be entitled to any Refund realized by any member of the Hamilton Beach Holding Group or Parent Group as a result of the carryback reduced by the value of any additional Tax Attributes allocable to any member of the Parent Group as a result of the carryback. For purposes of the preceding sentence, the value of additional Tax Attributes shall be computed by assuming that they can be immediately and fully utilized by the Parent Group.
(c)Except as otherwise provided by applicable Law, if any loss, credit or other Tax Attribute of both the NACoal Business and the HBB Business would be eligible to be carried back or carried forward to the same Pre-Closing Period (had such carryback been the only carryback to such taxable period) (such amount for each of NACoal Business and the HBB Business separately referred to as the “Carryback Amount,” and the sum of both amounts referred to as the “Aggregate Carryback Amount”), any Refund resulting therefrom shall be allocated between Parent and Hamilton Beach Holding proportionately based on the ratio of the NACoal Business Carryback Amount to the Aggregate Carryback Amount and the HBB Business Carryback Amount to the Aggregate Carryback Amount, respectively. Appropriate adjustments to the allocation of any Refund under the preceding sentence shall be made if the carryback results in any additional Tax Attributes being allocated to the Parent Group or the Hamilton Beach Holding Group (for example, under the regulations applicable to U.S. federal consolidated income tax returns) to the extent necessary to cause the Parent Group, on the one hand, and the Hamilton Beach Holding Group, on the other hand, to proportionately benefit from such carryback.
(d)To the extent the amount of any Refund under this Section 4.2 is later reduced by a Tax Authority or a Tax Proceeding, such reduction shall be allocated to the Party to which such Refund was allocated pursuant to this Section 4.2.
4.3    Amended Tax Returns.
(a)Mixed Business Income Tax Returns. Parent shall, in its sole discretion, be permitted to amend or file, or to cause Hamilton Beach Holding or any Hamilton Beach Holding Entity to amend or file (and Hamilton Beach Holding shall, if Parent so chooses, amend or file or cause the applicable Hamilton Beach Holding Entity to amend or file), any Mixed Business Income Tax Return for a Pre-Closing Period or a Straddle Period; provided, however, that unless otherwise required by a Final Determination, Parent shall not be permitted to so amend or file any such Mixed Business Income Tax Return to the extent that any such amendment or filing (i) would reasonably be expected to materially adversely impact Hamilton Beach Holding (including through an increase in Taxes or a loss or reduction of a Tax Attribute regardless of whether or when such Tax Attribute otherwise would have been used), (ii) would be inconsistent with Past Practice, or (iii) would be inconsistent with the Opinion or Tax Representation Letter, in each case without the prior written consent of Hamilton Beach Holding, which consent shall not be unreasonably withheld or delayed. If requested in writing by Hamilton Beach Holding at least sixty (60) days prior to the expiration of the applicable statute of limitations, Parent shall amend or file any Mixed Business Income Tax Return for a Pre-Closing Period or a Straddle Period to reflect changes proposed by Hamilton Beach Holding; provided, however, that Hamilton Beach Holding shall reimburse Parent for all reasonable out-of-pocket costs and expenses incurred by Parent in amending or filing such Mixed Business Income Tax Return; provided, further, that unless otherwise required by a Final Determination, Parent shall not be required to so amend or file any such Mixed Business Income Tax Return to the extent that any such amendment or filing (i) would reasonably be expected to materially adversely impact Parent (including through an increase in Taxes or a loss or reduction of a Tax Attribute regardless of whether or when such Tax Attribute otherwise would have been used), (ii) would be inconsistent with Past Practice, or (iii) would be inconsistent with the Opinion or Tax Representation Letter.
(b)Non-Income Tax Returns and Single Business Tax Returns.
(i)Parent. Parent shall, in its sole discretion, be permitted to amend or file (or cause or permit to be amended) any Non-Income Tax Return or Single Business Tax Return that was filed by Parent (or any Parent Entity) pursuant to Section 2.2(b)(i) or Section 2.3 for a Pre-Closing Period or Straddle Period; provided, however, that if Parent wishes to amend or file any such Tax Return for which Hamilton Beach Holding may be liable for Taxes pursuant to this Agreement, then, unless otherwise required by Law or a Final Determination, Parent shall not be permitted to so amend or file (or cause or permit to be amended or filed) any such Non-Income Tax Return or Single Business Tax Return, as the case may be, to the extent that any such amendment (i) would reasonably be expected to impact Hamilton Beach Holding (through an increase in Taxes or a loss or reduction of a Tax Attribute regardless of whether or when such Tax Attribute otherwise would have been used), (ii) would be inconsistent with Past Practice, or (iii) would be inconsistent with the Opinion or Tax Representation Letter, in each case without the prior written consent of Hamilton Beach Holding, which consent shall not be unreasonably withheld or delayed.

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(ii)Hamilton Beach Holding. Hamilton Beach Holding shall, in its sole discretion, be permitted to amend or file (or cause or permit to be amended) any Non-Income Tax Return or Single Business Tax Return that was filed by Hamilton Beach Holding (or any Hamilton Beach Holding Entity) pursuant to Section 2.2(b)(ii) or Section 2.3 for a Pre-Closing Period or Straddle Period; provided, however, that if Hamilton Beach Holding wishes to amend or file any such Tax Return for which Parent may be liable for Taxes pursuant to this Agreement, then, unless otherwise required by Law or a Final Determination, Hamilton Beach Holding shall not be permitted to so amend or file (or cause or permit to be amended or filed) any such Non-Income Tax Return or Single Business Tax Return, as the case may be, to the extent that any such amendment (i) would reasonably be expected to impact Parent (through an increase in Taxes or a loss or reduction of a Tax Attribute regardless of whether or when such Tax Attribute otherwise would have been used), (ii) would be inconsistent with Past Practice, or (iii) would be inconsistent with the Opinion or Tax Representation Letter, in each case without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed.
(c)Post-Closing Income Tax Returns. A Party (or its Subsidiary) that files a Post-Closing Income Tax Return pursuant to Section 2.3 shall be permitted to amend such Post-Closing Income Tax Return without the consent of the other Party.
4.4    Tax Attributes.
(a)Tax Attributes arising in a Pre-Closing Period shall be allocated to the Parent Group and the Hamilton Beach Holding Group in accordance with the Code and Treasury Regulations (and any applicable state, local and foreign Law). Parent and Hamilton Beach Holding shall jointly determine the allocation of such Tax Attributes arising in Pre-Closing Periods as soon as reasonably practicable following the Distribution Date, and shall compute all Taxes for Post-Closing Periods consistently with that determination unless otherwise required by a Final Determination.
(b)Except as otherwise provided herein, to the extent that the amount of any Tax Attribute is later reduced or increased by a Taxing Authority or as a result of a Tax Proceeding, such reduction or increase shall be allocated to the Party to which such Tax Attribute was allocated pursuant to Section 4.4(a).

ARTICLE 5
TAX PROCEEDINGS
5.1    Notification of Tax Proceedings. Within ten (10) days after an Indemnified Party (or its Subsidiary) becomes aware of the commencement of a Tax Proceeding that may give rise to Taxes for which an Indemnifying Party is responsible pursuant to Article 3, such Indemnified Party shall provide notice to the Indemnifying Party of such Tax Proceeding, and thereafter shall promptly forward or make available to the Indemnifying Party copies of notices and communications relating to such Tax Proceeding. The failure of the Indemnified Party to provide notice to the Indemnifying Party of the commencement of any such Tax Proceeding within such ten (10)-day period or promptly forward any further notices or communications shall not relieve the Indemnifying Party of any obligation which it may have to the Indemnified Party under this Agreement except to the extent that the Indemnifying Party is actually prejudiced by such failure.
5.2    Tax Proceeding Procedures. The Indemnifying Party, in its sole discretion, and at its own expense, shall be entitled to control, administer, contest, litigate, compromise and settle any Adjustment proposed, asserted or assessed pursuant to any Tax Proceeding for which the Indemnifying Party is responsible pursuant to Article 3 and any such actions taken by the Indemnifying Party shall be made diligently and in good faith; provided that, the Indemnifying Party shall keep the Indemnified Party informed in a timely manner of all actions proposed to be taken by the Indemnifying Party and shall permit the Indemnified Party to comment in advance on the Indemnifying Party’s oral or written submissions with respect to such Tax Proceeding; provided further that, if such Adjustment (or any actions proposed to be taken with respect thereto) would reasonably be expected to give rise to Taxes in a Post-Closing Period of the Indemnified Party in an amount of $100,000 or greater, determined on an annual basis, then the Indemnifying Party shall (a) prepare all correspondence or filings to be submitted to any Taxing Authority or judicial authority in a manner consistent with the Tax Return, which is the subject of such Adjustment, as filed and timely provide the Indemnified Party with copies of any such correspondence or filings for the Indemnified Party’s prior review and comment, (b) provide the Indemnified Party with written notice reasonably in advance of, and the Indemnified Party shall have the right to attend and participate in, any formally scheduled meetings with any Taxing Authority or hearings or proceedings before any judicial authority with respect to such Adjustment, (c) not enter into any settlement with any Taxing Authority with respect to such Adjustment without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld and (d) not contest such Adjustment before a judicial authority unless (A) such Adjustment would reasonably be expected to give rise to Taxes payable by the Indemnifying Party in an amount greater than $100,000 or (B) the Indemnifying Party has received an opinion of a nationally recognized law firm that it is more likely than not to prevail on the merits.

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5.3    Tax Proceeding Cooperation. The Parties shall act in good faith and use their reasonable best efforts to cooperate fully with the other Party (and its Subsidiaries) in connection with such Tax Proceeding and shall provide or cause their Subsidiaries to provide such information to each other as may be necessary or useful with respect to such Tax Proceeding in a timely manner, identify and provide access to potential witnesses, and other persons with knowledge and other information within their control and reasonably necessary to the resolution of the Tax Proceeding. The Indemnified Party shall (and shall cause its Subsidiaries to) execute and deliver to the Indemnifying Party any power of attorney or other document reasonably requested by the Indemnifying Party in connection with any Tax Proceeding described in Section 5.1. Any extension of the statute of limitations for any Taxes or a Tax Return for any Pre-Closing Period or a Straddle Period shall be made by the Indemnified Party at the request of the Indemnifying Party.
5.4    Correlative Adjustments. If as a result of a Final Determination, a Party (or its Subsidiary) becomes entitled to an increase of an item of deduction, loss, or credit (or a reduction of an item of income or gain) that is included in a Pre-Closing Period or the portion of a Straddle Period ending on the Distribution Date, and another Party (or its Subsidiary) suffers a correlative disallowance of an item of deduction, loss, or credit (or an increase of an item of income or gain) that is included in a Pre-Closing Period or the portion of a Straddle Period ending on the Distribution Date, the former Party shall pay any amount it actually realizes as a result of the Tax benefit to the latter Party, but only to the extent of the latter Party’s detriment. For purposes of this Section 5.4, the computation of any Tax benefit, on the one hand, and Tax detriment, on the other hand, shall be made taking into account any increase or decrease in Tax Attributes allocable to the Parent Group and the Hamilton Beach Holding Group as a result of the Final Determination described in this Section 5.4. For purposes of the preceding sentence, the value of additional Tax Attributes shall be computed by assuming that they can be immediately and fully utilized.

ARTICLE 6
TAX-FREE STATUS OF THE DISTRIBUTION
6.1    Representations and Warranties.
(a)Hamilton Beach Holding. Hamilton Beach Holding hereby represents and warrants or covenants and agrees, as appropriate, that
(i)it has examined (A) the Opinion, (B) the Tax Representation Letter, and (C) any other materials delivered or deliverable by Parent or Hamilton Beach Holding in connection with the rendering by Counsel of the Opinion (all of the foregoing, collectively, the “Tax Materials”),
(ii)the facts presented and the representations made therein, to the extent descriptive of the Hamilton Beach Holding Group (including the business purposes for the Distribution as described in the Opinion and the other Tax Materials to the extent that they relate to the Hamilton Beach Holding Group and the plans, proposals, intentions and policies of the Hamilton Beach Holding Group), are, or will be from the time presented or made through and including the Distribution Date and thereafter as relevant, true, correct and complete in all respects,
(iii)it knows of no fact (after due inquiry) that may negate the Tax-Free Status of the Distribution, and
(iv)neither it, nor any of its Subsidiaries, has any plan or intent to take any action that is inconsistent with any statements or representations made in the Tax Materials.
(b)Parent. Parent hereby represents and warrants or covenants and agrees, as appropriate, that
(i)it has examined the Tax Materials,
(ii)it has delivered complete and accurate copies of the Tax Materials to Hamilton Beach Holding, and the facts presented and the representations made therein, to the extent descriptive of the Parent Group (including the business purposes for the Distribution as described in the Opinion, and the other Tax Materials to the extent that they relate to the Parent Group and the plans, proposals, intentions and policies of the Parent Group), are, or will be from the time presented or made through and including the Distribution Date and thereafter as relevant, true, correct and complete in all respects,
(iii)it knows of no fact (after due inquiry) that may negate the Tax-Free Status of the Distribution, and
(iv)neither it, nor any of its Subsidiaries, has any plan or intent to take any action that is inconsistent with any statements or representations made in the Tax Materials.

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6.2    Limits on Proposed Acquisition Transactions and Other Transactions During Restriction Period.
(a)During the Restriction Period, each of Parent and Hamilton Beach Holding:
(i)shall continue and cause to be continued the active conduct of the NaCoal Business and the HBB Business (excluding for purposes of this Section 6.2, the business conducted the Kitchen Collection, LLC) , in each case taking into account Section 355(b)(3) of the Code and as conducted immediately prior to the Distribution;
(ii)shall not voluntarily dissolve, liquidate, or partially liquidate (including any action that is treated as a liquidation for federal Income Tax purposes);
(iii)shall not enter into any Proposed Acquisition Transaction or, approve any Proposed Acquisition Transaction, or permit any Proposed Acquisition Transaction to occur;
(iv)shall not redeem or otherwise repurchase (directly or through an Affiliate) any stock, or rights to acquire stock, except to the extent such repurchases satisfy Section 4.05(1)(b) of Revenue Procedure 96-30 as in effect prior to the amendment of such Revenue Procedure by Revenue Procedure 2003-48 (substituting 15 percent for 20 percent in section 4.05(1)(b)(iv) of Rev. Proc. 96-30) (provided, however, that the fact that any such redemption or repurchase satisfies Section 4.05(1)(b) of Revenue Procedure 96-30 (substituting 15 percent for 20 percent in section 4.05(1)(b)(iv) of Rev. Proc. 96-30) shall not prevent such redemption or repurchase from being considered, or taken into account for purposes of another transaction constituting, a Proposed Acquisition Transaction, in which case clause (iii) shall apply);
(v)shall not amend its certificate of incorporation (or other organizational documents), or take any other action or approve or permit the taking of any action, whether through a stockholder vote or otherwise, affecting the relative voting rights of the capital stock (including through the conversion of any capital stock into another class of capital stock) unless such actions are otherwise described in the Separation Agreement or are undertaken pursuant to the Distribution;
(vi)shall not issue shares of a new class of nonvoting stock;
(vii)shall not merge or consolidate with any other Person; provided, however, that if Parent or Hamilton Beach Holding acquires equity of another Person in a transaction that is not otherwise described in clauses (i) through (vi), (viii), or (ix) of this Section 6.2(a), then the merger or consolidation of such Person with and into Parent or Hamilton Beach Holding (with Parent or Hamilton Beach Holding surviving), as applicable, shall not constitute a merger or consolidation described in this clause (vii);
(viii)shall not sell, transfer, or otherwise dispose of or agree to, sell, transfer or otherwise dispose of (including in any transaction treated for U.S. federal Income Tax purposes as a sale, transfer or disposition, and including any sale, transfer or other disposition to any Subsidiary or otherwise) assets (including, any shares of capital stock of a Subsidiary) that, in the aggregate, constitute more than 35% of its consolidated gross or net assets.  The foregoing sentence shall not apply to (A) sales, transfers, or dispositions of assets in the Ordinary Course of Business, (B) any cash paid to acquire assets from an unrelated Person in an arm’s-length transaction, (C) any assets transferred to a Person that is disregarded as an entity separate from the transferor for U.S. federal Income Tax purposes or (D) any mandatory or optional repayment (or pre-payment) of any indebtedness of such company.  The percentages of consolidated gross and net assets sold, transferred, or otherwise disposed of, shall be based on the fair market value of the gross or net assets, as the case may be, of Parent and Hamilton Beach Holding, as applicable, as of the Distribution Date.  For purposes of this Section 6.2(a)(viii), a merger of Parent or Hamilton Beach Holding with and into any Person shall constitute a disposition of all of the assets of Parent or Hamilton Beach Holding, respectively;
(ix)shall not take any other action or actions (including any action or transaction that would be reasonably likely to be inconsistent with any representation made in the Tax Materials) which in the aggregate (and taking into account any other transactions described in this Section 6.2(a)) would be reasonably likely to have the effect of causing or permitting one or more Persons (whether or not acting in concert) to acquire directly or indirectly stock representing a Fifty-Percent or Greater Interest in Parent or Hamilton Beach Holding or otherwise jeopardize the Tax-Free Status of the Distribution.
(b)Notwithstanding the restrictions imposed by Section 6.2(a), during the Restriction Period, Parent and Hamilton Beach Holding shall be permitted to take such action or one or more actions set forth in the foregoing clauses (i) through (ix), if, prior to taking any such actions, the Party taking the action (the “Acting Party”) set forth in the foregoing clauses (i) through (ix) shall (1) have received a Post-Distribution Ruling that confirms that such action or actions will not affect the Tax-Free Status of the Distribution, taking into account such actions and any other relevant transactions in the aggregate, in form and substance satisfactory to the other Party (the “Non-Acting Party”), or (2) have received an Unqualified Tax Opinion that confirms that such action or actions will not affect the Tax-Free Status of the Distribution, or (3) the Non-Acting Party shall have waived in writing the requirement to obtain such ruling or opinion.  In determining whether a ruling or opinion is satisfactory, the Non-Acting Party shall exercise its discretion, in good faith, solely to preserve the Tax-Free Status of

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the Distribution and may consider, among other factors, the appropriateness of any underlying assumptions or representations used as a basis for the ruling or opinion and the Non-Acting Party’s views on the substantive merits of such ruling or opinion.  The Acting Party shall provide a copy of the Post-Distribution Ruling or the Unqualified Tax Opinion described in this paragraph to the Non-Acting Party as soon as practicable prior to taking or failing to take any action set forth in the foregoing clauses (i) through (ix).  The Acting Party shall bear all costs and expenses of securing any such Post-Distribution Ruling or Unqualified Tax Opinion and shall reimburse the Non-Acting Party for all reasonable out-of-pocket costs and expenses that the Non-Acting Party may incur in good faith in seeking to obtain or evaluate any such Post-Distribution Ruling or Unqualified Tax Opinion.
(c)Certain Issuances of Capital Stock.  If a Party proposes to enter into any Section 6.2(c) Acquisition Transaction or, to the extent such Party has the right to prohibit any Section 6.2(c) Acquisition Transaction, proposes to permit any Section 6.2(c) Acquisition Transaction to occur, in each case, during the Restriction Period, such Party shall provide the other Party, no later than ten (10) days following the signing of any written agreement with respect to any such Section 6.2(c) Acquisition Transaction, with a written description of such transaction (including the type and amount of such Party’s capital stock to be issued in such transaction).
6.3    Tax Counsel Advance Conflict Waiver. Unless prohibited by Law or the ethical rules applicable to attorneys, each of the Parties agrees to waive or to cause its Affiliates to waive in advance any conflicts that must be waived in order to permit McDermott Will & Emery LLP or Jones Day to (i) evaluate whether a Party’s proposed action or actions constitute any of the actions described in clauses (i) through (ix) in Section 6.2(a) or (ii) issue any Unqualified Tax Opinion to be obtained by a Party pursuant to this Article 6.
6.4    Section 336(e) Election. Pursuant to Treasury Regulation Sections 1.336-2(h)(1)(i) and 1.336-2(j), Parent and Hamilton Beach Holding agree that Parent shall make a timely protective election under Code Section 336(e) and the Treasury Regulations issued thereunder for Hamilton Beach Holding and each Subsidiary of Hamilton Beach Holding that is a domestic corporation for U.S. federal Income Tax purposes with respect to the Distribution (a “Section 336(e) Election”). To the extent, pursuant to a Final Determination, the Distribution constitutes a “qualified stock disposition,” as defined in Treasury Regulation Section 1.336-1(b)(6), the Parties shall not, and shall not permit any of their respective Subsidiaries to, take any position for Tax purposes inconsistent with the relevant Section 336(e) Election, except as may be required pursuant to a Final Determination. If and to the extent that the Tax-Free Status of the Distribution does not apply with respect to the Distribution, and any resulting Taxes (including any Taxes attributable to the Section 336(e) Election) are considered Parent Taxes then, to that extent, Parent will be entitled to quarterly payments from Hamilton Beach Holding of the actual Tax savings arising from the step-up in Tax basis resulting from the Section 336(e) Election, determined using a “with and without” methodology (treating any deductions attributable to the step-up in tax basis resulting from the Section 336(e) Election as the last items claimed for any taxable year including after the utilization of any available net operating loss carryforwards); provided, however, that, if Taxes are imposed on Parent (or any of its Subsidiaries) or Hamilton Beach Holding (or any of its Subsidiaries) that are attributable to both a Hamilton Beach Holding Disqualifying Action and a Parent Disqualifying Action, then Hamilton Beach Holding will pay to Parent each quarter the percentage of the Tax savings equal to one hundred (100) minus the Hamilton Beach Holding Percentage; and provided, further, however, that all payments made to Parent under this Section 6.4 will be reduced by a reasonable charge for administrative expenses and other reasonable out-of-pocket expenses of Hamilton Beach Holding (and its Subsidiaries) that are necessary to secure the Tax savings, including expenses paid or incurred in connection with  a Tax Proceeding or to amend a Tax Return.

ARTICLE 7
COOPERATION
7.1    General Cooperation.
(a)The Parties shall each cooperate fully (and each shall cause its respective Subsidiaries to cooperate fully) with all reasonable requests in writing (“Information Request”) from another Party hereto, or from an agent, representative or advisor to such Party, in connection with the preparation and filing of Tax Returns (including the preparation of Tax Packages), claims for Refunds, Tax Proceedings, and calculations of amounts required to be paid pursuant to this Agreement, in each case, related or attributable to or arising in connection with Taxes of any of the Parties or their respective Subsidiaries covered by this Agreement and the establishment of any reserve required in connection with any financial reporting (a “Tax Matter”). Such cooperation shall include the provision of any information reasonably necessary or helpful in connection with a Tax Matter (“Information”) and shall include, without limitation, at each Party’s own cost:
(i)the provision of any Tax Returns of the Parties and their respective Subsidiaries, books, records (including information regarding ownership and Tax basis of property), documentation and other information relating to such Tax Returns, including accompanying schedules, related work papers, and documents relating to rulings or other determinations by Taxing Authorities;

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(ii)the execution of any document (including any power of attorney) in connection with any Tax Proceedings of any of the Parties or their respective Subsidiaries, or the filing of a Tax Return or a Refund claim of any of the Parties or their respective Subsidiaries;
(iii)the use of the Party’s reasonable best efforts to obtain any documentation in connection with a Tax Matter; and
(iv)the use of the Party’s reasonable best efforts to obtain any Tax Returns (including accompanying schedules, related work papers, and documents), documents, books, records or other information in connection with the filing of any Tax Returns of any of the Parties or their respective Subsidiaries.
Each Party shall make its employees, advisors, and facilities available, without charge, on a reasonable and mutually convenient basis in connection with the foregoing matters.
7.2    Retention of Records. Parent and Hamilton Beach Holding shall retain or cause to be retained all Tax Returns, schedules and workpapers, and all material records or other documents relating thereto in their possession, until sixty (60) days after the expiration of the applicable statute of limitations (including any waivers or extensions thereof) of the taxable periods to which such Tax Returns and other documents relate or until the expiration of any additional period that any Party reasonably requests, in writing, with respect to specific material records or documents. A Party intending to destroy any material records or documents shall provide the other Party with reasonable advance notice and the opportunity to copy or take possession of such records and documents. The Parties hereto will provide notice to each other in writing of any waivers or extensions of the applicable statute of limitations that may affect the period for which the foregoing records or other documents must be retained.
ARTICLE 8
MISCELLANEOUS
8.1    Dispute Resolution.
(a)Except as otherwise provided herein, in the event of any dispute between the Parties as to any matter covered by this Agreement, the dispute shall be governed by the procedures set forth in Section 8.1(b) of this Agreement.
(b)With respect to any dispute governed by this Section 8.1(b), the Parties shall appoint a nationally recognized independent public accounting firm (the “Accounting Firm”) to resolve such dispute. In this regard, the Accounting Firm shall make determinations with respect to the disputed items based solely on representations made by Parent and Hamilton Beach Holding and their respective representatives, and not by independent review, and shall function only as an expert and not as an arbitrator and shall be required to make a determination in favor of one Party only. The Parties shall require the Accounting Firm to resolve all disputes no later than forty-five (45) days after the submission of such dispute to the Accounting Firm, but in no event later than the Due Date for the payment of Taxes or the filing of the applicable Tax Return, if applicable, and agree that all decisions by the Accounting Firm with respect thereto shall be final and conclusive and binding on the Parties. The Accounting Firm shall resolve all disputes in a manner consistent with this Agreement and, to the extent not inconsistent with this Agreement, in a manner consistent with the Past Practices of Parent and its Subsidiaries, except as otherwise required by applicable Law. The Parties shall require the Accounting Firm to render all determinations in writing and to set forth, in reasonable detail, the basis for such determination. The fees and expenses of the Accounting Firm shall be paid by the non-prevailing Party. If the Parties do not agree on the selection of the Accounting Firm after five (5) days of good faith negotiation, their respective U.S. tax counsel or other advisors of recognized national standing will select a mutually acceptable Accounting Firm within the following 10-day period.
8.2    Tax Sharing Agreements. All agreements that relate to Tax sharing or the indemnification for Tax liabilities and other agreements related to Taxes, written or unwritten, as between Parent or a Parent Entity, on the one hand, and Hamilton Beach Holding or a Hamilton Beach Holding Entity, on the other (other than this Agreement), shall be or shall have been terminated no later than the effective time of the Distribution and, after the effective time of the Distribution, none of Parent, a Parent Entity, Hamilton Beach Holding or a Hamilton Beach Holding Entity shall have any further rights or obligations under any such Tax sharing, indemnification or similar agreement.
8.3    Interest on Late Payments. With respect to any payment between the Parties pursuant to this Agreement not made by the due date set forth in this Agreement for such payment, the outstanding amount will accrue interest at a rate per annum equal to the 1-month LIBOR plus 350 basis points.
8.4    Survival of Covenants. Except as otherwise contemplated by this Agreement, all covenants and agreements of the Parties contained in this Agreement shall survive the Distribution Date and remain in full force and effect in accordance with their applicable terms, provided, however, that the representations and warranties and all indemnification for Taxes shall survive until ninety (90) days following the expiration of the applicable statute of limitations (taking into account all extensions thereof), if any, of the Tax that gave rise to the indemnification, provided, further, that, in the event that notice for

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indemnification has been given within the applicable survival period, such indemnification shall survive until such time as such claim is finally resolved.
8.5    Termination. Notwithstanding any provision to the contrary, this Agreement may be terminated at any time prior to the Distribution Date by and in the sole discretion of Parent without the prior approval of any Person, including Hamilton Beach Holding. In the event of such termination, this Agreement shall become void and no Party, or any of its officers and directors shall have any liability to any Person by reason of this Agreement. After the Distribution Date, this Agreement may not be terminated except by an agreement in writing signed by each of the Parties to this Agreement.
8.6    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner.
8.7    Entire Agreement; Exclusivity. Except as otherwise expressly provided in this Agreement, this Agreement (including the Schedules thereto) constitutes the entire agreement of the Parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements and undertakings, both written and oral, between or on behalf of the Parties hereto with respect to the subject matter of this Agreement. Except as specifically set forth in the Separation Agreement, all matters related to Taxes or Tax Returns of the Parties and their respective Subsidiaries shall be governed exclusively by this Agreement. In the event of a conflict between this Agreement and the Separation Agreement with respect to such matters, this Agreement shall govern and control.
8.8    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns; provided, however, that the rights and obligations of either Party under this Agreement shall not be assignable by such Party without the prior written consent of the other Party. The successors and permitted assigns hereunder shall include any permitted assignee as well as the successors in interest to such permitted assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise).
8.9    Third-Party Beneficiaries. Except as provided in Article 3 with respect to the Hamilton Beach Holding Indemnified Parties and the Parent Indemnified Parties, this Agreement is for the sole benefit of the Parties to this Agreement and their (i) respective Subsidiaries and (ii) permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
8.10    Specific Performance. Subject to the provisions of Section 8.1, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party who is or is to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief (on an interim or permanent basis) of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that the remedies at law for any breach or threatened breach, including monetary damages, may be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived by the Parties to this Agreement.
8.11    Amendment. No provision of this Agreement may be amended or modified except by a written instrument signed by the Parties to this Agreement. No waiver by any Party of any provision of this Agreement shall be effective unless explicitly set forth in writing and executed by the Party so waiving. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.
8.12    Rules of Construction. Interpretation of this Agreement shall be governed by the following rules of construction: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) references to the terms Article, Section, paragraph, clause, Exhibit and Schedule are references to the Articles, Sections, paragraphs, clauses, exhibits and schedules of this Agreement unless otherwise specified; (iii) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto; (iv) references to “$” shall mean U.S. dollars; (v) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified; (vi) the word “or” shall not be exclusive; (vii) references to “written” or “in writing” include in electronic form; (viii) provisions shall apply, when appropriate, to successive events and transactions; (ix) the table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (x) Parent and Hamilton Beach Holding have each participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or burdening either Party by virtue of

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the authorship of any of the provisions in this Agreement or any interim drafts of this Agreement; and (xi) a reference to any Person includes such Person’s successors and permitted assigns.
8.13    Counterparts. This Agreement may be executed in one or more counterparts each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format (PDF) shall be as effective as delivery of a manually executed counterpart of any such Agreement.
8.14    Coordination with the Separation Agreement. To the extent any covenants or agreements between the Parties with respect to employee withholding Taxes are set forth in the Separation Agreement, such Taxes shall be governed exclusively by the Separation Agreement and not by this Agreement.
8.15    Effective Date. This Agreement shall become effective only upon the occurrence of the Distribution.
8.16    Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware irrespective of the choice of Laws principles of the State of Delaware.
8.17    Force Majeure. No party hereto (or any Person acting on its behalf) shall have any liability or responsibility for failure to fulfill any obligation (other than a payment obligation) under this Agreement so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure. A Party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event, (i) notify the other Party of the nature and extent of any such Force Majeure condition and (ii) use commercially reasonable efforts to remove any such causes and resume performance under this Agreement as soon as feasible.
8.18    Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile with receipt confirmed, by electronic mail with receipt confirmed or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 8.18):

If to Parent, to:
NACCO Industries, Inc.
5875 Landerbrook Dr., Suite 200
Cleveland, OH 44124
Attention:    Jehanna Francis

EMail:    JFrancis@NACCOIND.com

if to Hamilton Beach Holding:
Hamilton Beach Brands Holding Company
4421 Waterfront Dr.
Glen Allen, VA 23060
Attention:    Jim Taylor

EMail:    jim.taylor@hamiltonbeach.com

8.19    No Circumvention. Each Party agrees not to directly or indirectly take any actions, act in concert with any Person who takes any action, or cause or allow any of its Subsidiaries to take any actions (including the failure to take any reasonable action) such that the resulting effect is to materially undermine the effectiveness of any of the provisions of this Agreement (including adversely affecting the rights or ability of any Party to successfully pursue indemnification or payment pursuant to the provisions of this Agreement).
8.20    No Duplication; No Double Recovery. Nothing in this Agreement is intended to confer or impose upon any Party a duplicative right, entitlement, obligation, or recovery with respect to any matter arising out of the same facts and circumstances.
[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

NACCO Industries, Inc.	Hamilton Beach Brands Holding Company

By:	By:
Name: J.C. Butler, Jr.	Name: Gregory H. Trepp
Title: President and Chief Executive Officer	Title: President and Chief Executive Officer

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Schedule 2.1(a) Parent Income Tax Returns
All Pre-Closing Period or Straddle Period U.S. federal Income Tax Returns of Parent and its subsidiaries.
All U.S. state Income Tax Returns and non-U.S. Income Tax Returns required to be filed by Parent or any Parent Entity.

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Schedule 2.1(b) Hamilton Beach Holding Income Tax Returns
All U.S. state Income Tax Returns and non-U.S. Income Tax Returns required to be filed by Hamilton Beach Holding or any Hamilton Beach Holding Entity.

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Exhibit C
TRANSFER RESTRICTION AGREEMENT
This Transfer Restriction Agreement, dated as of September 29, 2017, (this “Agreement”), is by and among NACCO Industries, Inc., a Delaware corporation (“NACCO”), Hamilton Beach Brands Holding Company, a Delaware corporation (“Hamilton Beach Holding”), each of the undersigned members of the Rankin and Taplin families (each an “Undersigned Family Member” and, collectively, the “Undersigned Family Members”), and Hamilton Beach Holding, in its capacity as the Administrator.
WHEREAS, this Agreement is being entered into in connection with NACCO’s spin-off of Hamilton Beach Holding to NACCO stockholders (the “Spin-Off”) as more fully described in Hamilton Beach Holding’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 21, 2017, as amended;
WHEREAS, to effect the Spin-Off, NACCO will make a distribution of all of the outstanding shares of Hamilton Beach Holding common stock to holders of NACCO Class A Common Stock (“NACCO Class A Common Stock”) and NACCO Class B Common Stock (“NACCO Class B Common Stock” and together with NACCO Class A Common Stock, the “NACCO Common Stock”);
WHEREAS, each holder of NACCO Common Stock will receive one share of Hamilton Beach Holding Class A common stock (“Hamilton Beach Holding Class A Common Stock”) and one share of Hamilton Beach Holding Class B common stock (“Hamilton Beach Holding Class B Common Stock” and together with the Hamilton Beach Holding Class A Common Stock, the “Hamilton Beach Holding Common Stock”), for each share of NACCO Common Stock held by such holder;
WHEREAS, as of the date hereof, the Family Members Beneficially Own an aggregate of (i) 5,266,568 shares of NACCO Class A Common Stock and (ii) 1,570,148 shares of NACCO Class B Common Stock, by the persons and in the amounts set forth on Schedule 1 hereto;
WHEREAS, immediately following the Spin-Off, the Family Members will Beneficially Own an aggregate of (i) 6,836,716 shares of Hamilton Beach Holding Class A Common Stock and (ii) 6,836,716 shares of Hamilton Beach Holding Class B Common Stock, by the persons and in the amounts set forth on Schedule 1 hereto;
WHEREAS, the Spin-Off is being undertaken pursuant to a single, integrated plan and for federal income tax purposes it is intended that the Spin-Off will qualify as tax-free under Section 355 of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder, except to the extent that NACCO shareholders receive cash in lieu of fractional shares of Hamilton Beach Holding Common Stock;
WHEREAS, the parties hereto desire to maintain favorable tax treatment for the Spin-Off and to cause the Spin-Off to qualify as tax-free under Section 355 of the Code; and
WHEREAS, this Agreement is being entered into, in part, in order to maintain favorable tax treatment for the Spin-Off pursuant to Section 355 of the Code and the rules and regulations promulgated thereunder (including, but not limited to, Treasury Regulations Section 1.355-7).
NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt of which are hereby acknowledged, each of the parties hereby agree as follows:

1.	CERTAIN DEFINITIONS.

As used in this Agreement and the schedules hereto, the following terms have the respective meanings set forth below.
“Acquire” means to purchase or otherwise acquire, or enter into any agreement with respect to the purchase or acquisition of, any security that is treated as an acquisition of Beneficial Ownership. For the avoidance of doubt, Acquire will include any Constructive Acquisition that is treated as an acquisition of Beneficial Ownership.

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“Acquisition” means a purchase or other acquisition, or entering into any agreement with respect to the purchase or acquisition of any security that is treated as an acquisition of Beneficial Ownership. For the avoidance of doubt an Acquisition will include any Constructive Acquisition that is treated as an acquisition of Beneficial Ownership.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, Controls, or is Controlled by, or is under common Control with, such Person. For this purpose, “Control” (including, with its correlative meanings, “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise, and with respect to a natural Person, such Person’s immediate family members and any trust, partnership, limited liability company or similar vehicle established and maintained for the benefit of such Person. For purposes of this Agreement, (i) no Family Member shall be deemed an Affiliate of any other Family Member, (ii) none of NACCO or Hamilton Beach Holding shall be considered an Affiliate of any Family Member, (iii) none of NACCO or any of its subsidiaries shall be deemed to be an Affiliate of Hamilton Beach Holding and (iv) after completion of the Spin-Off, none of Hamilton Beach Holding or any of its subsidiaries shall be deemed to be an Affiliate of NACCO.
“Beneficial Owner” and “Beneficial Ownership” and words of similar import have the meaning assigned to such terms for United States federal income tax purposes. For the avoidance of doubt, Beneficial Ownership as of the date of this Agreement is set forth on Schedule 1.
“Board of Directors” means the Board of Directors of NACCO or Hamilton Beach Holding, as applicable.
“Charitable Transferee” means, with respect to any Family Member, any organization to which Section 501 of the Code applies and which is Controlled, directly or indirectly, solely by such Family Member and/or one or more Related Parties with respect to such Family Member.
“Constructive Acquisition” means entering into or acquiring a derivative contract with respect to a security, entering into or acquiring a futures or forward contract or option to acquire a security or entering into any other hedging or other derivative transaction that has the effect of assuming the material economic benefits and risks of ownership.
“Constructive Disposition” means entering into or acquiring an offsetting derivative contract with respect to a security, entering into or acquiring a futures or forward contract or option to deliver a security or entering into any other hedging or other derivative transaction that has the effect of materially divesting the economic benefits and risks of ownership.
“Convertible Securities” means (x) any securities of a Person (other than any class or series of common stock) or any subsidiary thereof that are convertible into or exercisable or exchangeable for any shares of any class or series of common stock, whether upon conversion, exercise, exchange, pursuant to antidilution provisions of such securities or otherwise, (y) any securities of any other Person that are convertible into or exercisable or exchangeable for, securities of such Person or any other Person, whether upon conversion, exercise, exchange, pursuant to antidilution provisions of such securities or otherwise, and (z) any subscriptions, options, rights, warrants, calls, convertible or exchangeable securities (or any similar securities) or agreements or arrangements of any character to Acquire common stock, preferred stock or other capital stock.
“Counsel” means McDermott Will & Emery LLP.
“Direct Relatives” means, with respect to any Person, the spouse, siblings (whether by the whole or half blood) and lineal descendants and ancestors (which shall include a Person adopted before the age of 18) of such Person; for the avoidance of doubt, such term shall not include such Person’s in-laws, cousins, sibling’s lineal descendents (e.g., nieces or nephews) or parent’s siblings (i.e., uncles or aunts).
“Equity Security” means (i) any common stock, preferred stock or other capital stock, (ii) any securities convertible into or exchangeable for common stock, preferred stock or other capital stock or (iii) any subscriptions, options, rights, warrants, calls, convertible or exchangeable securities (or any similar securities) or agreements of any character to Acquire common stock, preferred stock or other capital stock.
“Exempt Gift” means, with respect to any Family Member Shares, any transfer to the extent that it is treated as a gift for U.S. federal income tax purposes:
(i)by an Undersigned Family Member to an Exempt Transferee; or
(ii)by an Exempt Transferee to a Subsequent Exempt Transferee of any Family Member Shares (or any substitute therefor) received from an Undersigned Family Member, but only if such transfer

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of such Family Member Shares would have qualified as an Exempt Gift under clause (i) above if such transfer were directly from the Undersigned Family Member to the Subsequent Exempt Transferee;
provided, however, that no transfer pursuant to clause (i) or (ii) shall be an Exempt Gift unless each Person to whom any such transfer is made (unless such Person is already a party and so bound) simultaneously therewith becomes a party to this Agreement and agrees to be bound hereby with respect to such Family Member Shares to the same extent as such Family Member.
“Exempt Transferee” means, with respect to an Undersigned Family Member, any Related Party of such Undersigned Family Member.
“Exempt Voting Transfer” means, with respect to any Family Member Shares, any Transfer:
(iii)by an Undersigned Family Member to an Exempt Transferee;
(iv)by an Exempt Transferee to a Subsequent Exempt Transferee of any Family Member Shares (or any substitute therefor) received from an Undersigned Family Member, but only if the Transfer of such Family Member Shares would have qualified as an Exempt Voting Transfer under clause (i) above if the Transfer were directly from the Undersigned Family Member to the Subsequent Exempt Transferee; or
(v)that is a Permitted Pledge or Permitted Constructive Disposition;
provided, however, that no Transfer pursuant to clause (i) or (ii) shall be an Exempt Voting Transfer unless each Person to whom any such Transfer is made (unless such Person is already a party and so bound) simultaneously therewith becomes a party to this Agreement and agrees to be bound hereby with respect to such Family Member Shares to the same extent as such Family Member.
“Family Member” means (i) each Undersigned Family Member and (ii) each other Person (including any Permitted Transferee) who is required to become or becomes a party to this Agreement, in each case, for so long as such Person is the Beneficial Owner of any Family Member Shares.
“Family Member Shares” means, with respect to any Family Member (including any Permitted Transferee), any and all shares of NACCO Common Stock and Hamilton Beach Holding Common Stock Beneficially Owned by such Family Member as of the relevant determination date (including any shares of NACCO Common Stock and Hamilton Beach Holding Common Stock Acquired by such Family Member following the date hereof).
“IRS” means the U.S. Internal Revenue Service or any successor thereto, including, but not limited to, its agents, representatives, and attorneys.
“Law” means any U.S. or non-U.S. federal, national, supranational, state, provincial, local or similar statute, treaty, law, ordinance, regulation, rule, code, administrative pronouncement, order, requirement or rule of law (including common law).
“Lock-Up Period” means the period beginning on the date of the Spin-Off and ending on the day after the second (2nd) anniversary of the date thereof.
“Opinion” means the opinion of Counsel with respect to certain tax aspects of the Spin-Off.
“Permitted Constructive Disposition” means, with respect to a security, a Constructive Disposition that does not, and will not at any subsequent time, result in a transfer of ownership of such security for federal income tax purposes, so long as, in the case of an Equity Security, the Person effecting such Constructive Disposition retains the sole right to vote such Equity Security in accordance with this Agreement and otherwise complies with his, her or its obligations hereunder, in all material respects.
“Permitted Pledge” means the pledge by any Family Member of Family Member Shares, Equity Securities or any Convertible Securities of NACCO or Hamilton Beach Holding Beneficially Owned by any Family Member to a bank or other financial institution to secure indebtedness, which pledge and related indebtedness is on customary terms and conditions and which (prior to any default or foreclosure thereunder) does not (i) interfere with or limit such Person’s rights or obligations hereunder to vote such Family Member Shares, Equity Securities or Convertible Securities, (ii) constitute a proxy in favor of a third party in respect of rights to vote such Family Member Shares, Equity Securities or Convertible Securities, (iii) interfere with or limit such Person’s or any Family Member’s ability to otherwise comply with his, her or its obligations hereunder, in any material respect, or (iv) result in a transfer of ownership of such securities for federal income tax purposes.

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“Permitted Transferee” means, with respect to any Family Member, any Person to whom any of such Family Member’s Family Member Shares are Transferred, directly or indirectly, in an Exempt Voting Transfer, in each case where such Person becomes a party to this Agreement and a Family Member pursuant to any provision of this Agreement, in each case, so long as such Person is, or becomes as a result of such Transfer, the Beneficial Owner of any Family Member Shares.
“Person” means any individual, person, entity, general partnership, limited partnership, limited liability partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association, foreign trust or foreign business organization and the heirs, executors, administrators, legal representatives, successors and assigns of the “Person” when the context so permits.
“Qualified Trust” means, with respect to any Family Member, any trust with respect to which such Family Member or a Related Party is the grantor.
“Related Party” means, with respect to any Family Member (including any Permitted Transferee):
(vi)the Direct Relatives of such Family Member;
(vii)any Qualified Trust with respect to such Family Member;
(viii)a corporation, limited liability company, or other entity organized under the laws of any state in the United States which is Controlled by, and all equity, participation, beneficial or similar interests (and rights to Acquire any thereof, contingently or otherwise) of which are Beneficially Owned solely by, such Person or such Person and one or more Related Parties of such Person referred to in this definition; or
(ix)any other Person who is related to such Family Member as described in Section 355(d)(7)(A) of the Code.

“Representatives” means, as to any Person, that Person’s investment bankers, financial advisors, attorneys, accountants, agents and other representatives. Representatives of NACCO or Hamilton Beach Holding shall be deemed to not be Representatives of any Family Member, unless also acting for or representing a Family Member. Representatives of NACCO shall be deemed to not be Representatives of Hamilton Beach Holding, unless also acting for or representing Hamilton Beach Holding, and Representatives of Hamilton Beach Holding shall be deemed to not be Representatives of NACCO, unless also acting for or representing NACCO.
“Share Conversion” means the conversion of NACCO Class B Common Stock into NACCO Class A Common Stock or the conversion of Hamilton Beach Holding Class B Common Stock into Hamilton Beach Holding Class A Common Stock.
“Share Swap” means (i) with respect to NACCO, a transaction in which one Family Member exchanges NACCO Class A Common Stock for NACCO Class B Common Stock held by another Family Member, or (ii) with respect to Hamilton Beach Holding, a transaction in which one Family Member exchanges Hamilton Beach Holding Class A Common Stock for Hamilton Beach Holding Class B Common Stock held by another Family Member.
“Subsequent Exempt Transferee” means, with respect to an Exempt Transferee, any Related Party of such Exempt Transferee.
“Tax-Free Status of the Spin-Off” means the tax-free treatment accorded to the Spin-Off as set forth in the Opinion.
“Taxing Authority” means any governmental authority or any subdivision, agency, commission or entity thereof or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any tax (including the IRS).
“Transfer” means, when used as a verb, to sell, transfer (including by operation of law), give, pledge, encumber, assign or otherwise dispose of, or enter into any agreement with respect to the sale, transfer, gift, pledge, encumbrance, assignment or other disposition of, any security; and when used as a noun, a sale, transfer (including by operation of law), gift, pledge, encumbrance, assignment or other disposition of, or the entering into of any agreement with respect to the sale transfer, gift, pledge, encumbrance, assignment or other disposition of (including any Constructive Disposition of), any security.
“Unqualified Tax Opinion” means a reasoned “will” opinion, without qualifications, of a nationally recognized law firm to the effect that a transaction will not affect the Tax-Free Status of the Spin-Off. For purposes of this definition, an opinion is reasoned if it describes the reasons for the conclusions and includes the facts, assumptions, and supporting legal analysis.

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“Voting Shift” means the increase in voting power of the Hamilton Beach Holding Common Stock held by the Family Members resulting from the Share Conversion of Hamilton Beach Holding Common Stock by Hamilton Beach Holding shareholders other than the Family Members.

2.	STANDSTILL; TRANSFER RESTRICTIONS.

(a)Standstill.

(i)During the Lock-Up Period each Family Member agrees that he, she or it shall not and shall not agree to, and shall cause each of his, her or its Affiliates not to, and not to agree to, in each case without the express written consent of the Administrator, which consent shall not be unreasonably withheld, do any of the following:

(A)effect any Acquisition of any Equity Securities of, or Convertible Securities with respect to, NACCO or Hamilton Beach Holding or any of their respective subsidiaries, or enter into any agreement, understanding, arrangement or substantial negotiations (all within the meaning of Section 355(e) of the Code and Treasury Regulations Section 1.355-7) concerning any of the foregoing;

(B)request that NACCO or Hamilton Beach Holding amend or waive any provision of this paragraph, or make any public announcement with respect to the restrictions of this paragraph, or take any action, in each case, which would reasonably be expected to require NACCO or Hamilton Beach Holding to make a public announcement regarding the possibility of a business combination or merger.

(ii)Section 2(a)(i) shall not apply to any Acquisition of Equity Securities of, or Convertible Securities with respect to, NACCO or Hamilton Beach Holding by a Family Member pursuant to an equity compensation plan of either NACCO or Hamilton Beach Holding.

(b)Restrictions on Transfer.

(i)During the Lock-Up Period, each Family Member agrees that he, she or it shall not and shall not agree to, and shall cause each of his, her or its Affiliates not to, and not to agree to, in each case without the express written consent of the Administrator, which consent shall not be unreasonably withheld, do any of the following:

(A)directly or indirectly (x) deposit any Family Member Shares into a voting trust or grant any proxies or enter into a voting agreement, power of attorney or voting trust with respect to any Family Member Shares, (y) take any action that would make any representation or warranty of the Family Members set forth in this Agreement untrue or incorrect in any material respect or have the effect of preventing or materially delaying the Family Members from performing any of their obligations under this Agreement, or (z) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (x) or (y) of this Section 2(b)(i)(A);

(B)directly or indirectly Transfer (including in any Constructive Disposition) any Family Member Shares, or enter into any agreement, understanding, arrangement or substantial negotiations (all within the meaning of Section 355(e) of the Code and Treasury Regulations Section 1.355-7) with respect to any Transfer of Family Member Shares; and
(C)convert any Family Member Shares pursuant to a Share Conversion.

(c)Exception for Certain Acquisitions or Transfers

(i)Notwithstanding the restrictions imposed by subparagraph (a) and (b), during the Lock-Up Period, a Family Member shall be permitted to take such action or one or more actions set forth in the foregoing subparagraphs (a) and (b), if, prior to taking any such actions, the Family Member taking the action set forth in the foregoing subparagraphs (a) and (b) shall:

(A)have received a favorable private letter ruling from the IRS, or a ruling from another appropriate Taxing Authority that confirms that such action or actions will not affect the Tax-Free Status of the Spin-Off, taking into account such actions and any other relevant transactions in the aggregate (including

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the Voting Shift unless a favorable private letter ruling from the IRS or an Unqualified Tax Opinion has been obtained as described in Section 2(d)(iii)), in form and substance reasonably satisfactory to the Administrator;

(B)have received an Unqualified Tax Opinion that confirms that such action or actions will not affect the Tax-Free Status of the Spin-Off, taking into account such actions and any other relevant transactions in the aggregate (including the Voting Shift unless a favorable private letter ruling from the IRS or an Unqualified Tax Opinion has been obtained as described in Section 2(d)(iii)), in form and substance reasonably satisfactory to the Administrator; or

(C)have received the approval of the Administrator in accordance with subparagraph (d) below.

(ii)In determining whether a ruling or opinion is satisfactory, the Administrator shall exercise its discretion, in good faith, solely to preserve the Tax-Free Status of the Spin-Off and may consider, among other factors, the appropriateness of any underlying assumptions or representations used as a basis for the ruling or opinion and the Administrator’s views on the substantive merits of such ruling or opinion; provided, however, that a private letter ruling or an Unqualified Tax Opinion will not be treated as reasonably satisfactory to the Administrator unless such ruling or opinion concludes that such action or actions set forth in the foregoing subparagraphs (a) and (b) will not be taken into account in determining whether the Spin-Off is part of a plan (or series of related transactions) pursuant to which one or more persons acquire directly or indirectly stock representing a 50-percent or greater interest (as defined in Section 355(e)(4)(A) of the Code) in Hamilton Beach Holding.

(iii)The Family Member receiving a private letter ruling or an Unqualified Tax Opinion shall provide a copy of any private letter ruling or Unqualified Tax Opinion described in this paragraph to the Administrator as soon as practicable prior to taking or failing to take any action set forth in the foregoing subparagraphs (a) and (b).

(iv) The Family Member seeking the private letter ruling or Unqualified Tax Opinion shall bear all costs and expenses of securing any such private letter ruling or Unqualified Tax Opinion and shall reimburse NACCO, Hamilton Beach Holding, or the Administrator for all reasonable out-of-pocket costs and expenses that NACCO, Hamilton Beach Holding, or the Administrator may incur in good faith in seeking to obtain or evaluate any such private letter ruling or Unqualified Tax Opinion. NACCO, Hamilton Beach Holding, and the Administrator agree to cooperate fully with all reasonable requests in writing from any Family Member seeking a private letter ruling or Unqualified Tax Opinion, or from a Representative to such Family Member, in connection with seeking such private letter ruling or Unqualified Tax Opinion.

(d)Administrator Approval of Transfers and Acquisitions by Family Members.

(i)For purposes of Section 2(c)(i)(C) above, the Administrator may, in its reasonable discretion, approve a Transfer of Family Member Shares only if each of the following requirements is met at the time of such Transfer, taking into account such Transfer:

(A)if a Family Member proposes to Transfer NACCO Common Stock, such Family Member must simultaneously Transfer two shares of Hamilton Beach Holding Common Stock together with every one share of NACCO Common Stock proposed to be Transferred;

(B)if a Family Member proposes to Transfer Hamilton Beach Holding Common Stock, such Family Member must simultaneously Transfer one share of NACCO Common Stock together with every two shares of Hamilton Beach Holding Common Stock proposed to be Transferred;

(C)all shares of NACCO Common Stock Acquired or Transferred by the Family Members in the aggregate, when combined with any other changes in ownership of NACCO Common Stock pertinent for purposes of Section 355(e) of the Code, shall not comprise 35% or more of the value of all outstanding shares of NACCO Common Stock;

(D)all shares of Hamilton Beach Holding Common Stock Acquired or Transferred by the Family Members in the aggregate, when combined with any other changes in ownership of Hamilton Beach Holding Common Stock pertinent for purposes of Section 355(e) of the Code, shall not comprise 35% or more of the value of all outstanding shares of Hamilton Beach Holding Common Stock;

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(E)all shares of NACCO Common Stock Acquired or Transferred by the Family Members in the aggregate, when combined with any other changes in ownership of NACCO Common Stock pertinent for purposes of Section 355(e) of the Code, shall not represent more than 35% of the voting power of all NACCO Common Stock then outstanding;

(F)all shares of Hamilton Beach Holding Common Stock Acquired or Transferred by the Family Members in the aggregate, when combined with any other changes in ownership of Hamilton Beach Holding Common Stock pertinent for purposes of Section 355(e) of the Code, shall not represent more than 5% of the total voting power of all Hamilton Beach Holding Common Stock then outstanding;

provided, however, that (x) the restrictions set forth in clauses (A) - (F) above shall not be applicable to Exempt Gifts; (y) the restrictions set forth in clauses (E) and (F) above shall not be applicable to Exempt Voting Transfers; and (z) the restrictions set forth in clauses (A) and (B) above shall not be applicable to Share Swaps or Share Conversions.
(ii)In applying clause (i), the following rules of construction shall apply:

(A)each proposed Transfer or Acquisition shall be considered by the Administrator in determining whether such Transfer or Acquisition meets the requirements of clause (i) (and, for the avoidance of doubt, earlier Transfers or Acquisitions shall not be netted against proposed Transfers or Acquisitions);

(B)any transaction in which one Family Member Transfers NACCO Common Stock or Hamilton Beach Holding Common Stock to another Family Member shall be counted only once toward the limitations in paragraphs (C) through (F) of clause (i) (so as to avoid double counting through, for example, treating such transaction as both an Acquisition by one Family Member and a Transfer by another Family Member); and

(C)in determining the amount of voting power of NACCO Common Stock or Hamilton Beach Holding Common Stock Transferred or Acquired for purposes of paragraphs (E) and (F) of clause (i) as a result of a Share Swap, only the net increase or decrease in voting power of a Family Member resulting from such Share Swap shall be taken into account (such that, for example, a Family Member who exchanges NACCO Class A Common Stock for NACCO Class B Common Stock pursuant to a Share Swap is treated as Acquiring NACCO Common Stock representing the voting power of the NACCO Class B Common Stock Acquired less the voting power of the NACCO Class A Common Stock Transferred).

(iii)The restriction set forth in paragraph (F) of clause (i) above shall be amended by replacing “5%” with “35%” if NACCO or Hamilton Beach Holding shall have received a favorable private letter ruling from the IRS or an Unqualified Tax Opinion, in form and substance reasonably satisfactory to the Administrator, substantially to the effect that the Voting Shift will not be taken into account in determining whether the Spin-Off is part of a plan (or series of related transactions) pursuant to which one or more persons acquire directly or indirectly stock representing a 50-percent or greater interest (as defined in Section 355(e)(4)(A) of the Code) in Hamilton Beach Holding.

(e)Tax Counsel Advance Conflict Waiver. Unless prohibited by Law or the ethical rules applicable to attorneys, each of the parties hereto agrees to waive or to cause its Affiliates to waive in advance any conflicts that must be waived in order to permit McDermott Will & Emery LLP to (i) evaluate whether a party’s proposed action or actions constitute any of the actions described in clauses (a) or (b) of Section 2 or (ii) issue any Unqualified Tax Opinion to be obtained by a party pursuant to this Section 2.

3.	ACTIONS TAKEN BY FAMILY MEMBERS IN THEIR CAPACITIES AS DIRECTORS OR OFFICERS.

The parties hereto acknowledge that any Person executing this Agreement who is also an officer or director of NACCO or Hamilton Beach Holding (collectively, the “Family Directors and Officers”), is entering into this Agreement solely in his or her capacity as a stockholder, and not as an officer or director, of NACCO or Hamilton Beach Holding. Nothing contained herein shall (i) restrict, limit or prohibit (or be construed or deemed to restrict, limit, or prohibit) the Family Directors and Officers, solely in their capacities as directors or officers of NACCO or Hamilton Beach Holding, from engaging in discussions, negotiations, or other activities in which NACCO or Hamilton Beach Holding, their respective subsidiaries, their respective Affiliates and their respective Representatives are permitted to engage under this Agreement; (ii) restrict, limit or prohibit (or be construed or deemed to restrict, limit, or prohibit) the Family Directors and Officers, solely in their capacities as directors or officers of NACCO or Hamilton Beach Holding, from exercising and acting in accordance with their fiduciary duties as directors or officers; (iii) require the Family Directors and Officers to act in a manner that would violate their

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fiduciary duties as directors or officers of NACCO or Hamilton Beach Holding; or (iv) require Mr. Rankin, solely in his capacity as a director of NACCO or an officer or director of Hamilton Beach Holding, to take any action in contravention of, or omit to take any action pursuant to, or otherwise take any actions which are inconsistent with, instructions or directions of the board of directors of NACCO or Hamilton Beach Holding, as applicable, undertaken in the exercise of its fiduciary duties.

4.	COOPERATION.

In the event that any sale of Family Member Shares pursuant to this Agreement would violate any rules or regulations of any governmental or regulatory agency having jurisdiction or any other material law, rule, regulation, order, judgment or decree applicable to the parties hereto, then each party hereto hereby agrees (i) to cooperate with and assist the others in filing such applications and giving such notices, (ii) to use reasonable efforts to obtain, and to assist the other in obtaining, such consents, approvals and waivers, and (iii) to take such other actions, including supplying all information necessary for any filing, as any affected party may reasonably request, all as and to the extent necessary or advisable so that the consummation of such sale will not constitute or result in such a violation. Each party hereto hereby further agrees that he, she or it shall not take any action or enter into any agreement restricting or limiting in any material respect his, her or its ability to perform all of his, her or its material obligations under this Agreement timely and fully.

5.	REPRESENTATIONS AND WARRANTIES OF THE FAMILY MEMBERS.

Each of the Family Members hereby represents and warrants that:
(a)Authority for this Agreement. The execution and delivery of this Agreement by or on behalf of such Family Member and the consummation by such Family Member of the transactions contemplated hereby and compliance by such Family Member with the provisions hereof (i) will not violate any order, writ, injunction, decree, statute, rule, regulation or law applicable to such Family Member or by which any of his, her or its Family Member Shares are bound, (ii) will not violate or constitute a breach or default under any agreement by which such Family Member or his, her or its Family Member Shares may be bound, and (iii) will not require the consent of or any notice to or other filing with any third party, including any Governmental Authority. Such Family Member, or the Person signing on the behalf of such Family Member, has all requisite capacity, power and authority to enter into and perform this Agreement. This Agreement has been duly and validly executed and delivered by such Family Member and, assuming it has been duly and validly authorized, executed and delivered by the other parties hereto, this Agreement constitutes a legal, valid and binding agreement of such Family Member, enforceable against him, her or it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting enforcement of creditors’ rights generally, and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

(b)Ownership of Shares. Each Family Member is the Beneficial Owner of the number of shares of NACCO Common Stock and Hamilton Beach Holding Common Stock set forth opposite such Family Member’s name on Schedule 1 hereto, in each case, free and clear of all pledges, liens, proxies, claims, charges, security interests, preemptive rights, voting trusts, voting agreements, options, rights of first offer or refusal and any other encumbrances whatsoever with respect to the ownership, transfer or other voting of such Family Member Shares (collectively, “Liens”), other than encumbrances created by this Agreement, any restrictions on transfer under applicable federal and state securities laws, any Permitted Pledges, and other encumbrances indicated on Schedule 5(b). Except as set forth on Schedule 5(b), there are no outstanding options, warrants or rights to purchase or Acquire, or agreements relating to the voting of, any Family Member Shares and each Family Member has the sole authority to direct the voting of his, her or its respective Family Member Shares in accordance with the provisions of this Agreement and the sole power of disposition with respect to his or her Family Member Shares, with no restrictions (other than encumbrances created by this Agreement, any restrictions on transfer under applicable federal and state securities laws and any Permitted Pledges). Except for the Family Member Shares, as of the date hereof, no Family Member Beneficially Owns (i) any other shares of NACCO Common Stock or Hamilton Beach Holding Common Stock, (ii) any securities that are convertible into or exercisable or exchangeable for NACCO Common Stock or Hamilton Beach Holding Common Stock or (iii) any Equity Securities of any subsidiary of NACCO or Hamilton Beach Holding.

(c)No Plan or Intent to Transfer Shares. Each Undersigned Family Member has no present plan or intention to Transfer or Acquire any Family Member Shares except for Transfers or Acquisitions that meet the requirements of Section 2(d)(i) (without regard to whether such Transfers or Acquisitions occur during or after the Lock-Up Period). The Undersigned Family Members taken together have no plan or intention to Transfer or Acquire any Family Member Shares except for Transfers or Acquisitions that, in the aggregate, meet the requirements of Section 2(d)(i) (without regard to whether such Transfers or Acquisitions occur during or after the Lock-Up Period). Notwithstanding the foregoing, if during the Lock-Up

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Period any Undersigned Family Member Transfers or Acquires any Family Member Shares, other than pursuant to a Transfer or Acquisition that meets the requirements of Section 2(d)(i), such Undersigned Family Member shall:

(i)    if such Transfer or Acquisition is between such Undersigned Family Member and a public shareholder, Transfer (in the case where Family Member Shares were previously Acquired) or Acquire (in the case where Family Member Shares were previously Transferred) an equivalent number of shares of NACCO Common Stock or Hamilton Beach Holding Common Stock, as applicable, in open market transactions on the NYSE or any other national securities exchange within three business days after any such Transfer or Acquisition; or
(ii)    if such Transfer or Acquisition is between such Undersigned Family Member and another Family Member, Transfer (in the case where Family Member Shares were previously Acquired) or Acquire (in the case where Family Member Shares were previously Transferred) an equivalent number of shares of NACCO Common Stock or Hamilton Beach Holding Common Stock, as applicable, to or from such Family Member within three business days after any such Transfer or Acquisition;
unless, and then solely to the extent, otherwise required by applicable securities law (without regard to whether such sale would be subject to any required disgorgement pursuant to Section 16 of the Securities Exchange Act of 1934, as amended) and the insider trading policies of NACCO and Hamilton Beach Holding, respectively, in which case such Transfer or Acquisition, as applicable, shall be required as soon as permitted by such law and such policies, respectively.

6.	REPRESENTATIONS AND WARRANTIES OF NACCO AND HAMILTON BEACH HOLDING.

(a)NACCO represents and warrants that: it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby (i) will not violate any order, writ, injunction, decree, statute, rule, regulation or law applicable to it, (ii) will not violate or constitute a breach or default under any agreement by which it may be bound, (iii) will not require the consent of or any notice or other filing with any third party, including any governmental authority, and (iv) have been duly and validly authorized, and no other proceedings on the part of NACCO are necessary to authorize this Agreement or to consummate the transactions contemplated hereby; this Agreement has been duly and validly executed and delivered by NACCO and, assuming it has been duly and validly authorized, executed and delivered by the other parties hereto, constitutes a legal, valid and binding obligation of NACCO enforceable against NACCO in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting enforcement of creditors’ rights generally, and general principles of equity (regardless of whether enforcement is considered in a proceeding at Law or in equity).

(b)Hamilton Beach Holding represents and warrants that: it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby (i) will not violate any order, writ, injunction, decree, statute, rule, regulation or law applicable to it, (ii) will not violate or constitute a breach or default under any agreement by which it may be bound, (iii) will not require the consent of or any notice or other filing with any third party, including any governmental authority, and (iv) have been duly and validly authorized, and no other proceedings on the part of Hamilton Beach Holding are necessary to authorize this Agreement or to consummate the transactions contemplated hereby; this Agreement has been duly and validly executed and delivered by Hamilton Beach Holding and, assuming it has been duly and validly authorized, executed and delivered by the other parties hereto, constitutes a legal, valid and binding obligation of Hamilton Beach Holding enforceable against Hamilton Beach Holding in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting enforcement of creditors’ rights generally, and general principles of equity (regardless of whether enforcement is considered in a proceeding at Law or in equity).

7.	TERM; TERMINATION.
This Agreement shall terminate automatically, without further action of the parties hereto, upon the expiration of the Lock-Up Period. No party hereto will be relieved from any liability for breach of this Agreement by reason of such termination.

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8.	MISCELLANEOUS.

(a)Remedies. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware or any federal court sitting in the State of Delaware, without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

(b)Further Assurances. Each party shall cooperate and take such actions as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby and compliance with the provisions hereof.

(c)Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred after the date hereof in connection with the transactions contemplated hereby and compliance with the provisions hereof shall be paid by the party incurring such costs and expenses.

(d)Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

(e)Jurisdiction. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Court of Chancery of the State of Delaware, or, if the Court of Chancery lacks subject matter jurisdiction, in any federal court sitting in the State of Delaware, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts there from) in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

(f)Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated in whole or in part, by operation of Law, or otherwise, by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, including, in the case of any Family Member, any trustee, executor, heir, legatee or personal representative succeeding to the ownership of the Family Member Shares (including upon the death, disability or incapacity of any Family Member). Any purported assignment or delegation not permitted under this Section 8(f) shall be null and void and shall not relieve the assigning or delegating party of any obligation hereunder.

(g)Descriptive Headings. Headings of Sections and subsections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

(h)Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. Nothing in this Agreement shall be construed as giving any person, other than the parties hereto and their respective heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

(i)Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

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If to any Family Member, to:
Hamilton Beach Brands Holding Company, as the Administrator
4421 Waterfront Dr.
Glen Allen, VA 23060
Attention:     Dana B. Sykes
Facsimile: (804) 527-7218
If to NACCO, to:
NACCO Industries, Inc.
5875 Landerbrook Drive
Cleveland, OH 44124
Attention:    John Neumann
Facsimile: (972) 387-1031
If to Hamilton Beach Holding, to:
Hamilton Beach Holding
4421 Waterfront Dr.
Glen Allen, VA 23060
Attention:    Dana B. Sykes
Facsimile: (804) 527-7218
In each case, with a copy (which shall not constitute notice) to:
McDermott Will & Emery LLP
444 West Lake Street, Suite 4000
Chicago, IL 60606
Attention:    Thomas J. Murphy
Facsimile: (312) 277-9085
or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.
(j)Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

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(k)Amendments and Waivers. Subject to Section 8(j) hereof, the provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers of or consents to departures from the provisions hereof may not be given, unless approved in writing by each of NACCO, Hamilton Beach Holding and the Administrator.

(l)No Implied Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein or made pursuant hereto. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

(m)Legends; Stop Transfer Instructions.
(i)The Administrator may require that each certificate or other instrument representing any Family Member Shares that are subject to any of the provisions of this Agreement bear a legend substantially in the following form, in addition to any other legend required under applicable law or by contract:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A TRANSFER RESTRICTION AGREEMENT, DATED AS OF SEPTEMBER 29, 2017, BY AND AMONG NACCO INDUSTRIES, INC., A DELAWARE CORPORATION, HAMILTON BEACH BRANDS HOLDING COMPANY, A DELAWARE CORPORATION, AND EACH OF THE MEMBERS OF THE RANKIN AND TAPLIN FAMILIES PARTY THERETO. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE. THE SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR ANY INTEREST THEREIN IS RESTRICTED BY SUCH AGREEMENT AND ANY SUCH SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION MAY BE MADE ONLY UPON COMPLIANCE THEREWITH.”
(ii)In order to ensure compliance with the transfer restrictions provided for in this Agreement, NACCO and/or Hamilton Beach Holding may issue appropriate “stop transfer” certificates or instructions in the event of a Transfer in violation of any provision of this Agreement and may make appropriate notations to the same effect in their stock record books.

(n)Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(o)Counterparts. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

(p)The Administrator.

(i)Appointment of the Administrator. Each Family Member hereby constitutes and irrevocably appoints, effective from and after the date hereof, Hamilton Beach Holding as such Family Member’s agent and attorney-in-fact (the “Administrator”) to act as the Family Members’ Representative under this Agreement in accordance with the terms of this Section 8(p). In the event of the resignation of the Administrator, a successor Administrator reasonably satisfactory to NACCO and Hamilton Beach Holding shall thereafter be appointed by an instrument in writing signed by such successor Administrator and by those Family Members who, as of the date hereof, held a majority of the outstanding Family Member Shares held by all Family Members, and such appointment shall become effective as to any such successor Administrator when a copy of such instrument shall have been delivered to NACCO and Hamilton Beach Holding.

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(ii)Authority. The Administrator is hereby authorized and empowered to act for, and on behalf of, any or all of the Family Members (with full power of substitution in the premises) in connection with (i) the approval of any Transfer as required by, and in accordance with, this Agreement and (ii) such other matters as are reasonably necessary for continued compliance by the Family Members with the terms of this Agreement. The Family Members shall cooperate with the Administrator and any attorneys or other agents whom the Family Member may retain to assist in carrying out its duties hereunder. Each Family Member by execution of this Agreement, and without any further action, confirms such appointment and authority. Notices given to the Administrator in accordance with the provisions of this Agreement shall constitute notice to the Family Members for all purposes under this Agreement.

(iii)Extent and Survival of Authority. The appointment of the Administrator is an agency coupled with an interest and is irrevocable and any action taken by the Administrator pursuant to the authority granted in this Section 8(p) shall be effective and absolutely binding on each Family Member notwithstanding any contrary action of or direction from such Family Member, except for actions or omissions of the Administrator constituting willful misconduct or gross negligence. The death or incapacity, or dissolution or other termination of existence, of any Family Member shall not terminate the authority and agency of the Administrator.

(iv)Release from Liability; Indemnification. Each Family Member hereby releases the Administrator from, and each Family Member agrees to indemnify the Administrator against, liability for any action taken or not taken by the Administrator in his capacity as such, except for the liability of the Administrator to a Family Member for loss which such Family Member may suffer from the willful misconduct or gross negligence of the Administrator in carrying out his duties hereunder. The Administrator shall not be liable to any Family Member or to any other Person, with respect to any action taken or omitted to be taken by the Administrator in his role as Administrator under or in connection with this Agreement, unless such action or omission results from or arises out of willful misconduct or gross negligence on the part of the Administrator.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the undersigned has executed this agreement as of the date first above written.
NACCO INDUSTRIES, INC.
By:
Name:     J.C. Butler, Jr.
Title:     President and Chief Executive Officer
HAMILTON BEACH BRANDS HOLDING COMPANY
By:
Name: Gregory H. Trepp
Title: President and Chief Executive Officer

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Clara L.T. Rankin

Name:
Clara L.T. Rankin

15

Alfred M. Rankin, Jr.;
Rankin Associates I, L.P. (f/k/a CTR Family Associates, L.P.) and Rankin Associates IV, L.P.
By: Alfred M. Rankin, Jr., as General Partner
Rankin Management, Inc.
By: Alfred M. Rankin, Jr., as President
Rankin Associates II, L.P.; Rankin Associates V, L.P.; and Rankin Associates VI, L.P.
By: Rankin Management, Inc., as General Partner
Alfred M. Rankin, Jr., as President
The Trust created under the Agreement, dated July 20, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Clara T. Rankin, for the benefit of Clara T. Rankin;
The Trust created under the Agreement, dated September 28, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Alfred M. Rankin, Jr., for the benefit of Alfred M. Rankin, Jr.;
The Trust created under the Agreement, dated September 28, 2000, between Alfred M. Rankin, Jr., as trustee, and Bruce T. Rankin, for the benefit of Bruce T. Rankin;
BTR 2012 GST for Helen R. Butler;
BTR 2012 GST for Clara R. Williams;
2012 Helen R. Butler GST Trust; and
2012 Clara R. Williams GST Trust
By: Alfred M. Rankin, Jr. as Trustee
The Trust created under the Agreement, dated January 11, 1965, as supplemented, amended, and restated, between PNC Bank, as Co-Trustee, and Alfred M. Rankin, Jr., as Co-Trustee, for the benefit of the grandchildren; and

16

The Trust created under the Agreement, dated December 28, 1976, between PNC Bank as Co-Trustee, and Clara L.T. Rankin for the benefit of grandchildren; Alfred M. Rankin, Jr., Co-Trustee
By: Alfred M. Rankin, Jr., as Co-Trustee
Alfred M. Rankin Jr.-Roth IRA-Brokerage Account  #*****
By: Alfred M. Rankin, Jr.

Name:
Alfred M. Rankin, Jr.

Victoire G. Rankin; and
The Trust created under the Agreement, dated September 28, 2000, as supplemented, amended and restated, between Victoire G. Rankin, as trustee, and Victoire G. Rankin, for the benefit of Victoire G. Rankin
By: Victoire G. Rankin, as Trustee

Name:
Victoire G. Rankin

17

Helen Rankin Butler (f/k/a Helen P. Rankin);
The Trust created under the Agreement, dated December 29, 1989, as supplemented, amended and restated, between Helen P. (Rankin) Butler, as trustee, and Helen P. (Rankin) Butler for the benefit of Helen P. (Rankin) Butler; and
2012 Helen R. Butler Trust
By: Helen Rankin Butler (f/k/a Helen P. Rankin), as Trustee
Name:
Helen Rankin Butler

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Clara T. Rankin Williams (f/k/a Clara T. Rankin);
The Trust created under the Agreement, dated December 29, 1989, as supplemented, amended and restated, between Clara T. (Rankin) Williams, as trustee, and Clara T. (Rankin) Williams for the benefit of Clara T. (Rankin) Williams; and
2012 Clara R. Williams Trust
By: Clara R. Williams, Trustee
Margo Jamison Victoire Williams (by Clara Rankin Williams as Custodian)
By: Clara Rankin Williams, Custodian
AMR Associates, LP
By:    2012 Clara R. Williams Trust U/A/D June 22, 2012
General Partner, Clara R. Williams Trustee

Name:
Clara T. Rankin Williams

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Thomas T. Rankin;
The Trust created under the Agreement, dated December 29, 1967, as supplemented, amended and restated, between Thomas T. Rankin, as trustee, and Thomas T. Rankin, creating a trust for the benefit of Thomas T. Rankin;
BTR 2012 GST for James T. Rankin;
BTR 2012 GST for Matthew M. Rankin; and
BTR 2012 GST for Thomas P. Rankin
By: Thomas T. Rankin, Trustee

Name:
Thomas T. Rankin

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Matthew M. Rankin;
The Trust created under the Agreement, dated December 20, 1993, for the benefit of Matthew M. Rankin;
Trust created by the Agreement, dated May 10, 2007, between Mathew M. Rankin, as Grantor, and Mathew M. Rankin and James T. Rankin, as co-trustees, for the benefit of Mary Marshall Rankin; and
Trust created by Agreement, dated May 10, 2007, between Mathew M. Rankin, as trustee, and James T. Rankin, creating a trust for the benefit of William Alexander Rankin
By: Matthew M. Rankin, as Trustee
Mary Marshall Rankin (by Matthew M. Rankin, as Custodian); and
William Alexander Rankin (by Matthew M. Rankin, as Custodian)
By: Matthew M. Rankin, as Custodian

Name:
Matthew M. Rankin

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James T. Rankin;
Trust created by the Agreement, dated May 10, 2007,
between Mathew M. Rankin, as Grantor, and Mathew
M. Rankin and James T. Rankin, as co-trustees, for
the benefit of Mary Marshall Rankin; and
Trust created by Agreement, dated May 10, 2007,
between Matthew M. Rankin, as trustee, and James T.
Rankin, creating a trust for the benefit of William
Alexander Rankin
By: James T. Rankin, as Co-Trustee
Margaret Pollard Rankin (by James T. Rankin, as custodian)
James T. Rankin, Jr. (by James T. Rankin, as custodian)
By: James T. Rankin, as Custodian
Trust created by the Agreement, dated August 20, 2009 between James T. Rankin, as Trustee, and James T. Rankin, creating a trust for the benefit of James T. Rankin;
Vested Trust for James T. Rankin, Jr. U/A/D December 4, 2015; and
Vested Trust for Margaret Pollard Rankin U/A/D December 4, 2015
By: James T. Rankin, Trustee
Name:
James T. Rankin

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Claiborne R. Rankin;
The Trust created under the Agreement, dated June 22, 1971, as supplemented, amended and restated, between Claiborne R. Rankin, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Claiborne R. Rankin;
BTR 2012 GST for Chloe R. Seelbach;
BTR 2012 GST for Claiborne R. Rankin, Jr.; and
BTR 2012 GST for Julia R. Kuipers
By: Claiborne R. Rankin, as Trustee
Name:
Claiborne R. Rankin

23

Chloe O. Rankin;
Trust created under the Agreement, dated June 1, 1995, between Chloe O. Rankin, as Trustee, and Chloe O. Rankin, for the benefit of Chloe O. Rankin; and
2012 Chloe O. Rankin Trust
By: Chloe O. Rankin, as Trustee

Name:
Chloe O. Rankin

24

Chloe R. Seelbach (f/k/a Chloe E. Rankin);
Trust created by the Agreement, dated December 21, 2004, between Chloe R. Seelbach, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Taplin Elizabeth Seelbach;
Trust created by the Agreement dated December 21, 2004, between Chloe R. Seelbach, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Isabelle Scott Seelbach;
Trust created by the Agreement, dated December 21, 2004, between Chloe R. Seelbach, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Thomas Wilson Seelbach; and
Trust created by the Agreement, dated April 10, 2009, between Chloe R. Seelbach, as trustee, creating a trust for the benefit of Chloe R. Seelbach;
By: Chloe R. Seelbach, as Trustee
Isabelle Seelbach (by Chloe R. Seelbach, as Custodian)
Thomas Wilson Seelbach (by Chloe R. Seelbach, as Custodian)
By: Chloe R. Seelbach, as Custodian
Name:
Chloe R. Seelbach

25

Claiborne R. Rankin, Jr.;
The Claiborne R. Rankin, Jr. Revocable Trust dated August 25, 2000; and
Claiborne R. Rankin Trust for Children of Claiborne R. Rankin, Jr. dtd 08/26/2016 FBO Claiborne Read Rankin III
By: Claiborne R. Rankin, Jr., as Trustee
Claiborne Read Rankin III (by Claiborne R. Rankin, Jr., as Custodian)
By: Claiborne R. Rankin, Jr., as Custodian
Name:
Claiborne R. Rankin, Jr.

26

Roger F. Rankin;
The Trust created under the Agreement, dated September 11, 1973, as supplemented, amended and restated, between Roger F. Rankin, as trustee, and Roger F. Rankin, creating a trust for the benefit of Roger F. Rankin;
BTR 2012 GST for Anne F. Rankin;
BTR 2012 GST for Elisabeth M. Rankin;
2016 Anne F. Rankin Trust; and
2016 Elisabeth M. Rankin Trust
By: Roger F. Rankin, as Trustee

Name:
Roger F. Rankin

27

Bruce T. Rankin

Name:
Bruce T. Rankin

28

Martha S. Kelly

Name:
Martha S. Kelly

29

Susan Sichel

Name:
Susan Sichel

30

Jennifer T. Jerome
Name:
Jennifer T. Jerome

31

Caroline T. Ruschell;
Ngaio T. Lowry Trust, dated February 26, 1998, Caroline T. Ruschell, Trustee; and
Caroline T. Ruschell Trust Agreement dated December 8, 2005, Caroline T. Ruschell as Trustee
By: Caroline T. Ruschell, as Trustee

Name:
Caroline T. Ruschell

32

David F. Taplin; and
National City Bank as agent under the Agreement, dated July 16, 1969, with Margaret E. Taplin
By: David F. Taplin, as Co-Trustee

Name:
David F. Taplin

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Beatrice B. Taplin;
Marital Trust created by the Agreement, dated January 21, 1966, as supplemented, amended and restated, between PNC Bank and Beatrice Taplin, as Trustees, and Thomas E. Taplin, for the benefit of Beatrice B. Taplin;
Taplin Annuity Trust #1 of Beatrice B. Taplin dated June 18, 2011;
The Beatrice B. Taplin Trust/Custody dtd December 12, 2001, Beatrice B. Taplin, as Trustee, for the benefit of Beatrice B. Taplin;
Thomas E. Taplin Exempt Family Trust u/a dated January 21, 1966 and as amended, Beatrice Taplin, Trustee; and
Thomas E. Taplin Exempt Family Trust u/a dated January 21, 1966 amended, per IRC 1015(A) Dual Basis Sub-Account, Beatrice Taplin, Trustee
By: Beatrice B. Taplin, as Trustee

Name:
Beatrice B. Taplin

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Theodore D. Taplin; and
The Trust created under the Agreement, dated October 15, 1975, between National City Bank, as trustee, and Theodore D. Taplin, for the benefit of Theodore D. Taplin
By: Theodore D. Taplin, as Trustee

Name:
Theodore D. Taplin

35

Britton T. Taplin; and
The Trust created under the Agreement, dated December 30, 1977, as supplemented, amended and restated, between National City Bank, as trustee, and Britton T. Taplin for the benefit of Britton T. Taplin
By: Britton T. Taplin, as Trustee

Name:
Britton T. Taplin

36

Frank F. Taplin; and
The Trust created under the Agreement, dated July 24, 1998, as amended, between Frank F. Taplin, as trustee, and Frank F. Taplin, for the benefit of Frank F. Taplin
By: Frank F. Taplin, as Trustee

Name:
Frank F. Taplin

37

Corbin Rankin; and
2012 Corbin K. Rankin Trust
By: Corbin K. Rankin, as Trustee

Name:
Corbin K. Rankin

38

Alison A. Rankin;
Alison A. Rankin, as trustee fbo A. Farnham Rankin under Irrevocable Trust No. 1, dated December 18, 1997, with Roger Rankin, Grantor;
Alison A. Rankin, as trustee fbo Elisabeth M. Rankin under Irrevocable Trust No. 1, dated December 18, 1997, with Roger Rankin, Grantor;
Alison A. Rankin as Trustee under Irrevocable Trust No. 2, dated September 11, 2000, for the benefit of A. Farnham Rankin;
Alison A. Rankin as Trustee under Irrevocable Trust No. 2, dated September 11, 2000, for the benefit of Elisabeth M. Rankin;
Alison A. Rankin as Trustee of the Alison A. Rankin Revocable Trust, dated September 11, 2000;
2012 Alison A. Rankin Trust; and
The Anne F. Rankin Trust dated August 15, 2012
By: Alison A. Rankin, as Trustee

Name:
Alison A. Rankin

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John C. Butler, Jr.;
Trust created by the Agreement, dated June 17, 1999, between John C. Butler, Jr., as trustee, and John C. Butler, Jr., creating a trust for the benefit of John C. Butler, Jr.;
Clara Rankin Butler 2002 Trust, dated November 5, 2002; and
Griffin Bedwell Butler 2002 Trust, dated November 5, 2002
By: John C. Butler, Jr., as Trustee
Griffin B. Butler (by John C. Butler, Jr., as Custodian)
By: John C. Butler, Jr., as Custodian
John C. Butler, Jr.-Roth IRA-Brokerage Account #*****
By: John C. Butler, Jr.

Name:
John C. Butler, Jr.

40

Clara Rankin Butler

Name:
Clara Rankin Butler

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David B.H. Williams;
Margo Jamison Victoire Williams 2004 Trust created by the Agreement, dated December 10, 2004, between David B.H. Williams, as trustee, and Clara Rankin Williams, creating a trust for the benefit of Margo Jamison Victoire Williams;
Helen Charles Williams 2004 Trust created by the Agreement, dated December 10, 2004, between David B.H. Williams, as trustee, and Clara Rankin Williams, creating a trust for the benefit of Helen Charles Williams; and
The David B.H. Williams Trust, David B.H. Trustee u/a/d October 14, 2009
By: David B.H. Williams, as Trustee
Helen Charles Williams (by David B.H. Williams as Custodian)
By: David B.H. Williams, as Custodian

Name:
David B.H. Williams

42

Scott Seelbach; and
Taplin Elizabeth Seelbach (by Scott Seelbach as Custodian)
By: Scott Seelbach, as Custodian

Name:
Scott Seelbach

43

Elizabeth B. Rankin

Name:
Elizabeth B. Rankin

44

Julia L. Rankin Kuipers;
Trust created by the Agreement, dated December 21, 2004, for the benefit of Julia L. Rankin;
Claiborne R. Rankin Trust for children of Julia R. Kuipers dated December 27, 2013 under Custody Agreement dated December 27, 2013 fbo Evelyn R. Kuipers; and
Claiborne R. Rankin Trust for Children of Julia R. Kuipers dtd 12/27/2013 FBO Matilda Alan Kuipers
By: Julia L. Rankin Kuipers, as Trustee
Evelyn R. Kuipers (by Julia R. Kuipers, as Custodian); and
Matilda Alan Kuipers (by Julia R. Kuipers, as Custodian)
By: Julia L. Rankin Kuipers, as Custodian

Name:
Julia L. Rankin Kuipers

45

Thomas Parker Rankin; and
Thomas P.K. Rankin, Trustee of the trust created by agreement, dated February 2, 2011, as supplemented, amended and restated, between Thomas P.K. Rankin, as trustee, and Thomas P.K. Rankin, creating a trust for the benefit of Thomas P.K. Rankin
By: Thomas P.K. Rankin, as Trustee

Name:
Thomas Parker Rankin

46

Lynne Turman Rankin

Name:
Lynne Turman Rankin

47

Jacob A. Kuipers

Name:
Jacob A. Kuipers

48

Elisabeth M. Rankin

Name:
Elisabeth M. Rankin

49

A. Farnham Rankin

Name:
A. Farnham Rankin

50

DiAhn Taplin

Name:
DiAhn Taplin

51

Schedule 1
Ownership
[TO COME]

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Schedule 5(b)
Liens on Family Member Shares

1.	Stockholders’ Agreement:

a.	Stockholders’ Agreement dated as of September 29, 2017 by and among the signatures thereto, Hamilton Beach Brands Holding Company and Depository (as defined in Section 1.10 of the Agreement)

2.	Employee Incentive and Director Fee Shares:
Messrs. Alfred Rankin and J.C. Butler, Jr. have received shares of NACCO Class A Common Stock pursuant to the terms of NACCO’s employee long-term equity incentive program. David B.H. Williams, David F. Taplin and Britton T. Taplin have received shares of NACCO Class A Common Stock pursuant to the terms of NACCO’s director fee equity program. All such shares are issued with restriction on transfer language.

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Exhibit D
TRANSITION SERVICES AGREEMENT
This TRANSITION SERVICES AGREEMENT (this “Agreement”), dated as of September 29, 2017, by and between NACCO Industries, Inc., a Delaware corporation (“NACCO”) and Hamilton Beach Brands Holding Company, a Delaware corporation and a wholly owned subsidiary of NACCO (“Hamilton Beach Holding”). All capitalized terms used but not defined herein shall have their respective meanings set forth in the Separation Agreement (as defined herein).
RECITALS:
1.    NACCO and Hamilton Beach Holding have entered into a Separation Agreement, dated as of September 29, 2017 (the “Separation Agreement”), pursuant to which NACCO will distribute all of the outstanding shares of capital stock of Hamilton Beach Holding to NACCO’s stockholders (the “Spin-Off”);
2.    In order to facilitate the separation of Hamilton Beach Holding from NACCO and its Subsidiaries (as defined below) pursuant to the Separation Agreement, Hamilton Beach Holding desires, and NACCO is willing to provide or cause its Subsidiaries to provide, certain transition services upon the terms and conditions set forth in this Agreement. For purposes of this Agreement, a “Subsidiary” of any Person means any Person whose financial results are required to be consolidated with the financial results of the first Person in the preparation of the first Person’s financial statements under United States generally accepted accounting principles as in effect from time to time, consistently applied.
Accordingly, the parties agree as follows:

I.	TRANSITION SERVICES

1.1    NACCO Obligations. Subject to the terms and conditions of this Agreement, during the Transition Period (as defined below), NACCO will, or will cause one of its Subsidiaries to, provide to Hamilton Beach Holding and/or a designated Subsidiary of Hamilton Beach Holding the transitional services and assistance (together, the “Transition Services”) set forth on Schedule A hereto.

1.2    Term. The obligations of NACCO to provide each respective Transition Service or cause such Transition Service to be provided hereunder will begin on September 29, 2017 (the “Effective Date”) and will remain in effect for one year after the Effective Date (the “Initial Termination Date”); provided, however, that with respect to any Transition Service, Hamilton Beach Holding may, upon written notice to NACCO not less than 30 days prior to the Initial Termination Date, extend the term of such Transition Services for the subsequent transition period; provided, however, that such extension shall not be for a period of more than three months unless NACCO consents, in writing, to a period beyond three months (the “Subsequent Transition Period”). For the purposes of this Agreement, the (a) term “Initial Transition Period” for each Transition Service means the period beginning on the date on which the Spin-Off occurs (the “Closing Date”) and ending on the Initial Termination Date, and (b) the terms Initial Transition Period and Subsequent Transition Period are collectively referred to herein as the “Transition Period.”

1.3    Modification of Transition Services. During the Transition Period, any or all of the Transition Services may be modified in any respect upon mutual written agreement of NACCO and Hamilton Beach Holding, and such written agreement shall be deemed to supplement and amend this Agreement.

1.4    Employee Cooperation. NACCO will cause its or its Subsidiaries’ employees providing the Transition Services (together, the “NACCO Employees”) to cooperate with the employees of Hamilton Beach Holding and/or its Subsidiaries (the “Hamilton Beach Holding Employees”) during the Transition Period, but neither NACCO nor its Subsidiaries will have any other duty or obligation with respect to such Hamilton Beach Holding Employees.

1.5    Scope of Services. NACCO shall not be obligated to perform, or to cause to be performed, any Transition Services in a volume or quantity that unreasonably interferes with the operation of its business in the ordinary course provided, however, that with respect to services provided by NACCO prior to the Spin-Off, NACCO will be required to provide Transition Services consistent with historical volume or quantity during the two years preceding the Spin-Off and such level of services will not be deemed to unreasonably interfere with the operation of the business of NACCO. For those Transition Services that were not provided by NACCO prior to the Spin-Off, NACCO shall provide such Transition Services consistent with the levels of service it performs on its own behalf or on behalf of its Subsidiaries.

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1.6    Standard of Performance; Standard of Care. NACCO will perform, or will cause to be performed, the Transition Services (a) in such manner as is substantially similar in nature, quality and timeliness to the services provided by NACCO or its Subsidiaries, as applicable, prior to the date hereof and (b) in accordance with all applicable Laws.

1.7    Confidentiality. The parties hereto shall keep strictly confidential any and all proprietary, technical, business, marketing, sales and other information disclosed to another party hereto in connection with the performance of this Agreement (the “Confidential Information”), and shall not disclose the same or any part thereof to any third party, or use the same for their own benefit or for the benefit of any third party. The obligations of secrecy and nonuse as set forth herein shall survive the termination of this Agreement for a period of five years. Excluded from this provision is any information available in the public domain and any information disclosed to any of the parties by a third party who is not in breach of confidential obligations owed to another person or entity. Notwithstanding the foregoing, each party hereto may disclose Confidential Information (a) to its bankers, attorneys, accountants and other advisors subject to the same confidentiality obligations imposed herein and (b) as may be required by Law from time to time provided that the party required to disclose provide the other party, to the extent permitted, reasonable notice in order for such party an opportunity to oppose such disclosure.

II.	CONSIDERATION

2.1     Hamilton Beach Holding Fees. (a) In consideration for the Transition Services provided by or on behalf of NACCO under this Agreement, Hamilton Beach Holding agrees to pay NACCO or a specified Subsidiary the monthly fees set forth in Schedule A attached hereto for such Transition Service set forth in Schedule A or such other amount as may be agreed by the parties in writing (the “Fees”). Other than the Fees and the expenses specified in Section 2.2, neither Hamilton Beach Holding nor any of its Subsidiaries will be responsible for any fees or expenses incurred by NACCO or any of its Subsidiaries in connection with its or their provision of the Transition Services hereunder.

(b)For any portion of the Transition Period in which a Transition Service is not rendered for an entire month, the Fees described in Schedule A or percentage thereof with respect to such Transition Service will be prorated based on the actual number of days in such period, if applicable.

2.2    Out-of-Pocket Expenses. All (a) reasonable, documented out-of-pocket expenses (including travel expenses) that arise directly out of the provision of Transition Services pursuant to this Agreement and are incurred by NACCO or its Subsidiaries (the “Out-of-Pocket Expenses”) and (b) sales or similar non-income taxes incurred by NACCO or its Subsidiaries in connection with the provision of Transition Services pursuant to this Agreement (together with the Out-of-Pocket Expenses, “Expenses”) will be reimbursed by Hamilton Beach Holding; provided, however, that for any Expense described in clause (a) in excess of $10,000 per occurrence or event, NACCO will be required to obtain prior approval thereof from Hamilton Beach Holding, which approval will not be unreasonably withheld; provided, further, that such consent will not be required for any Expense in excess of $10,000 if such Expense does not exceed the historical cost of such Expense by more than 10%.

2.3    Payment. Hamilton Beach Holding will pay or cause to be paid to NACCO the Fees and Expenses in each calendar month within 30 days following receipt of an invoice therefor which contains customary and reasonable substantiation of the entitlement to payment of such Fees and reimbursement of such Expenses. If Hamilton Beach Holding fails to pay the invoiced amount when due, interest will accrue on the amount payable at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in the City of New York, as such bank’s base rate (the “Citibank Base Rate”) plus 2.50% per month, compounded monthly; provided, however, that if any such failure to pay is due to a good faith dispute, any amounts ultimately determined to be payable by the disputing party will instead include interest compounded at a rate equal to the Citibank Base Rate plus 2.00% per month.

III.	TERMINATION

3.1    Term and Termination. (a) This Agreement will remain in effect with respect to each Transition Service from the Closing Date until the expiration of the Transition Period for such Transition Service unless earlier terminated in accordance with this Section 3.1.

(b)An authorized officer of either NACCO or Hamilton Beach Holding may terminate this Agreement upon written notice to the other party if
(i)the other party has violated any material provision of this Agreement and such violation has not been remedied within 30 days after written notice thereof; or

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(ii)the other party has filed, or has had filed against it, a petition seeking relief under any bankruptcy, insolvency, reorganization, moratorium or similar Law affecting creditors’ rights.

(c)An authorized officer of either NACCO or Hamilton Beach Holding may terminate the Transition Period with respect to any Transition Service at any time by giving the other party 30 days’ prior written notice of its intention to do so.

(d)Authorized officers of NACCO and Hamilton Beach Holding may terminate this Agreement by mutual written agreement.

(e)The parties’ obligations pursuant to Sections 1.8, 2.3 and 4.2 will survive the expiration or any termination of this Agreement in accordance with its terms.

IV.	MISCELLANEOUS

4.1    Warranty Disclaimer. EXCEPT AS PROVIDED IN SECTION 1.7, NEITHER PARTY MAKES ANY WARRANTY CONCERNING THE TRANSITION SERVICES AND THE WARRANTY IN SUCH SECTION 1.7 IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY THAT THE SERVICES PROVIDED UNDER THIS AGREEMENT WILL BE SUFFICIENT TO ALLOW HAMILTON BEACH HOLDING OR NACCO TO SUCCESSFULLY TRANSITION, MANAGE OR OPERATE ITS BUSINESS.

4.2    Indemnification. (a) Subject to subsection (d) below, each party (the “Indemnitor”) will indemnify and hold the other party, its Subsidiaries and each of their respective stockholders, officers, directors, employees, agents and representatives and each of the successors and assigns of any of the foregoing (each, an “Indemnitee”) harmless from and against and will promptly defend the Indemnitees from and reimburse the Indemnitees for any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including reasonable attorneys’ fees and other costs and expenses) (collectively, “Damages”), arising out of or related to (i) a breach by the Indemnitor of this Agreement and (ii) the gross negligence, bad faith or intentional misconduct of the Indemnitor in connection with the provision or receipt of Transition Services under this Agreement.

(b)The amount of any Damages for which indemnification is provided under this Section 4.2 will be computed net of any insurance proceeds actually received by the Indemnitee pursuant to an insurance policy with respect to such Damages.

(c)The Indemnitee must notify the Indemnitor in writing of any claim, demand, action or proceeding for which indemnification will be sought under Section 4.2(a), provided, however, that the failure to so notify shall not adversely impact the Indemnitee’s right to indemnification hereunder except to the extent that such failure to notify actually prejudices or prevents the Indemnitor’s ability to defend such claim, demand, action or proceeding. If such claim, demand, action or proceeding is a third party claim, demand, action or proceeding, the Indemnitor will have the right at its expense to assume the defense thereof using counsel reasonably acceptable to the Indemnitee. Indemnitor will notify Indemnitee whether Indemnitor so elects to assume the defense not more than five (5) business days after written notice of the claim. The Indemnitee will have the right (i) to participate, at its own expense, with respect to any such third party claim, demand, action or proceeding that is being defended by the Indemnitor, and (ii) to assume the defense of such third party claim, demand, action or proceeding, at the cost and expense of the Indemnitor if the Indemnitor fails or ceases to defend the same. In connection with any such third party claim, demand, action or proceeding, the parties will cooperate with each other and provide each other with access to relevant books and records in their possession. If a firm written offer is made to the Indemnitor to settle any such third party claim, demand, action or proceeding solely in exchange for monetary sums to be paid by the Indemnitor (and such settlement contains a complete release of the Indemnitee and its Subsidiaries and their respective directors, officers and employees) and the Indemnitor proposes to accept such settlement and the Indemnitee refuses to consent to such settlement, then (i) the Indemnitor will be excused from, and the Indemnitee will be solely responsible for, all further defense of such third party claim, demand, action or proceeding, (ii) the maximum liability of the Indemnitor relating to such third party claim, demand, action or proceeding will be the amount of the proposed settlement if the amount thereafter recovered from the Indemnitee on such third party claim, demand, action or proceeding is greater than the amount of the proposed settlement, and (iii) the Indemnitee will pay all reasonable attorneys’ fees and legal costs and expenses incurred by Indemnitee after rejection of such settlement by the Indemnitee; provided, however, that if the amount thereafter recovered by such third party from the Indemnitee is less than the amount of the proposed settlement, the Indemnitee will be reimbursed by the Indemnitor for such attorneys’ fees and legal costs and expenses up to a maximum amount equal to the difference between the amount recovered by such third party and the amount of the proposed settlement.

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(d)No party will be entitled to recover any consequential, indirect, special or punitive damages (including lost profits or lost revenues) arising out of the matters covered by this Agreement, regardless of the form of the claim or action, including claims or actions for indemnification, tort, breach of contract, warranty, representation or covenant. No party shall be liable for Damages exceeding the total Fees payable hereunder under this Section 4.2.

(e)The Indemnitees’ rights to indemnification as set forth in this Section 4.2 will be their exclusive remedy with respect to any Damages arising out of the matters covered by this Agreement other than to terminate this Agreement as set forth in Section 3.1(b). Each Indemnitee hereto will be entitled to indemnification for Damages sustained in accordance with the provisions of this Section 4.2 regardless of any Law or public policy that would limit or impair the right of the party to recover indemnification under the circumstances.

4.3    Relationship of Parties. Each of Hamilton Beach Holding, NACCO and their respective Subsidiaries will for all purposes be deemed to be an independent contractor hereunder, will not be considered (nor will any of their directors, officers, employees, contractors or agents be considered) an agent, employee, commercial representative, partner, franchisee or joint venturer of any other party and will have no duties or obligations beyond those expressly provided in this Agreement and the Separation Agreement with respect to the provision of Transition Services. No party will have any authority, absent express written permission from the other party, to enter into any agreement, assume or create any obligations or liabilities, or make representations on behalf of any other party. The provision of the Transition Services shall not alter the classification of, or the compensation and employee benefits provided to the NACCO Employees or the Hamilton Beach Holding Employees. The NACCO Employees shall be employed solely by NACCO or its Subsidiaries, and the Hamilton Beach Holding Employees shall be employed solely by Hamilton Beach Holding or its Subsidiaries. Neither the NACCO Employees nor the Hamilton Beach Holding Employees shall be entitled to any additional compensation for the provision of the Transition Services.

4.4    Interpretation. (a) When a reference is made in this Agreement to Sections or Schedules, such reference will be to a Section of or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” Unless the context otherwise requires, (i) “of’ is disjunctive but not necessarily exclusive, (ii) words in the singular include the plural and vice versa, (iii) the use in this Agreement of a pronoun in reference to a party hereto includes the masculine, feminine or neuter, as the context may require, and (iv) terms used herein which are defined in GAAP have the meanings ascribed to them therein. Schedule A hereto will be deemed part of this Agreement and included in any reference to this Agreement. This Agreement will not be interpreted or construed to require any party to take any action, or fail to take any action, if to do so would violate any applicable Law.

(b)All parties have participated in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by all parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

4.5    Amendment. This Agreement may be amended, modified or supplemented only by the written agreement of the parties hereto.

4.6    Waiver of Compliance. Except as otherwise provided in this Agreement, the failure by any party to comply with any obligation, covenant, agreement or condition under this Agreement may be waived by the party entitled to the benefit thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. The failure of any party to enforce at any time any of the provisions of this Agreement will in no way be construed to be a waiver of any such provision, or in any way to affect the validity of this Agreement or any part hereof or the right of any party hereafter to enforce each and every such provision. No waiver of any breach of such provisions will be held to be a waiver of any other or subsequent breach.

4.7    Notices. All notices required or permitted pursuant to this Agreement must be given as set forth in the Separation Agreement.

4.8    Third Party Beneficiaries. Nothing in this Agreement, expressed or implied, is intended to confer on any person or entity other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

4.9    Successors and Assigns. This Agreement will be binding upon and will inure to the benefit of the signatories hereto and their respective successors and permitted assigns. No party may assign this Agreement, or any of its rights or liabilities

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hereunder, without the prior written consent of the other party hereto, and any attempt to make any such assignment without such consent will be null and void. Any such assignment will not relieve the party making the assignment from any liability under this Agreement.

4.10    Severability. The illegality or partial illegality of any or all of this Agreement, or any provision hereof, will not affect the validity of the remainder of this Agreement, or any provision hereof, and the illegality or partial illegality of this Agreement will not affect the validity of this Agreement in any jurisdiction in which such determination of illegality or partial illegality has not been made, except in either case to the extent such illegality or partial illegality causes this Agreement to no longer contain all of the material provisions reasonably expected by the parties to be contained herein.

4.11    Governing Law. This Agreement will be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to contracts made and wholly performed within such state, without regard to any applicable conflict of Laws principles.

4.12    Submission to Jurisdiction; Waivers. Each party irrevocably agrees that any legal action or proceeding with respect to this Agreement, the transactions contemplated hereby, any provision hereof, the breach, performance, validity or invalidity hereof or for recognition and enforcement of any judgment in respect hereof brought by another party hereto or its successors or permitted assigns may be brought and determined in any federal or state court located in the State of Delaware, and each party hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each party hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, the transactions contemplated hereby, any provision hereof or the breach, performance, enforcement, validity or invalidity hereof, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable Laws, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

4.13    Force Majeure. Neither party will be liable to the other party for failure to perform any obligation hereunder, other than payment obligations, if such failure or delay results from an act of God, war, terrorism, revolt, revolution, sabotage, actions of a Governmental Entity, Laws, regulations, embargo, fire, strike, other labor trouble or any other cause or circumstance beyond the control of such party other than financial difficulties of the other party. Upon the occurrence of any such event which results in, or will result in, delay or failure to perform according to the terms of this Agreement, each party will promptly give notice to the other parties of such occurrence and the effect and/or anticipated effect of such occurrence. Each party will use its reasonable efforts to minimize disruptions in their performance, to resume performance of their obligations under this Agreement as soon as practicable and to assist the other parties in obtaining, at their sole expense, an alternative source for the affected Transition Services and the receiving party will be released from any payment obligation to the performing party with respect to the affected Transition Services during the period of such force majeure; provided, however, the resolution of any strike or labor trouble will be within the sole discretion of the performing party.

4.14    Counterparts. This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.

4.15    Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement) and the Separation Agreement, constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, each of the signatories hereto has caused this Agreement to be signed by its duly authorized officer as of the date first above written.

NACCO INDUSTRIES, INC.

By:
Name:	J.C. Butler, Jr.
Title	President and Chief Executive Officer

HAMILTON BEACH BRANDS HOLDING COMPANY

By:
Name:	Gregory H. Trepp
Title	President and Chief Executive Officer

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Schedule A
Transition Services To Be Performed by NACCO and Its Subsidiaries

Description of Transition Service	Monthly Fee(s)	Contact Person / Successor Contact Person*
General Accounting Support, including SEC	$20,000	E. Loveman / M. Sovacool
Tax Compliance and Consulting Support	$20,000	F. Brown / J Francis
Internal Audit - Consulting; Advisory and Audit Services	$10,000	C. Steadley
Public Company Legal Support (SEC, NYSE, Sarbanes-Oxley, etc.)	$10,000	J. Neumann / J. Adkins
Employee Benefit and HR Legal and Consulting Support	$10,000	S. Fry
Compensation Support	$10,000	S. Fry / T. Maxwell

* NACCO may designate a successor contact person upon written notice to Hamilton Beach Brands Holding Company

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